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As filed with the Securities and Exchange Commission on August 24, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NVENT ELECTRIC PLC
(Exact name of registrant as specified in its charter)
 Ireland
(State or other jurisdiction of incorporation or organization)
 3550
(Primary Standard Industrial Classification Code Number)
 98-1391970
(I.R.S. Employer Identification Number)
 The Mille, 1000 Great West Road, 8th Floor (East), London,
TW8 9DW United Kingdom
44-20-3966-0279
(Address, including zip code and telephone number, including area code,
of registrant's principal executive offices)	NVENT FINANCE S.À R.L.
(Exact name of registrant as specified in its charter)
 Luxembourg
(State or other jurisdiction of incorporation or organization)
 3550
(Primary Standard Industrial Classification Code Number)
 98-1398273
(I.R.S. Employer Identification Number)
 26, boulevard Royal
L-2449 Luxembourg,
Grand Duchy of Luxembourg
352-691-464-015
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Jon D. Lammers
Executive Vice President, General Counsel and Secretary
c/o nVent Management Company
1665 Utica Avenue, Suite 700
St. Louis Park, Minnesota 55416
(763) 204-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Benjamin F. Garmer, III
John K. Wilson
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-2400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions pursuant to the exchange offer described herein.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

3.950% Senior Notes due 2023(2)	$300,000,000	100%	$300,000,000	$37,350

4.550% Senior Notes due 2028(2)	$500,000,000	100%	$500,000,000	$62,250

Guarantee for the 3.950% Senior Notes due 2023	(3)	(3)	(3)	(3)

Guarantee for the 4.550% Senior Notes due 2028	(3)	(3)	(3)	(3)

(1)
Exclusive of accrued interest, if any, and estimated solely for purposes of determining the registration fee.

(2)
Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion
Preliminary Prospectus dated August 24, 2018

PROSPECTUS

nVent Electric plc
nVent Finance S.à r.l.

Offer to Exchange All Outstanding, Unregistered
$300,000,000 3.950% Senior Notes due 2023
$500,000,000 4.550% Senior Notes due 2028

For New, Registered
$300,000,000 3.950% Senior Notes due 2023
$500,000,000 4.550% Senior Notes due 2028

        We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange all of the outstanding unregistered 3.950% Senior Notes due 2023 (the "2023 Original Notes") and all of the outstanding unregistered 4.550% Senior Notes due 2028 (the "2028 Original Notes" and together with the 2023 Original Notes, the "Original Notes") issued by nVent Finance S.à r.l. (the "Issuer" or "nVent Finance") on March 26, 2018, for new, registered 3.950% Senior Notes due 2023 (the "2023 New Notes") and 4.550% Senior Notes due 2028 (the "2028 New Notes" and together with the 2023 New Notes, the "New Notes").

        nVent Electric plc ("nVent"), the parent of the Issuer, will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined herein), if any, on the New Notes when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption or otherwise and all other amounts owing under the indenture governing the New Notes (nVent's guarantee of each such series, a "Guarantee").

        The material terms of the exchange offer include the following:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                    , 2018, unless we extend it.

  •
  All outstanding Original Notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  You may withdraw your tender of Original Notes any time before the exchange offer expires.

  •
  The terms of the New Notes are substantially identical to those of the Original Notes, except that the New Notes will not have securities law transfer restrictions and the registration rights relating to the Original Notes and the New Notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

  •
  We will not receive any proceeds from the exchange offer.

  •
  No established trading market for the New Notes currently exists. The New Notes will not be listed on any securities exchange or included in any automated quotation system.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal for the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days beginning when the New Notes are issued to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 24 for a discussion of risk factors that you should consider before deciding to exchange your Original Notes for New Notes.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018

        You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus as well as the documents incorporated by reference in this prospectus, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy of a document, at no cost, by request directed to us at the following address or telephone number:

nVent Electric plc
c/o nVent Management Company
1665 Utica Avenue, Suite 700
St. Louis Park, MN 55416
Attention: Secretary
(763) 204-7700

        To ensure timely delivery, you must request the information no later than five (5) business days before the completion of the exchange offer. Therefore, you must make any request on or before                        , 2018.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, and the information incorporated by reference in this prospectus, contain certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. In particular, information included under "Risk Factors" and "Business" contain forward-looking statements. All forward-looking statements speak only as of the date of this prospectus or any documentation incorporated by reference. Except as may be required by law, we assume no obligation, and disclaim any obligation, to update the information contained in this prospectus. Factors that could cause actual results or events to differ materially from those anticipated include the matters described under "Risk Factors."

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business. We own or have rights to use the following trademarks that appear in this prospectus: "Caddy," "Erico," "Hoffman," "nVent," "Raychem," "Schroff" and "Tracer." These trademarks are registered trademarks or the subject of pending trademark applications in the U.S. and other jurisdictions. We license the "Raychem" trademark from a third party. Each trademark, trade name or service mark of any other company appearing in this prospectus is, to our knowledge, owned by such other company. Solely for convenience, the trademarks, trade names and service marks referred to in this prospectus are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our right to use such trademarks, service marks and trade names.

BASIS OF PRESENTATION

        Unless the context otherwise requires, references in this prospectus to "nVent," "we," "us," "our" and "our company" refer to nVent Electric plc, an Irish public limited company, and its subsidiaries. Unless the context otherwise requires, references to the "Electrical business" refer to the business and operations of Pentair's Electrical business as they were historically managed as part of Pentair and its subsidiaries prior to the completion of the separation. References in this prospectus to "Pentair" refer to Pentair plc, an Irish public limited company, and its subsidiaries, including the Electrical business prior to completion of the separation. References in this prospectus to the "separation" refer to the separation of the Electrical business from Pentair on April 30, 2018, and the creation, as a result of the distribution, of an independent, publicly-traded company, nVent, which now holds the assets and liabilities associated with the Electrical business. References in this prospectus to the "distribution" refer to the distribution on April 30, 2018 on Pentair ordinary shares outstanding on April 17, 2018, the record date for the distribution, that was satisfied by nVent's issuance of its ordinary shares to the persons entitled to receive the distribution. All references to the "Notes" mean the Original Notes and New Notes, collectively, and the related guarantees. References to "dollars" or "$" refer to U.S. dollars. References to "U.S." refer to the United States of America and references to "U.K." refer to the United Kingdom.

SUMMARY

        The following is a summary of material information discussed in this prospectus. This summary may not contain all of the information you need to consider in making your investment decision. You should carefully read the entire prospectus, including "Risk Factors," and the documents incorporated by reference into this prospectus before making a decision to participate in the exchange offer of Original Notes for New Notes.

        References in this prospectus to nVent's historical assets, liabilities, products, businesses or activities are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the Electrical business prior to the separation and distribution. See "Basis of Presentation."

The Company

        nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install, and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings, and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening, and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability, and innovation. Our principal office is in London, United Kingdom and our management office in the United States is in Minneapolis, Minnesota. We were incorporated under the laws of Ireland on May 30, 2017.

        Our broad range of products and solutions connect and protect our customers' mission-critical equipment from hazardous conditions, improving their utilization, lowering costs, and minimizing downtime. The cost of our products typically represents a small proportion of the total cost of our customers' end systems as well as the potential cost of failure that our products help avoid. We have a portfolio of premier, industry-leading brands, including Caddy, Erico, Hoffman, Raychem, Schroff, and Tracer, some of which have a history spanning over 100 years, that cover a wide range of verticals, including Industrial, Commercial & Residential, Energy, and Infrastructure.

        Our roots within Pentair trace back to the acquisition of Federal-Hoffman Corporation in 1988, which included the Hoffman enclosures brand. From that starting point we have grown both organically and via acquisition. Our Enclosures business first applied lean principles within the organization in the 1990s, leveraging its culture of customer service and operational excellence. In 2012, Pentair merged with Tyco International Ltd.'s Flow Control division, which included our Thermal Management business and the Raychem brand, a global leader in heat tracing solutions. In 2015, Pentair acquired ERICO Global Company, a leading global manufacturer of superior engineered electrical and fastening products, which operates as our Electrical & Fastening Solutions business, broadening our product offering and enabling us to provide additional global solutions to our combined customers.

        We aim to continue our journey as "One nVent" organization, with unified focus on commercial excellence, digital transformation, scaled and integrated technology, including Internet of Things ("IoT"), and global presence and capabilities. As we scale our capabilities under our umbrella brand of nVent, we expect to expand our products and solutions and continue to differentiate our company by creating solutions that solve problems for our customers.

        Our strategy and culture is grounded in the values and purpose of Pentair. From Pentair Integrated Management System ("PIMS"), we have derived a set of lean growth and talent management processes, designed to improve business performance, evaluate growth opportunities, and develop and retain employees. Through consistent application of these processes, we have been able to foster a culture of innovation, retain focus on the customer, and profitably grow our business. We continue to use and improve these processes as an independent company to continue to drive sustained and profitable growth.

        We estimate that the size of the global industries we serve was $60 billion in 2017 revenue. Those industries are highly fragmented, which provides us with attractive opportunities to execute our growth strategies.

nVent 2017 Sales Breakdown—$2.1 billion
By Segment	By Geography	By Vertical

        We are a global business operating across a diverse range of industries. We support our customers with a workforce of 8,600 employees around the world. We operate domestically and internationally with over 50 sales offices and over 30 manufacturing and distribution centers across North America, Europe, Asia, Australia, and South America. We leverage our global workforce and footprint to respond to our customers' requirements for consistent, high quality and innovative solutions.

        We sell our products both through distributors and direct to customer channels. We have a diverse distribution network with over 8,000 channel partners, ranging from electrical distributors to maintenance contractors. Our Electrical & Fastening Solutions, Enclosures—Hoffman brand and Thermal Management—Commercial and Infrastructure products are principally sold through distributors. In addition, our Thermal Management—Industrial and Enclosures—Schroff brand products are primarily sold direct to customers, ranging from leading blue-chip companies to independent sub-contractors. We have long lasting relationships with our distributors and customers.

        We operate across three segments: Enclosures, Thermal Management, and Electrical & Fastening Solutions, which contributed 44 percent, 30 percent, and 26 percent to our sales in 2017, respectively.

  Enclosures:    Enclosures provides innovative solutions that protect, connect, and manage heat in critical electronics, communication, control, and power equipment. From metallic and non-metallic enclosures to cabinets, subracks, and backplanes, it offers the physical infrastructure to host, connect, and protect server and network equipment, as well as indoor and outdoor protection for broadband voice, data, and video surveillance applications in Industrial, Infrastructure, Commercial, and Energy verticals. In 2017, Enclosures had sales of $0.93 billion.

  Thermal Management:    Thermal Management provides electric thermal solutions that connect and protect critical buildings, infrastructure, industrial processes, and people. Its thermal management systems include heat tracing, floor heating, fire-rated and specialty wiring, sensing, and snow melting and de-icing solutions for use in Energy, Industrial, Commercial & Residential, and Infrastructure verticals. Its highly reliable and easy to install solutions lower total cost of ownership to building owners, facility managers, operators, and end users. In 2017, Thermal Management had sales of $0.62 billion.

  Electrical & Fastening Solutions:    Electrical & Fastening Solutions provides fastening solutions that connect and protect electrical and mechanical systems and civil structures. Its engineered electrical and fastening products are used across a wide range of verticals, including Commercial, Industrial, Infrastructure, and Energy. In 2017, Electrical & Fastening Solutions had sales of $0.54 billion.

Competitive Strengths

        We believe we differentiate ourselves through the following competitive strengths, including:

Leading Provider of Inventive Solutions that Connect and Protect Sensitive Equipment and Maximize Customer Efficiency

        We are a leading global provider of inventive solutions that connect and protect our customers' mission-critical processes and equipment. We believe our comprehensive product offering, ability to customize solutions to unique customer requirements, and track record of superior quality, performance, and reliability positions us as a "go-to" electrical and thermal connection and protection solutions provider. Our products are critical components of our customers' systems and relied upon to perform in challenging environments where cost of failure is high and our product cost is low. Furthermore, we enhance efficiency of our customers' processes by improving utilization, lowering installation and maintenance costs, and minimizing downtime through industry-leading product performance.

Strong Industry Positions, Global Footprint and Leading Brands

        We benefit from leading industry positions across our Enclosures, Thermal Management, and Electrical & Fastening Solutions segments. Our leadership positions are supported by the breadth of our global footprint, with product development, manufacturing, and distribution capabilities that enable us to meet local market requirements. Our global reach has facilitated entry into new markets and provides the infrastructure and experience to accelerate growth internationally.

        We have a portfolio of premier brands, including Caddy, Erico, Hoffman, Raychem, Schroff, and Tracer, with long-standing reputations for innovation, quality, and reliability. We are a leading innovator in many of the spaces in which we operate. We developed the first self-regulating heating cable for industrial use, which automatically adjusts power output to compensate for temperature changes. We also developed the Hoffman Watershed, which was the first fit-for-purpose enclosure for the food & beverage industry to protect critical equipment in heavy wash-down applications.

Diversified Across Products, Verticals, Brands, Channels, and Customers

        We offer a diverse range of electrical connection and protection products with sales distributed across a broad range of verticals, brands, channels, and customers. We offer several product lines including communications & electronics protection, controls & electrical protection, industrial heat tracing, and thermal building solutions that are sold across the Industrial, Commercial & Residential, Energy and Infrastructure verticals.

Attractive Margins and Strong Cash Flow Generation

        We benefit from industry-leading margins and a track record of strong cash flow generation. Over the past three years, our combined segment income margins (excluding pro forma corporate allocations)(1) have consistently been over 19 percent, maintained through our culture of operational efficiency and our global footprint. We have consistently generated strong cash flow from operations and free cash flow.(1) Implementation of our lean, growth, and talent management processes across our organization helps to ensure we are continually improving and building sustainable performance and helps us maintain a culture of operational excellence and continuous improvement.

Experienced Management Team with a Proven Track Record of Integrating Acquisitions

        We are led by a senior management team with an average of over 20 years of industry experience with Pentair and other leading industrial companies. We benefit from our team's industry knowledge and track record of successful product innovation and financial performance. Additionally, our senior management team has extensive experience executing and integrating bolt-on and transformational acquisitions. Our team was instrumental in the successful integration of Erico and delivery on cost synergy targets within the envisaged time frame.

Growth Strategies

Pursue Continued Growth Transformation and Business Optimization Through "One nVent" Organization

        We stand to benefit from our continued evolution and integration as "One nVent" organization and organic growth focused transformation. Through adopting a customer-led orientation and an enhanced digital strategy across our segments and brands, we aim to achieve commercial excellence and improve customer experience by making it easier and faster for customers to search, select, price and quote our products. We believe a unified approach to our customers will enhance our lead generation capabilities, enable cross-selling opportunities for our sales force, and increase our share of customers' wallets. We expect further integration across nVent and aim to accelerate our product innovation as we encourage technology sharing across our business.

Capitalize on Identified Organic Growth Opportunities

        We have identified several high-potential sectors where we see opportunities to deliver the breadth of our company-wide capabilities to drive continued organic growth. In Commercial, we seek to become our customers' global connection and protection partner with solutions that are easy to install, deliver productivity and ensure safety and reliability. In Infrastructure, we aim to provide a unified go to market approach with solutions that optimize efficiency through innovation and customer service, with connection and protection solutions. In Industrial, we aim to innovate and create differentiation with

(1)
Combined segment income margin, combined segment income margin excluding pro forma corporate allocations and free cash flow are non-GAAP measures. See "—Other Financial Measures" for more information regarding non-GAAP measures, including a reconciliation to the relevant GAAP measure.

specified products for our end-users that enhance reliability and reduce the maintenance costs of our products.

Product Innovation to Leverage Attractive Global Secular Trends

        We plan to continue to invest in the development of innovative products and solutions that take advantage of key secular trends, including rising safety standards, the IoT, building automation, and increasing efficiency and regulatory requirements. Rising safety standards globally, including in fire protection and seismic standards, call for innovative solutions that enable our customers to meet those standards in a cost-efficient manner. For example, we recently launched the world's first low-smoke, zero-halogen fire-rated wiring that meets enhanced fire protection standards while reducing space requirements and total project cost.

        The growth in smart products and connected solutions requires an ever increasing number of enclosures designed to exact specifications and high tolerances. For example, we offer a smart and scalable cooling solution for data centers that reduces energy consumption and results in substantial cost savings for customers. We expect to increase product differentiation and average selling prices in all of our segments through building automated and connected devices.

Grow Globally in Europe and Developing Regions

        We aim to grow our global presence both in Europe and through selective investments in developing regions. In Europe, we are targeting expansion of product categories and brands that have strong positions in North America but remain underpenetrated in Europe. We plan to expand our regional team, enhance channel coverage including expanding our digital platform, and differentiate our products and solutions by focusing on product flexibility and technical expertise. For example, to meet heightened fire resistance standards in Germany, we developed a fire-rated, metal pressure clip that meets standards, prevents cable damage and allows for easy installation in tight spaces.

        In developing regions, we plan to enhance our existing local capabilities and focus on creating localized products and solutions to better serve our customers. For example, we believe significant infrastructure development initiatives in Asia present substantial opportunities for us to expand across our segments. We aim to invest across our supply chain and position our product roadmap around key growth verticals in these regions to capitalize on growth opportunities.

Accelerate Growth Through Targeted Bolt-on Acquisitions

        Our company is built on a history of successful strategic acquisitions that evidence our integration capabilities. We believe we have developed a strong pipeline of compelling acquisition candidates that complement existing products, expand geographic reach, and enhance our technical expertise and capabilities. We believe our industry standing, culture of operational excellence, and M&A integration experience position us well to continue to pursue disciplined strategic acquisitions.

Summary of Risk Factors

        An investment in the New Notes is subject to a number of risks, including risks relating to our business, risks relating to the separation, risks relating to our tax residency in the U.K and risks relating to the exchange offer and the New Notes. The following list of risk factors is not exhaustive. Please read the information in the section entitled "Risk Factors" for a more thorough description of these and other risks.

Risks Relating to Our Business

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  General global economic and business conditions affect demand for our products.

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  We compete in attractive markets with a high level of competition, which may result in pressure on our profit margins and limit our ability to maintain or increase the market share of our products.

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  Volatility in currency exchange rates could have a material adverse effect on our financial condition, results of operations and cash flows.

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  Our future growth is dependent upon our ability to adapt our products, services and organization to meet the demands of local markets in both developed and emerging economies and by developing or acquiring new technologies that achieve market acceptance with acceptable margins.

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  A sustained downturn in the energy industry, due to oil and gas prices decreasing or otherwise, could decrease demand for some of our products and services.

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  We may not be able to identify, finance and complete suitable acquisitions and investments, and any completed acquisitions and investments could be unsuccessful or consume significant resources.

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  We may not achieve some or all of the expected benefits of our business initiatives.

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  Our success depends on attracting and retaining qualified personnel.

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  Our backlog may fluctuate and material amounts of cancellations or reductions of orders or a failure to deliver our backlog on time could affect our future sales.

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  Our future revenue depends in part on our ability to bid and win new contracts.

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  We are exposed to political, regulatory, economic and other risks that arise from operating a multinational business.

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  Violations of the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws outside the U.S. could have a material adverse effect on us.

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  Our failure to satisfy international trade compliance regulations, and changes in U.S. government sanctions, could have a material adverse effect on us.

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  A material disruption at any of our manufacturing facilities could cause us to be unable to meet customer demands or increase our costs.

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  We may experience material cost and other inflation.

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  A disruption in the availability, price or quality of products or materials that we manufacture and source from various countries throughout the world could have a material adverse effect on our results of operations.

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  Our Thermal Management segment's dependence on subcontractors and third party suppliers and manufacturers with respect to projects could have a material adverse effect on us.

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  Our Thermal Management segment may lose money on fixed-price contracts, and it is exposed to liquidated damages charges in many of its customer contracts.

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  Intellectual property challenges may hinder our ability to develop, engineer and market our products, and we may incur significant costs in our efforts to successfully avoid, manage, defend and litigate intellectual property matters.

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  Changes in U.S. administrative policy, including changes to existing trade agreements, could have a material adverse effect on us.

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  We have significant goodwill and intangible assets and future impairment of our goodwill and intangible assets could have a material adverse effect on our results of operations.

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  Deterioration in the credit quality of our customers could have a material adverse effect on us.

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  Seasonality of sales and weather conditions could have a material adverse effect on our financial results.

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  We are exposed to potential environmental laws, liabilities and litigation.

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  We are exposed to certain regulatory and financial risks related to climate change.

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  Increased information technology security threats and computer crime pose a risk to our systems, networks, products and services, and we are exposed to potential regulatory, financial and reputational risks relating to the protection of our data.

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  We may be negatively impacted by litigation, including product liability claims.

Risks Relating to the Separation

  •
  We have no history operating as an independent company. We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company, and we may experience increased costs after the separation.

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  Our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly-traded company and may not be an accurate indicator of our future results of operations.

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  As an independent, publicly-traded company, we may not enjoy the same benefits that we did as a segment of Pentair.

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  We may not achieve some or all of the expected benefits of the separation, and the separation may materially adversely affect our business.

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  As we build our information technology infrastructure and transition our data to our own systems, we could incur substantial additional costs and experience temporary business interruptions.

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  Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we are now subject following the separation and distribution.

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  Pentair may fail to perform under various transaction agreements that were executed as part of the separation or we may fail to have necessary systems and services in place when certain of the transaction agreements expire.

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  Potential indemnification liabilities to Pentair pursuant to the transaction agreements could materially adversely affect us.

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  We may have received more favorable terms from unaffiliated third parties than the terms we received in our agreements with Pentair.

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  Challenges in the commercial and credit environment may materially adversely affect our ability to issue debt on acceptable terms and our future access to capital.

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  We may need additional financing in the future to meet our capital needs or to make acquisitions, and such financing may not be available on favorable or acceptable terms, and may be dilutive to existing shareholders.

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  If the distribution fails to qualify as a tax-free transaction for U.S. federal income tax purposes, then nVent could be subject to significant tax liability or tax indemnity obligations.

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  We might not be able to engage in desirable strategic transactions and equity issuances following the distribution because of restrictions relating to U.S. federal income tax requirements for tax-free distributions.

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  We will share responsibility for certain of our and Pentair's income tax liabilities for tax periods prior to and including the distribution date.

Risks Relating to our Tax Residency in the U.K.

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  We are subject to changes in law and other factors that may not allow us to maintain a worldwide effective corporate tax rate that is competitive in our industry.

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  A change in nVent's tax residency could have a negative effect on our future profitability, and may trigger taxes on dividends or exit charges.

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  Legislative action in the U.S. could materially adversely affect us.

Risks Relating to the Exchange Offer and the New Notes

  •
  You may have difficulty selling the Original Notes that you do not exchange.

  •
  You must carefully follow the required procedures to exchange your Original Notes.

  •
  Late deliveries of Original Notes and other required documents could prevent a holder from exchanging its Original Notes.

  •
  If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

  •
  We have incurred indebtedness, which could have a negative impact on our financing options and liquidity position.

  •
  There are currently no markets for the New Notes, and active trading markets may not develop for the New Notes.

  •
  The New Notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could adversely affect holders of the New Notes. In addition, the restrictions in the indenture governing the New Notes on our ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.

  •
  nVent Finance and nVent will depend on their respective subsidiaries for funds to meet their obligations under the New Notes and Guarantees. The New Notes and the Guarantees will be effectively subordinated to all existing and future liabilities of nVent Finance's and nVent's subsidiaries.

  •
  nVent Finance may not be able to repurchase the New Notes upon a change of control triggering event.

  •
  If nVent is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations.

  •
  Irish laws differ from the laws in effect in the U.S. and may afford less protection to holders of our securities, including the Guarantees.

  •
  Luxembourg laws differ from the laws in effect in the U.S. and may afford less protection to holders of our securities, including the New Notes.

  •
  Our credit ratings may not reflect all risks of your investment in the New Notes and may be downgraded, qualified or withdrawn by a rating agency at any time. A rating agency not requested to provide a credit rating for the New Notes may nonetheless issue a credit rating and, if one does, it may be lower than those currently assigned to the New Notes.

  •
  The IRS could take the position that the contingent payment debt instrument rules apply to the New Notes.

The Separation

        On May 9, 2017, Pentair announced a plan to separate its Water business and its Electrical business into two independent, publicly-traded companies. Pentair also announced it anticipated that the transaction will be in the form of a spin-off of nVent by Pentair to its shareholders that will be tax-free for U.S. federal income tax purposes. nVent was incorporated in Ireland on May 30, 2017, for the purpose of holding Pentair's Electrical business following the separation.

        On April 30, 2018, Pentair completed the separation. To effect the separation, Pentair distributed to its shareholders one ordinary share of nVent for every ordinary share of Pentair held as of the record date of April 17, 2018. As a result of the distribution, nVent is now an independent publicly-traded company and began regular way trading under the symbol "NVT" on the New York Stock Exchange on May 1, 2018.

Corporate Information

        nVent is an Irish public limited company. Its registered and principal office is located at The Mille, 1000 Great West Road, 8th Floor (East) London, TW8 9DW, United Kingdom, and its telephone number at that address is 44-20-3966-0279. Its management office in the U.S. is located at 1665 Utica Avenue, Suite 700, St. Louis Park, Minnesota 55416, and its telephone number at that address is (763) 204-7700. Its website address is www.nVent.com. Information contained on, or connected to, this website does not and will not constitute part of this prospectus.

        nVent Finance is a Luxembourg private limited liability company (société à responsabilité limitée) and a wholly-owned subsidiary of nVent. Its registered and principal office is located at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, it is registered with the Luxembourg Trade and Companies Register under number B219846, and its telephone number at that address is 352-691-464-015.

 The Exchange Offer

        The following is a brief summary of some of the terms of the exchange offer. We are offering to exchange the Original Notes for the New Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Original Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Original Notes do not apply to the New Notes. This summary is not intended to be complete. For a more complete description of the exchange offer, see "The Exchange Offer" in this prospectus.

Original Notes	$300 million in aggregate principal amount of 3.950% Senior Notes due April 15, 2023.
$500 million in aggregate principal amount of 4.550% Senior Notes due April 15, 2028.
The Original Notes were issued in transactions exempt from registration under the Securities Act and are subject to transfer restrictions.
New Notes	$300 million in aggregate principal amount of 3.950% Senior Notes due April 15, 2023.
$500 million in aggregate principal amount of 4.550% Senior Notes due April 15, 2028.
The Exchange Offer
We are offering to exchange $1,000 principal amount of the New Notes for each $1,000 principal amount of your Original Notes. Original Notes tendered in the exchange offer must be in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. In order for us to exchange your Original Notes, you must validly tender them to us and we must accept them. For procedures for tendering, see "The Exchange Offer—Procedures for Tendering Original Notes."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on , 2018, unless we extend it.
Acceptance of Original Notes and Delivery of New Notes
We will accept for exchange any and all Original Notes that are validly tendered in the exchange offer and not withdrawn before the exchange offer expires. The New Notes will be delivered promptly following the exchange offer.
Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires.

Conditions of the Exchange Offer	Our obligation to consummate the exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or SEC staff interpretation. See "The Exchange Offer—Conditions." We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date if, among other things, there shall have been proposed, adopted or enacted any law, statute, rule, regulation or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.
Consequences of Failure to Exchange
If you are eligible to participate in the exchange offer and you do not tender your Original Notes, then you will not have further exchange or registration rights and you will continue to hold Original Notes subject to restrictions on transfer.
Certain Luxembourg, Ireland and United States Federal Income Tax Considerations
For a summary of certain Luxembourg, Ireland and United States federal income tax considerations of the exchange offer, see "Certain Luxembourg, Ireland and United States Federal Income Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the exchange offer.
Accounting Treatment	We will not recognize any gain or loss on the exchange of notes. See "The Exchange Offer—Accounting Treatment."
Exchange Agent	U.S. Bank National Association is the exchange agent. See "The Exchange Offer—Exchange Agent."
Resales of New Notes
Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that the New Notes issued pursuant to the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:
• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
• you are acquiring the New Notes in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the New Notes; and

• you are not acting on behalf of any person who could not truthfully make the foregoing representations.

If you are an affiliate of ours, or are engaging in or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the New Notes, then:
• you may not rely on the applicable interpretations of the staff of the SEC;
• you will not be permitted to tender Original Notes in the exchange offer; and
• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Original Notes.

Each participating broker-dealer that receives New Notes for its own account under the exchange offer in exchange for Original Notes that were acquired by the broker dealer as a result of market making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

Any broker-dealer that acquired Original Notes from us may not rely on the applicable interpretations of the staff of the SEC and must comply with registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resales of the Original Notes or the New Notes.
See "The Exchange Offer—Procedures for Tendering Original Notes" and "Plan of Distribution."

 The New Notes

        The following summary contains basic information about the New Notes and is not intended to be complete. For a more complete description of the terms of the Notes, see "Description of the New Notes and the Guarantees" in this prospectus.

Issuer	nVent Finance S.à r.l., a Luxembourg société à responsabilité limitée.
Securities Offered	Up to $300 million in aggregate principal amount of 3.950% Senior Notes due April 15, 2023.
Up to $500 million in aggregate principal amount of 4.550% Senior Notes due April 15, 2028.
Guarantor
nVent will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined in "Description of the New Notes and the Guarantees—Payment of Additional Amounts"), if any, on the New Notes when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption or otherwise, and all other amounts owing under the indenture governing the New Notes.
Maturity Date	April 15, 2023 for the 2023 New Notes.
April 15, 2028 for the 2028 New Notes.
Interest Payment Dates
The date from which interest will accrue on each series of the New Notes will be March 26, 2018, or the most recent date to which interest has been paid or provided for on the Original Notes. Interest on the New Notes will be paid semi-annually on April 15 and October 15 of each year.
Interest Rate	The 2023 New Notes will bear interest at 3.950% per annum.
The 2028 New Notes will bear interest at 4.550% per annum.
Interest Rate Adjustment
The interest rate payable on the New Notes will be subject to adjustment based on certain rating events. See "Description of the New Notes and the Guarantees—Interest Rate Adjustment of the Notes Based on Certain Rating Events."

Additional Amounts	Unless otherwise required by law, none of nVent Finance or nVent will deduct or withhold from payments made by nVent Finance or nVent under or with respect to the New Notes and the Guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (as defined herein) ("Taxes"). Subject to certain exceptions, in the event that nVent Finance or nVent is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any New Notes or Guarantees, as the case may be, nVent Finance or nVent as the case may be, will pay such additional amounts ("Additional Amounts") so that the net amount received by each holder of the New Notes (including Additional Amounts) after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. See "Description of the New Notes and the Guarantees—Payment of Additional Amounts."
Optional Redemption
nVent Finance may, at its option, redeem the 2023 New Notes or the 2028 New Notes, in whole or in part, at any time and from time to time prior to March 15, 2023 (in the case of the 2023 New Notes) and January 15, 2028 (in the case of the 2028 New Notes) at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus a "make-whole" premium, which is described under "Description of the New Notes and the Guarantees—Optional Redemption", plus accrued and unpaid interest, if any, to, but excluding the redemption date.

On or after March 15, 2023 (in the case of the 2023 New Notes) and January 15, 2028 (in the case of the 2028 New Notes), nVent Finance may redeem all or any part of the New Notes of the applicable series, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the New Notes of such series to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the redemption date. See "Description of the New Notes and the Guarantees—Optional Redemption."
Purchase of Notes Upon a Change of Control Trigger Event
Holders of the New Notes will have the right to require nVent Finance to purchase all or any part of their New Notes if a Change of Control Triggering Event (as defined herein) occurs with respect to the New Notes. See "Description of the New Notes and the Guarantees—Change of Control."

Redemption for Tax Reasons	nVent Finance may redeem all, but not part, of a series of the New Notes upon the occurrence of specified tax events described under "Description of the New Notes and the Guarantees—Redemption upon Changes in Withholding Taxes."
Form and Denomination
The New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes in denominations of less than $2,000 will not be available. The New Notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of the nominee of DTC. Beneficial interests in any of the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of the New Notes and the Guarantees—Book-Entry, Delivery and Form."
Ranking
The New Notes will be unsecured and unsubordinated obligations that rank equally in right of payment with all of nVent Finance's unsecured and unsubordinated indebtedness from time to time outstanding. The Guarantees will be unsecured and unsubordinated obligations that rank equally in right of payment with nVent's unsecured and unsubordinated indebtedness.

As of June 30, 2018, nVent Finance had approximately $1.0 billion in outstanding indebtedness. In addition, nVent Finance had the ability to incur approximately an additional $600 million of indebtedness based on the amounts available under its senior unsecured revolving credit facility. nVent had no outstanding indebtedness independent of its guarantee of the Original Notes and nVent Finance's senior unsecured revolving credit facility and term loan facility. As of June 30, 2018, subsidiaries of nVent (other than nVent Finance) had total liabilities of approximately $873.2 million.
Events of Default
For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the New Notes, see "Description of the New Notes and the Guarantees—Events of Default."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes.

Additional Notes	nVent Finance may issue additional notes of each series under the indenture governing the New Notes without the consent of holders of the New Notes. Any such additional notes would, together with the Original Notes and the New Notes of such series, constitute a single series of notes under the indenture governing the New Notes and may be treated as a single class for all purposes under the indenture governing the New Notes, including, without limitation, voting, waivers and amendments.
No Listing of the Notes	We have not applied nor do we intend to apply to list the New Notes on any securities exchange or to have the New Notes quoted on any automated quotation system.
No Public Market
The New Notes are new securities and there are currently no established trading markets for the New Notes. We cannot assure you that an active or liquid trading market for the New Notes will develop. If an active or liquid trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.
Governing Law	The New Notes will be governed by laws of the State of New York.
Trustee	U.S. Bank National Association.
Risk Factors
See "Risk Factors" and the other information included in this prospectus for a discussion of the factors you should carefully consider before deciding to participate in the exchange offer and invest in the New Notes.

Summary Historical and Unaudited Pro Forma Consolidated and Combined Financial Data

        The following table sets forth summary historical consolidated and combined financial data for nVent for the periods indicated below. The summary combined statement of income data for each of the years ended December 31, 2017, 2016 and 2015 and the combined balance sheet data as of December 31, 2017 and 2016 set forth below are derived from our audited combined financial statements incorporated by reference into this prospectus. The summary consolidated and combined statement of income data for each of the six months ended June 30, 2018 and 2017 and the consolidated balance sheet data as of June 30, 2018 are derived from our unaudited condensed consolidated and combined financial statements incorporated by reference into this prospectus. The unaudited condensed consolidated and combined financial statements have been prepared on the same basis as the audited combined financial statements and in the opinion of our management, include all adjustments necessary for a fair presentation of the information set forth herein.

        Our historical combined financial statements include general corporate expenses of Pentair that were not historically charged to nVent for certain support functions that are provided on a centralized basis, such as expenses related to executive management, finance, audit, legal, information technology, human resources, communications, facilities and employee benefits and compensation. These costs may not be representative of the costs we incur as an independent, publicly-traded company. In addition, our historical combined financial statements do not reflect changes that we expect to experience in the future as a result of the separation, including changes in the financing, operations, cost structure and personnel needs of our business. Consequently, the historical financial data included herein may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we been operating as a stand-alone public company during the periods presented, including changes that have occurred in our operations and capitalization as a result of the separation.

        The unaudited pro forma consolidated and combined statement of income data for the year ended December 31, 2017 and the six months ended June 30, 2018 give effect to the separation as if it had occurred on January 1, 2017, the first day of fiscal year 2017. The pro forma adjustments are based upon available information and assumptions that nVent believes are reasonable. The summary unaudited pro forma consolidated and combined financial statements have been presented for informational purposes only. The statements are not necessarily indicative of our results of operations or financial condition had the separation been completed on the date assumed. Also, they may not reflect the results of operations or financial condition which would have resulted had we been operating as an independent, publicly-traded company during such periods. In addition, they are not necessarily indicative of our future results of operations or financial condition. Please see the notes to the unaudited pro forma consolidated and combined financial statements incorporated by reference into this prospectus for a discussion of adjustments reflected in the unaudited pro forma consolidated and combined financial statements.

        We adopted Accounting Standards Update ("ASU") No. 2017-17, Retirement Benefits—Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis on January 1, 2018. The standard amends existing guidance to require the presentation of all components of net periodic benefit cost other than service cost outside of operating income. Only the service cost component will be included in operating income and eligible for capitalization in assets.

        Because the effects of the retrospective presentation change on our Combined Statements of Income and Comprehensive Income were not material (reclassification of $2.6 million, $16.4 million, and $(7.3) million of pension and post-retirement expense (benefit) for the years ended December 31, 2017, 2016 and 2015, respectively, from operating income to non-operating income), the previously issued combined financial statements incorporated herein by reference in this prospectus have not been retroactively adjusted for incorporation herein.

        The summary consolidated and combined financial data presented below should be read in conjunction with "Selected Historical Consolidated and Combined Financial Data" and "Unaudited Pro Forma Consolidated and Combined Financial Statements" included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and accompanying notes incorporated by reference into this prospectus.

	Six months ended June 30,			Years ended December 31,
In millions	Pro forma 2018	2018	2017	Pro forma 2017 (unaudited)	2017	2016	2015
Consolidated and Combined Statement of Income Data
Net sales	$1,081.6	$1,081.6	$1,015.4	$2,097.9	$2,097.9	$2,116.0	$1,809.3
Income before income taxes	136.9	114.7	154.1	285.0	313.3	315.0	265.9
Net income	113.8	95.6	126.0	331.6	361.7	259.1	210.1

		As of December 31,
	As of June 30, 2018
In millions		2017	2016
Consolidated and Combined Balance Sheet Data
Total assets	$4,576.8	$4,725.0	$4,493.0
Total debt	994.0	—	—
Total equity	2,696.4	3,791.3	3,485.7

Other Financial Measures

        We believe that certain non-GAAP measures, such as combined segment income, combined segment income margin, combined segment income excluding pro forma corporate allocations, combined segment income margin excluding pro forma corporate allocations and free cash flow, when presented in conjunction with comparable GAAP measures, are useful because they are appropriate measures for evaluating our operating performance or liquidity. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented below may not be comparable to similarly titled measures reported by other companies.

        We believe combined segment income, combined segment income margin, combined segment income excluding pro forma corporate allocations and combined segment income margin excluding pro forma corporate allocations are important measures of operating performance because the measures exclude amounts that we do not consider part of our core operating results when assessing performance. Management uses combined segment income, combined segment income margin, combined segment income excluding pro forma corporate allocations, combined segment income margin excluding pro forma corporate allocations to evaluate our historical and prospective financial performance and trends as well as our performance relative to competitors and peers. In addition, combined segment income is used as a criterion to measure and pay compensation-based incentives. The following tables present a reconciliation of income before income taxes to combined segment income and combined segment income excluding pro forma corporate allocations and operating income margin to combined segment income margin and combined segment income margin excluding pro forma corporate allocations:

	Six months ended June 30,
In millions	2018	2017
Net sales	$1,081.6	$1,015.4

Net income	95.6	126.0
Provision (benefit) for income taxes	19.1	28.1
Income before income taxes	114.7	154.1
Net interest expense	9.9	0.2
Other expense (income)	6.3	2.8

Operating income	130.9	157.1
% of net sales (operating income margin)	12.1%	15.5%
Restructuring and other	5.1	13.0
Intangible amortization	30.6	30.6
Separation costs	34.5	2.2
Corporate allocations(1)	(0.8)	(8.5)

Segment income (including pro forma corporate allocations)	200.3	194.4

% of net sales (segment income margin)(2)	18.5%	19.1%

(1)
Corporate allocations represent pro forma expense adjustments to reflect 45% of Pentair's previously unallocated corporate costs to nVent.

(2)
Excluding pro forma corporate allocations, segment income was $201.1 million and $202.9 million and segment income margin was 18.6% and 20.0% for the six months ended June 30, 2018 and 2017, respectively.

	Years ended December 31,
In millions	2017	2016	2015
Net sales	$2,097.9	$2,116.0	$1,809.3

Net income	361.7	259.1	210.1
Provision (benefit) for income taxes	(48.4)	55.9	55.8
Income before income taxes	313.3	315.0	265.9
Net interest expense	0.2	1.4	1.1
Operating income	313.5	316.4	267.0
% of net sales (operating income margin)	14.9%	15.0%	14.8%
Restructuring and other	13.0	12.3	15.7
Intangible amortization	61.4	60.8	31.6
Inventory step-up	—	—	35.7
Pension and other post-retirement mark-to-market (gain) loss	(3.0)	10.8	(12.5)
Deal related costs and expenses	—	—	14.0
Trade name impairment	16.4	13.3	—
Separation costs	16.1	—	—
Corporate allocations(1)	(13.5)	(12.2)	(13.0)

Segment income (including pro forma corporate allocations)	$403.9	$401.4	$338.5

% of net sales (segment income margin)(2)	19.3%	19.0%	18.7%

(1)
Corporate allocations represent pro forma expense adjustments to reflect 45% of Pentair's previously unallocated corporate costs to nVent.

(2)
Excluding pro forma corporate allocations, segment income was $417.1 million, $413.6 million and $351.5 million and segment income margin was 19.9%, 19.5% and 19.4% for the years ended December 31, 2017, 2016 and 2015, respectively.

        In addition to measuring our cash flow generation or usage based upon operating, investing and financing classifications included in the Consolidated and Combined Statements of Cash Flows, we also measure our free cash flow. Free cash flow is a non-GAAP financial measure that we use to assess our liquidity performance. We believe free cash flow is an important measure of liquidity because it provides us and our investors a measurement of cash generated from operations that is available to pay dividends, make acquisitions, repay debt and repurchase shares. In addition, free cash flow is used as a criterion to measure and pay compensation-based incentives. The following table is a reconciliation of free cash flow:

	Six months ended June 30,		Years ended December 31,
In millions	2018	2017	2017	2016	2015
Net cash provided by (used for) operating activities	$81.6	$125.1	$409.7	$364.0	$343.9
Capital expenditures	(9.7)	(18.9)	(31.8)	(74.5)	(47.4)
Proceeds from sale of property and equipment	2.3	3.9	4.2	5.9	0.6

Free cash flow	$74.2	$110.1	$382.1	$295.4	$297.1

 Information Regarding the Parent Company Guarantor and the Subsidiary Issuer

        In March 2018, nVent Finance (the "Subsidiary Issuer"), issued the Original Notes. Interest on the Original Notes is payable semi-annually in arrears on April 15 and October 15 of each year.

        The Original Notes are fully and unconditionally guaranteed as to payment by nVent (the "Parent Company Guarantor"). There are no subsidiaries that guarantee the Original Notes. The Parent Company Guarantor has no independent assets or operations unrelated to its investments in its consolidated subsidiaries. The Parent Company Guarantor's only direct subsidiary is the Subsidiary Issuer. The Subsidiary Issuer has no independent assets or operations unrelated to its investments in its consolidated subsidiaries and the issuance of the Original Notes and other external debt.

        The Original Notes constitute general unsecured senior obligations of the Subsidiary Issuer and rank equally in right of payment with all existing and future unsubordinated and unsecured indebtedness and liabilities of the Subsidiary Issuer. The guarantees of the Original Notes by the Parent Company Guarantor constitute general unsecured obligations of the Parent Company Guarantor and rank equally in right of payment with all existing and future unsubordinated and unsecured indebtedness and liabilities of the Subsidiary Issuer. Subject to certain qualifications and exceptions, the indenture pursuant to which the Original Notes were issued contains covenants that, among other things, restrict nVent's, nVent Finance's and certain subsidiaries' ability to merge or consolidate with another person, create liens or engage in sale and lease-back transactions.

        There are no significant restrictions on the ability of nVent to obtain funds from its subsidiaries by dividend or loan. None of the assets of nVent or its subsidiaries represents restricted net assets pursuant to the guidelines established by the SEC.

RISK FACTORS

        Before making an investment decision with respect to participating in the exchange offer, you should carefully consider the following risks and other information in this prospectus. Any of the following risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk factors generally have been separated into four groups: risks relating to our business, risks relating to the separation, risks relating to our tax residency in the U.K and risks relating to the exchange offer and the New Notes.

Risks Relating to Our Business

General global economic and business conditions affect demand for our products.

        We compete in various geographic regions and product markets around the world. Among these, the most significant are global industrial markets and residential markets. We expect to experience fluctuations in revenues and results of operations due to economic and business cycles. Important factors for our business and the businesses of our customers include the overall strength of the economy and our customers' confidence in the economy, industrial and governmental capital spending, the strength of the residential and commercial real estate markets, unemployment rates, availability of consumer and commercial financing, interest rates and energy and commodity prices. The businesses of many of our industrial customers are to varying degrees cyclical and have experienced periodic downturns. While we attempt to minimize our exposure to economic or market fluctuations by serving a balanced mix of end markets and geographic regions, any of the above factors, individually or in the aggregate, or a significant or sustained downturn in a specific end market or geographic region could reduce demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We compete in attractive markets with a high level of competition, which may result in pressure on our profit margins and limit our ability to maintain or increase the market share of our products.

        The markets for our products and services are geographically diverse and highly competitive. We compete against large and well-established national and global companies, as well as regional and local companies and lower-cost manufacturers. We compete based on technical expertise, reputation for quality and reliability, timeliness of delivery, previous installation history, contractual terms and price. Some of our competitors, in particular smaller companies, attempt to compete based primarily on price, localized expertise and local relationships, especially with respect to products and applications that do not require a great deal of engineering or technical expertise. In addition, during economic downturns average selling prices tend to decrease as market participants compete more aggressively on price. If we are unable to continue to differentiate our products, services and solutions, or if we are forced to cut prices or to incur additional costs to remain competitive, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Volatility in currency exchange rates could have a material adverse effect on our financial condition, results of operations and cash flows.

        Sales outside of the U.S. for the year ended December 31, 2017 accounted for 42 percent of our net sales. Our financial statements reflect translation of items denominated in non-U.S. currencies to U.S. dollars. Therefore, if the U.S. dollar strengthens in relation to the principal non-U.S. currencies from which we derive revenue as compared to a prior period, our U.S. dollar-reported revenue and income will effectively be decreased to the extent of the change in currency valuations and vice-versa. For the year ended December 31, 2017, foreign currency translations had a 0.5 percent positive impact on our net sales. Fluctuations in foreign currency exchange rates, most notably the strengthening of the U.S. dollar against the euro, could have a material adverse effect on our reported revenue in future periods. In addition, currency variations could have a material adverse effect on margins on sales of our products in countries outside of the U.S. and margins on sales of products that include components obtained from suppliers located outside of the U.S.

Our future growth is dependent upon our ability to adapt our products, services and organization to meet the demands of local markets in both developed and emerging economies and by developing or acquiring new technologies that achieve market acceptance with acceptable margins.

        We operate in global markets that are characterized by customer demand that is often global in scope but localized in delivery. We compete with thousands of smaller regional and local companies that may be positioned to offer products produced at lower cost than ours, or to capitalize on highly localized relationships and knowledge that are difficult for us to replicate. Also, in several emerging markets potential customers prefer local suppliers, in some cases because of existing relationships and in other cases because of local legal restrictions or incentives that favor local businesses. Accordingly, our future success depends upon a number of factors, including our ability to adapt our products, services, organization, workforce and sales strategies to fit localities throughout the world, particularly in high-growth emerging markets; identify emerging technological and other trends in our target end markets; and develop or acquire competitive products and services and bring them to market quickly and cost-effectively. The failure to effectively adapt our products or services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

A sustained downturn in the energy industry, due to oil and gas prices decreasing or otherwise, could decrease demand for some of our products and services.

        A portion of our revenue historically has been generated by end-users in the oil and gas markets where we serve all three major categories of customers in the petroleum industry—upstream exploration/production, midstream transportation and downstream refining. The businesses of most of our customers in the energy industry are, to varying degrees, cyclical and historically have experienced periodic downturns. Profitability in the energy industry is highly sensitive to supply and demand cycles and commodity prices, which historically have been volatile, and our customers in this industry have tended to delay large capital projects, including expensive maintenance and upgrades, during industry downturns. Customer project delays and cancellations may limit our ability to realize value from our backlog as expected and cause fluctuations in the timing or the amount of revenue earned and the profitability of our business in a particular period. In addition, such delays and cancellations may lead to significant fluctuations in results of operations from quarter to quarter, making it difficult to predict our financial performance on a quarterly basis.

        Demand for a portion of our products and services depends upon the level of capital expenditure by companies in the energy industry, which depends, in part, on energy prices. Prices of oil and gas are volatile and within the past three years, the price of crude oil has declined significantly. We have experienced suspensions or delays in large capital projects within the energy sector, especially in the upstream exploration and production sector, and most notably in Canada. A sustained downturn in the capital expenditures of our customers, whether due to a decrease in the market price of oil and gas or otherwise, may delay projects, decrease demand for our products and services and cause downward pressure on the prices we charge, which, in turn, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to identify, finance and complete suitable acquisitions and investments, and any completed acquisitions and investments could be unsuccessful or consume significant resources.

        Our business strategy is expected to include acquiring businesses and making investments that complement our existing business. We expect to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing set of product and service offerings. We may not be able to identify suitable acquisition candidates, obtain financing or have sufficient cash necessary for acquisitions or successfully complete acquisitions in the future. Acquisitions and investments may involve significant cash expenditures, debt incurrences, equity issuances, operating losses and expenses. Acquisitions involve numerous other risks, including:

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  diversion of management time and attention from daily operations;

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  difficulties integrating acquired businesses, technologies and personnel into our business;

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  difficulties in obtaining and verifying the financial statements and other business information of acquired businesses;

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  inability to obtain required regulatory approvals;

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  potential loss of key employees, key contractual relationships or key customers of acquired companies or of ours;

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  assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including risks relating to the U.S. Foreign Corrupt Practices Act (the "FCPA"); and

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  dilution of interests of holders of nVent ordinary shares through the issuance of equity securities or equity-linked securities.

        It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our business operations. Any acquisitions or investments may not be successful and may ultimately result in impairment charges and have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not achieve some or all of the expected benefits of our business initiatives.

        In order to align our resources with our growth strategies, operate more efficiently and control costs, we may periodically announce restructuring plans, which may include workforce reductions, global plant closures and consolidations, asset impairments and other cost reduction initiatives. We may undertake restructuring actions and workforce reductions in the future. As these plans and actions are complex, we may not be able to achieve the operating efficiencies to reduce costs or realize benefits that were anticipated in connection with these initiatives. If we are unable to execute these initiatives as planned, we may not realize all or any of the anticipated benefits, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our success depends on attracting and retaining qualified personnel.

        Our ability to sustain and grow our business requires us to hire, retain and develop a highly skilled and diverse management team and workforce. Failure to ensure that we have the depth and breadth of personnel with the necessary skill set and experience, or the loss of key employees, could impede our ability to deliver our growth objectives and execute our strategy.

Our backlog may fluctuate and material amounts of cancellations or reductions of orders or a failure to deliver our backlog on time could affect our future sales.

        Our backlog is comprised of the portion of firm signed purchase orders or other written contractual commitments received from customers that we have not recognized as revenue. Backlog may increase or decrease based on the addition of large multi-year projects and their subsequent completion. Backlog may also be favorably or unfavorably affected by foreign currency rate fluctuations. The dollar amount of backlog as of December 31, 2017 was $280.4 million. The timing of our recognition of revenue out of our backlog is subject to a variety of factors that may cause delays, many of which, including fluctuations in our customers' delivery schedules, are beyond our control. Such delays may lead to significant fluctuations in results of operations from quarter to quarter, making it difficult to predict our financial performance on a quarterly basis. Further, while we have historically experienced few order cancellations and the amount of order cancellations has not been material compared to our total contract volume, if we were to experience a significant amount of cancellations of or reductions in purchase orders, it would reduce our backlog and, consequently, our future sales and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our future revenue depends in part on our ability to bid and win new contracts.

        Our future revenue and overall results of operations require us to successfully bid on new contracts and, in particular, contracts for large greenfield projects, which are frequently subject to competitive bidding processes. Our revenue from major projects depends in part on the level of capital expenditures in some of our principal end markets, including the energy, chemical processing and power generation industries. In addition, if we fail to replace completed or canceled large greenfield projects with new order volume of the same magnitude, our backlog will decrease. The number of such projects we win in any year fluctuates, and is dependent upon the number of projects available and our ability to bid successfully for such projects. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which is affected by a number of factors, such as competitive position, market conditions, financing arrangements and required governmental approvals. If negative market conditions arise, or if we fail to secure adequate financial arrangements or required governmental approvals, we may not be able to pursue particular projects or win new contracts, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are exposed to political, regulatory, economic and other risks that arise from operating a multinational business.

        Sales outside of the U.S. for the year ended December 31, 2017 accounted for 42 percent of our net sales. Further, our business obtains some products, components and raw materials from non-U.S. suppliers. Accordingly, our business is subject to the political, regulatory, economic and other risks that are inherent in operating in numerous countries. These risks include:

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  changes in general economic and political conditions in countries where we operate, particularly in emerging markets;

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  relatively more severe economic conditions in some international markets than in the U.S.;

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  the difficulty of enforcing agreements and collecting receivables through non-U.S. legal systems;

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  the difficulty of communicating and monitoring standards and directives across our global facilities;

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  trade protection measures and import or export licensing requirements and restrictions;

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  the possibility of terrorist action affecting us or our operations;

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  the threat of nationalization and expropriation;

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  the imposition of tariffs, exchange controls or other trade restrictions;

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  difficulty in staffing and managing widespread operations in non-U.S. labor markets;

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  changes in tax treaties, laws or rulings that could have a material adverse impact on our effective tax rate;

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  limitations on repatriation of earnings;

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  the difficulty of protecting intellectual property in non-U.S. countries; and

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  changes in and required compliance with a variety of non-U.S. laws and regulations.

        Our success depends in part on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or on our business as a whole.

Violations of the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws outside the U.S. could have a material adverse effect on us.

        The FCPA and similar anti-corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials or other persons for the purpose of obtaining or retaining business. Recent years have seen a substantial increase in anti-bribery law enforcement activity, with more frequent and aggressive investigations and enforcement proceedings by both the U.S. Department of Justice and the SEC, increased enforcement activity by non-U.S. regulators and increases in criminal and civil proceedings brought against companies and individuals. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that are recognized as having governmental and commercial corruption and in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. Because many of our customers and end users are involved in infrastructure construction and energy production, they are often subject to increased scrutiny by regulators. We cannot assure you that our internal control policies and procedures will always protect us from reckless or criminal acts committed by our employees or third-party intermediaries. In the event that we believe or have reason to believe that our employees or agents have or may have violated applicable anti-corruption laws, including the FCPA, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, which can be expensive and require significant time and attention from senior management. Violations of these laws may require self-disclosure to governmental agencies and result in criminal or civil sanctions, which could disrupt our business and result in a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

Our failure to satisfy international trade compliance regulations, and changes in U.S. government sanctions, could have a material adverse effect on us.

        Our global operations require importing and exporting goods and technology across international borders on a regular basis. Certain of the products we manufacture are "dual use" products, which are products that may have both civil and military applications, or may otherwise be involved in weapons proliferation, and are often subject to more stringent export controls. From time to time, we obtain or receive information alleging improper activity in connection with imports or exports. Our policy mandates strict compliance with U.S. and non-U.S. trade laws applicable to our products. However, even when we are in strict compliance with law and our policies, we may suffer reputational damage if certain of our products are sold through various intermediaries to entities operating in sanctioned countries. When we receive information alleging improper activity, our policy is to investigate that information and respond appropriately, including, if warranted, reporting our findings to relevant government authorities. Nonetheless, our policies and procedures may not always protect us from actions that would violate U.S. and/or non-U.S. laws. Any improper actions could subject us to civil or criminal penalties, including material monetary fines, or other adverse actions including denial of import or export privileges, and could damage our reputation and business prospects.

        In addition, from time to time, the U.S. government has imposed sanctions restricting U.S. companies from conducting business with specified non-U.S. individuals and companies. In particular, the U.S. government recently imposed sanctions through several executive orders and legislation restricting U.S. companies from conducting business with specified Russian and Ukrainian individuals and companies. While we believe that the executive orders currently do not preclude us from conducting business with our current customers or vendors in Russia, the sanctions imposed by the U.S. government may be expanded in the future to restrict us from engaging with them. If we are unable to conduct business with new or existing customers or vendors or pursue business opportunities in Russia or Ukraine, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

A material disruption at any of our manufacturing facilities could cause us to be unable to meet customer demands or increase our costs.

        If operations at any of our manufacturing facilities were to be disrupted as a result of significant equipment failures, natural disasters, earthquakes, power outages, fires, explosions, terrorism, adverse weather conditions, labor disputes or other reasons, we may be unable to fill customer orders and otherwise meet customer demand for our products, which could have a material adverse effect our business, financial condition, results of operations and cash flows. Interruptions in production, in particular at our manufacturing facilities, could increase our costs and reduce our sales. Any interruption in production capability could require us to make substantial capital expenditures to fill customer orders. We maintain property damage insurance that we believe to be adequate to provide for reconstruction of facilities and equipment, as well as business interruption insurance to mitigate losses resulting from any production interruption or shutdown caused by an insured loss. However, any recovery under our insurance policies may not offset the lost sales or increased costs that may be experienced during the disruption of operations, which could have a material adverse effect our business, financial condition, results of operations and cash flows.

We may experience material cost and other inflation.

        In the past, we have experienced material cost and other inflation in a number of our businesses. We strive for productivity improvements and implement increases in selling prices to help mitigate cost increases in raw materials (especially metals and resins), energy and other costs such as pension, health care and insurance. We continue to implement operational initiatives in order to mitigate the impacts of this inflation and continuously reduce our costs. However, these actions may not be successful in managing our costs or increasing our productivity. Continued cost inflation or failure of our initiatives to generate cost savings or improve productivity could have a material adverse effect on our business, financial condition, results of operations and cash flows.

A disruption in the availability, price or quality of products or materials that we manufacture and source from various countries throughout the world could have a material adverse effect on our results of operations.

        Our business is subject to risks associated with global manufacturing and sourcing. We use a variety of raw materials in the production of our products including steel, aluminum, brass, copper, bronze, zinc, nickel and plastics. We also purchase certain electrical and electronic components from a number of suppliers. Significant shortages in the availability of these materials or price increases could increase our operating costs and adversely impact the competitive positions of our products. We rely on materials, components and finished goods that are sourced from or manufactured outside the U.S., including Mexico, China and other countries, and these countries may experience political or trade instability, which could disrupt our supply of products or materials. We rely on our suppliers to produce high quality materials, components and finished goods according to our specifications. Although we have quality control procedures in place, there is a risk that products may not meet our specifications which could impact our ability to ship quality products to our customers on a timely basis.

Our Thermal Management segment's dependence on subcontractors and third party suppliers and manufacturers with respect to projects could have a material adverse effect on us.

        Our Thermal Management segment often relies on third party subcontractors as well as third party suppliers and manufacturers to complete projects. To the extent that we cannot engage subcontractors or acquire supplies or materials from third parties for these projects, our ability to complete a project in a timely fashion or at a profit may be impaired. If the amount we are required to pay for these goods and services exceeds the amount we have estimated in bidding for fixed-price contracts, we could experience losses on these contracts. In addition, if a subcontractor, supplier or manufacturer is unable to deliver its services or materials according to the negotiated contract terms for any reason, including the deterioration of its financial condition or over-commitment of its resources, we may be required to purchase the services or materials from another source at a higher price. This may reduce the profit to be realized or result in a loss on a project for which the services or materials were needed.

Our Thermal Management segment may lose money on fixed-price contracts, and it is exposed to liquidated damages charges in many of its customer contracts.

        Our Thermal Management segment often agrees to provide products and services under fixed-price or unit price contracts, including our turnkey solutions. Under these contracts, we are typically responsible for all cost overruns, other than the amount of any cost overruns resulting from requested changes in order specifications. Our actual costs and any gross profit realized on these fixed-price contracts could vary from the estimated costs on which these contracts were originally based. This may occur for various reasons, including errors in estimates or bidding, changes in availability and cost of labor and raw materials and unforeseen technical and logistical challenges, including with managing our geographically widespread operations and use of third party subcontractors, suppliers and manufacturers in many countries. These variations and the risks inherent in our Thermal Management segment's projects may result in reduced profitability or losses on projects. Depending on the size of a project, variations from estimated contract performance could have a material adverse effect on our results of operations. In addition, many of our Thermal Management segment's customer contracts, including fixed-price contracts, contain liquidated damages provisions in the event that we fail to perform our obligations thereunder in a timely manner or in accordance with the agreed terms, conditions and standards.

Intellectual property challenges may hinder our ability to develop, engineer and market our products, and we may incur significant costs in our efforts to successfully avoid, manage, defend and litigate intellectual property matters.

        Patents, non-compete agreements, proprietary technologies, customer relationships, trademarks, trade names and brand names are important to our business. Intellectual property protection, however, may not preclude competitors from developing products similar to ours or from challenging our names or products. Our pending patent applications, and our pending copyright and trademark registration applications, may not be allowed or competitors may challenge the validity or scope of our patents, copyrights or trademarks. In addition, our patents, copyrights, trademarks and other intellectual property rights may not provide us a significant competitive advantage. Over the past few years, we have noticed an increasing tendency for participants in our markets to use challenges to intellectual property as a means to compete. Patent and trademark challenges increase our costs to develop, engineer and market our products. We may need to spend significant resources monitoring our intellectual property rights and we may or may not be able to detect infringement by third parties. If we fail to successfully enforce our intellectual property rights or register new patents, our competitive position could suffer, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        From time to time, we receive notices from third parties alleging intellectual property infringement. Any dispute or litigation involving intellectual property could be costly and time-consuming due to the complexity and the uncertainty of intellectual property litigation. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of infringement or misappropriation. In addition, as a result of such claims, we may lose our rights to utilize critical technology, may be required to pay substantial damages or license fees with respect to the infringed rights or may be required to redesign our products at a substantial cost, any of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes in U.S. administrative policy, including changes to existing trade agreements, could have a material adverse effect on us.

        As a result of changes to U.S. administrative policy, there may be changes to existing trade agreements, like the North American Free Trade Agreement, greater restrictions on free trade generally, significant increases in tariffs on goods imported into the U.S. particularly tariffs on products manufactured in Mexico, among other possible changes. Changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories and countries where we currently manufacture and sell products, and any resulting negative sentiments towards the U.S. as a result of such changes, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We have significant goodwill and intangible assets and future impairment of our goodwill and intangible assets could have a material adverse effect on our results of operations.

        We test goodwill and other indefinite-lived intangible assets for impairment on at least an annual basis, and more frequently if circumstances warrant, by comparing the estimated fair value of our reporting unit to its respective carrying values on its balance sheets. As of December 31, 2017, our goodwill and intangible assets were $3.5 billion and represented 74 percent of our total assets. Changes in economic and operating conditions impacting the assumptions used in our impairment tests could result in future goodwill and intangible asset impairment charges.

Deterioration in the credit quality of our customers could have a material adverse effect on us.

        We have an extensive customer base of original equipment manufacturers, contractors, telecommunications companies and retail and hardware outlets. Deterioration in the credit quality of several major customers could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Seasonality of sales and weather conditions could have a material adverse effect on our financial results.

        We generally experience increased demand for Thermal Management products and services during the fall and winter months in the Northern Hemisphere and increased demand for Electrical & Fastening Solutions products during the spring and summer months in the Northern Hemisphere. Seasonality and weather conditions could have a material adverse effect on our results of operations.

We are exposed to potential environmental laws, liabilities and litigation.

        We are subject to U.S. federal, state, local and non-U.S. laws and regulations governing our environmental practices, public and worker health and safety, and the indoor and outdoor environment. Compliance with these environmental, health and safety regulations could require us to satisfy environmental liabilities, increase the cost of manufacturing our products or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows. Any violations of these laws by us could cause us to incur unanticipated liabilities. We are also required to comply with various environmental laws and maintain permits, some of which are subject to renewal from time to time, for many of our businesses and we could suffer if we are unable to renew existing permits or to obtain any additional permits that we may require. Compliance with environmental requirements also could require significant operating or capital expenditures or result in significant operational restrictions. We cannot assure you that we have been or will be at all times in compliance with environmental and health and safety laws. If we violate these laws, we could be fined, criminally charged or otherwise sanctioned by regulators.

        We have been named as defendant, target or a potentially responsible party ("PRP") in a number of environmental clean-ups relating to our current or former business units. We may be named as a PRP at other sites in the future for existing business units, as well as both divested and acquired businesses. In addition to clean-up actions brought by governmental authorities, private parties could bring personal injury or other claims due to the presence of, or exposure to, hazardous substances.

        Certain environmental laws impose liability on current or previous owners or operators of real property for the cost of removal or remediation of hazardous substances at their properties or at properties at which they have disposed of hazardous substances. The cost of clean-up and other environmental liabilities can be difficult to accurately predict. In addition, environmental requirements change and tend to become more stringent over time. Our eventual environmental clean-up costs and liabilities could exceed the amount of our current reserves.

We are exposed to certain regulatory and financial risks related to climate change.

        Climate change is receiving ever increasing attention worldwide. Many scientists, legislators and others attribute global warming to increased levels of greenhouse gases, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. The U.S. Environmental Protection Agency ("EPA") has published findings that emissions of carbon dioxide, methane, and other greenhouse gases ("GHGs") present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to the warming of the earth's atmosphere and other climate changes. Based on these findings, the EPA has implemented regulations that require reporting of GHG emissions, or that limit emissions of GHGs from certain mobile or stationary sources. In addition, the U.S. Congress and federal and state regulatory agencies have considered other legislation and regulatory proposals to reduce emissions of GHGs, and many states have already taken legal measures to reduce emissions of GHGs, primarily through the development of GHG inventories, GHG permitting and/or regional GHG cap-and-trade programs. It is uncertain whether, when and in what form a federal mandatory carbon dioxide emissions reduction program, or other state programs, may be adopted. Similarly, certain countries have adopted the Kyoto Protocol and/or the Paris Accord, and these and other existing international initiatives or those under consideration could affect our international operations. To the extent our customers, particularly our energy and industrial customers, are subject to any of these or other similar proposed or newly enacted laws and regulations, we are exposed to risks that the additional costs by customers to comply with such laws and regulations could impact their ability or desire to continue to operate at similar levels in certain jurisdictions as historically seen or as currently anticipated, which could negatively impact their demand for our products and services. These actions could also increase costs associated with our operations, including costs for raw materials and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future financial condition, results of operations and cash flows.

Increased information technology security threats and computer crime pose a risk to our systems, networks, products and services, and we are exposed to potential regulatory, financial and reputational risks relating to the protection of our data.

        We rely upon information technology systems and networks in connection with a variety of business activities, some of which are managed by third parties. Additionally, we collect and store data that is sensitive to nVent and its employees, customers, dealers and suppliers. As our business increasingly interfaces with employees, customers, dealers and suppliers using information technology systems and networks, we are subject to an increased risk to the secure operation of these systems and networks and to additional laws and regulatory requirements regarding data privacy, including the European Union General Data Protection Regulation. The secure operation of these information technology systems and networks, and the processing and maintenance of this data is critical to our business operations and strategy. Information technology security threats—from user error to attacks designed to gain unauthorized access to our systems, networks and data—are increasing in frequency and sophistication. Attacks may range from random attempts to coordinated and targeted attacks, including sophisticated computer crime and advanced persistent threats. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of the data we process and maintain and pose a risk of theft to our assets. Establishing systems and processes to address these threats and changes in legal requirements relating to data collection and storage may increase our costs. We have experienced data breaches, and, although we have determined such data breaches to be immaterial and such data breaches have not had a material adverse effect on our financial condition, results of operations or cash flows, there can be no assurance of similar results in the future. Should future attacks succeed in the theft of assets, exporting sensitive data or financial information or controlling sensitive systems or networks, it could expose us and our employees, customers, dealers and suppliers to the theft of assets, misuse of information or systems, the compromising of confidential information, manipulation and destruction of data, defective products, production downtimes and operations disruptions, and breach of privacy, which may require notification under data privacy and other applicable laws. The occurrence of any of these events could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows. In addition, such breaches in security could result in litigation, regulatory action and potential liability and the costs and operational consequences of implementing further data protection measures.

We may be negatively impacted by litigation, including product liability claims.

        Our business exposes us to potential litigation, such as product liability claims relating to the design, manufacture and sale of our products. While we currently maintain what we believe to be suitable product liability insurance, we may not be able to maintain this insurance on acceptable terms and this insurance may not provide adequate protection against potential or previously existing liabilities. In addition, we self-insure a portion of product liability claims. Successful claims against us for significant amounts could have a material adverse effect on our product reputation, business, financial condition, results of operations and cash flows.

Risks Relating to the Separation

We have no history operating as an independent company. We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company, and we may experience increased costs after the separation.

        Our business historically operated as part of Pentair's corporate organization and Pentair assisted us by providing certain corporate functions. Following the separation, Pentair will continue to provide some of these functions to us for a specified time period, as described in "Certain Relationships and Related Person Transactions—Agreements with Pentair." We will need to make investments to replicate or outsource from other providers certain facilities, systems, infrastructure and personnel to which we no longer have access after our separation from Pentair. These initiatives to develop our independent ability to operate without access to Pentair's existing operational and administrative infrastructure will have a cost to implement. We may not be able to operate our business efficiently or at comparable costs, and our profitability may decline.

Our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly-traded company and may not be an accurate indicator of our future results of operations.

        The historical information about us in this prospectus refers to our business as operated by and integrated with Pentair. Our historical and pro forma financial information included in or incorporated by reference into this prospectus is derived from the consolidated financial statements and accounting records of Pentair. Accordingly, the historical and pro forma financial information included in or incorporated by reference into this prospectus does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as a separate, publicly-traded company during the periods presented or those that we will achieve in the future primarily as a result of the factors described below:

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  Our business has historically been operated by Pentair as part of its broader corporate organization, rather than as an independent company. Pentair or one of its affiliates performed various corporate functions for nVent, such as accounting, information technology and finance. Our historical and pro forma financial results reflect allocations of corporate expenses from Pentair for such functions and are likely to be less than the expenses we would have incurred had we operated as a separate, publicly-traded company. In addition, we expect to incur and have incurred additional annual expenses related to the separation, including with respect to, among other things, directors and officers liability insurance, director fees, reporting fees with the SEC, NYSE listing fees, transfer agent fees, increased auditing and legal fees, which expenses may be significant.

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  Generally, our working capital and capital for our general corporate purposes have historically been provided as part of the corporate-wide cash management policies of Pentair. We may need to obtain additional financing from lenders, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements.

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  The cost of capital for our business may be higher than Pentair's cost of capital prior to completion of the separation.

        Other significant changes may occur in our cost structure, management, financing and business operations as a result of operating as a company separate from Pentair. For additional information about the past financial performance of our business and the basis of presentation of the historical combined financial statements and the unaudited pro forma consolidated and combined financial statements of our business, see "Selected Historical Consolidated and Combined Financial Data" and "Unaudited Pro Forma Consolidated and Combined Financial Statements" included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes incorporated by reference into this prospectus.

As an independent, publicly-traded company, we may not enjoy the same benefits that we did as a segment of Pentair.

        Our business was previously integrated with the other businesses of Pentair. We were able to use Pentair's size and purchasing power in procuring various goods and services and shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. Although we have entered into transition agreements with Pentair, these arrangements may not fully capture the benefits we previously enjoyed as a result of being integrated with Pentair and may result in us paying higher amounts than in the past for these services. As a separate, independent company, we may be unable to obtain goods and services at the prices and terms obtained prior to the separation, which could decrease our overall profitability. This could have an adverse effect on our financial condition, results of operations and cash flows as a stand-alone company.

We may not achieve some or all of the expected benefits of the separation, and the separation may materially adversely affect our business.

        We may not be able to achieve the full strategic and financial benefits expected to result from the separation, or such benefits may be delayed or not occur at all. We expect the separation to provide the following benefits, among others: (i) allowing Pentair and us to focus exclusively on their own businesses and their distinct needs, and pursue unique opportunities for long-term growth and profitability; (ii) more efficient allocation of capital for both Pentair and us and (iii) direct access by us to the capital markets.

        We may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (a) the separation required significant amounts of management's time and effort, which may have diverted management's attention from operating and growing our business; (b) following the separation, we may be more susceptible to market fluctuations and other adverse events than if we were still a part of Pentair; and (c) following the separation, our business is less diversified than Pentair's business prior to completion of the separation; and (d) the actions required to separate Pentair's and our respective businesses could have disrupted our operations. If we fail to achieve some or all of the benefits expected to result from the separation, or if such benefits are delayed, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

As we build our information technology infrastructure and transition our data to our own systems, we could incur substantial additional costs and experience temporary business interruptions.

        We have begun to install and implement information technology infrastructure to support our critical business functions, particularly in relation to areas outside the U.S., including systems relating to accounting and reporting, manufacturing process control, customer service, inventory control and distribution. We may incur temporary interruptions in business operations if we cannot fully transition effectively from Pentair's existing transactional and operational systems and data centers and the transition services that support these functions as we replace these systems. We may not be successful in effectively and efficiently implementing our new systems and transitioning our data, and we may incur substantially higher costs for implementation than currently anticipated. Our failure to avoid operational interruptions as we implement the new systems and replace Pentair's information technology services, or our failure to implement the new systems and replace Pentair's services effectively and efficiently, could disrupt our business and could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, if we are unable to replicate or transition certain systems, our ability to comply with regulatory requirements could be impaired.

Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we are now subject following the separation and distribution.

        Our financial results previously were included within the consolidated results of Pentair. Although we believe that our reporting and control systems were appropriate for those of subsidiaries of a public company, we were not directly subject to reporting and other requirements of the Exchange Act. As a result of the separation and distribution, we are directly subject to reporting and other obligations under the Exchange Act. Beginning with our Annual Report on Form 10-K for the year ending December 31, 2018, we intend to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), which will require annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing these assessments. These reporting and other obligations will place significant demands on our management, administrative and operational resources, including accounting and information technology resources.

        The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. Under the Sarbanes-Oxley Act, we are required to maintain effective disclosure controls and procedures and internal controls over financial reporting. To comply with these requirements, we anticipate that we will need to implement additional financial and management controls, reporting systems and procedures and hire additional accounting, finance and information technology staff. If we are unable to upgrade our financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Moreover, until we complete the creation of the corporate infrastructure necessary to operate as an independent public company, including hiring of additional staff and establishment of financial reporting information systems, we will be reliant on Pentair for services relating to some of our internal controls over financial reporting. Any failure to achieve and maintain effective internal controls could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

Pentair may fail to perform under various transaction agreements that were executed as part of the separation or we may fail to have necessary systems and services in place when certain of the transaction agreements expire.

        In connection with the separation, we and Pentair entered into a separation and distribution agreement and various other agreements, including a tax matters agreement, a transition services agreement and an employee matters agreement. These agreements are discussed in greater detail in "Certain Relationships and Related Person Transactions—Agreements with Pentair." Certain of these agreements provide for the performance of services by each company for the benefit of the other for a period of time after the separation. We are relying on Pentair to satisfy its performance and payment obligations under these agreements. If Pentair is unable to satisfy its obligations under these agreements, including its indemnification obligations, we could incur operational difficulties or losses.

        If we do not have in place our own systems and services, or if we do not have agreements with other providers of these services when the transaction or long-term agreements terminate, we may not be able to operate our business effectively and our profitability may decline. We are in the process of creating our own, or engaging third parties to provide, systems and services to replace many of the systems and services Pentair currently provides to us. We may not be successful in effectively or efficiently implementing these systems and services or in transitioning data from Pentair's systems to our systems. These systems and services may also be more expensive or less efficient than the systems and services Pentair is expected to provide during the transition period.

Potential indemnification liabilities to Pentair pursuant to the transaction agreements could materially adversely affect us.

        Under the separation and distribution agreement, the tax matters agreement, the transition services agreement and the employee matters agreement, Pentair has agreed to indemnify us for certain liabilities, and we have agreed to indemnify Pentair for certain liabilities, as discussed further in "Certain Relationships and Related Person Transactions—Agreements with Pentair." Such indemnities may be significant and could negatively impact our business, particularly indemnities relating to our actions that could impact the tax-free nature of the distribution. If we are required to indemnify Pentair under the circumstances set forth in the transaction agreements, we may be subject to substantial liabilities.

We may have received more favorable terms from unaffiliated third parties than the terms we received in our agreements with Pentair.

        We entered into agreements with Pentair in connection with the separation, including a separation and distribution agreement, a tax matters agreement, a transition services agreement and an employee matters agreement. Since such agreements were negotiated in the context of a separation while our business was still operated by and part of Pentair, the terms of such agreements may be less favorable than the terms that would have resulted from arm's-length negotiations between unaffiliated third parties. Arm's-length negotiations between Pentair and an unaffiliated third party in another form of transaction, such as a buyer in a sale of a business transaction, may have resulted in more favorable terms to the unaffiliated third party. See "Certain Relationships and Related Person Transactions—Agreements with Pentair."

Challenges in the commercial and credit environment may materially adversely affect our ability to issue debt on acceptable terms and our future access to capital.

        Our ability to issue debt or enter into other financing arrangements on acceptable terms could be materially adversely affected if there is a material decline in the demand for our products or in the solvency of our customers or suppliers or if other significantly unfavorable changes in economic conditions occur. In addition, volatility in the world financial markets could increase borrowing costs or affect our ability to access the capital markets, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. These conditions may adversely affect our ability to maintain targeted credit ratings.

We may need additional financing in the future to meet our capital needs or to make acquisitions, and such financing may not be available on favorable or acceptable terms, and may be dilutive to existing shareholders.

        We may need to seek additional financing for general corporate purposes. For example, we may need to increase our investment in research and development activities or need funds to make acquisitions. We may be unable to obtain any desired additional financing on terms that are favorable or acceptable to us. We currently have an investment grade credit rating from two primary credit rating agencies that rate our debt. If we lose these investment grade credit ratings or if adequate funds are not available to us on acceptable terms, we may be unable to fund our expansion, successfully develop or enhance products, or respond to competitive pressures, any of which could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows. If we raise additional funds through the issuance of equity securities, nVent shareholders will experience dilution of their ownership interest.

If the distribution fails to qualify as a tax-free transaction for U.S. federal income tax purposes, then nVent could be subject to significant tax liability or tax indemnity obligations.

        Pentair received from the U.S. Internal Revenue Service (the "IRS") a private letter ruling on certain issues relating to the qualification of the distribution and certain related transactions as tax-free under Section 355 and related provisions of the Internal Revenue Code (the "Code"). The IRS ruling did not address all of the requirements for tax-free treatment of the distribution and the related transactions. In addition, Pentair received an opinion from Deloitte Tax LLP substantially to the effect that, subject to the accuracy of, and compliance with, certain representations, assumptions and covenants, for U.S. federal income tax purposes, the distribution and certain related transactions qualified for non-recognition of gain or loss to Pentair and its shareholders pursuant to Section 355 and related provisions of the Code, except to the extent of cash received in lieu of fractional shares. The opinion relied on the IRS ruling as to matters covered by the IRS ruling.

        The IRS ruling and the tax opinion relied on certain facts and assumptions, certain representations from Pentair and nVent regarding the past and future conduct of their respective businesses and other matters and certain undertakings made by Pentair and nVent. Notwithstanding the IRS ruling and tax opinion, the IRS could determine on audit that the distribution should be treated as a taxable transaction if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated, or that the distribution should be taxable for other reasons, including as a result of a significant change in stock or asset ownership after the distribution, or if the IRS were to disagree with the conclusions of the tax opinion that are not covered by the IRS ruling. If the distribution is ultimately determined to be taxable, we could incur significant U.S. federal income tax liabilities or tax indemnification obligations, whether under applicable law or the tax matters agreement that we entered into with Pentair, if it is ultimately determined that certain related transactions undertaken in anticipation of the distribution are taxable. To the extent we incur any tax liability or indemnification obligation under applicable law or the tax matters agreement, there could be a material adverse effect on our business, financial condition, results of operations and cash flows in future reporting periods.

We might not be able to engage in desirable strategic transactions and equity issuances because of restrictions relating to U.S. federal income tax requirements for tax-free distributions.

        Our ability to engage in significant equity transactions could be limited or restricted in order to preserve, for U.S. federal income tax purposes, the tax-free nature of the distribution by Pentair. Even if the distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, it may result in corporate-level taxable gain to Pentair and certain of its affiliates under Section 355(e) of the Code if 50 percent or more, by vote or value, of nVent ordinary shares or Pentair ordinary shares are acquired or issued as part of a plan or series of related transactions that includes the distribution. Any acquisitions or issuances of nVent ordinary shares or Pentair ordinary shares within two years after the distribution will generally be presumed to be part of such a plan, although we or Pentair may be able to rebut that presumption.

        To preserve the tax-free treatment to Pentair of the distribution, under the tax matters agreement, we will be prohibited from taking or failing to take any action that prevents the distribution and related transactions from being tax-free. Further, for the two-year period following the distribution, without obtaining the consent of Pentair, a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm or accounting firm, we may be prohibited from, among other things:

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  approving or allowing any transaction that results in a change in ownership of more than a specified percentage of nVent ordinary shares when combined with any other changes in ownership of nVent ordinary shares,

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  redeeming or repurchasing equity securities,

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  selling or otherwise disposing of substantially all of our assets, or

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  engaging in certain internal transactions.

        These restrictions may limit our ability to pursue strategic transactions or engage in new business or other transactions that may maximize the value of our business. Moreover, the tax matters agreement also provides that we will be responsible for all or a specified portion of any taxes imposed on Pentair or any of its affiliates as a result of the failure of the distribution or the internal transactions to qualify for favorable treatment under the Code unless such failure is attributable to certain actions taken after the distribution by Pentair.

We share responsibility for certain of our and Pentair's income tax liabilities for tax periods prior to and including the distribution date.

        In connection with the distribution, we entered into a tax matters agreement with Pentair, which governs our rights and obligations and those of Pentair for certain pre-distribution tax liabilities, as more fully described under "Certain Relationships and Related Person Transactions—Agreements with Pentair—Tax Matters Agreement." To the extent we are responsible for any liability under the tax matters agreement, there could be a material adverse effect on our business, financial condition, results of operations and cash flows in future reporting periods.

Risks Relating to Our Tax Residency in the U.K.

We are subject to changes in law and other factors that may not allow us to maintain a worldwide effective corporate tax rate that is competitive in our industry.

        We cannot give any assurance as to what our effective tax rate will be, because of, among other things, uncertainty regarding the tax policies of the jurisdictions where we operate. Our actual effective tax rate may vary from our expectation and that variance may be material. Also, the tax laws of the U.S., the U.K., Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our worldwide effective corporate tax rate. In particular, legislative action could be taken by the U.S., the U.K., Ireland or the European Union which could override tax treaties or modify tax statutes or regulations upon which we expect to rely and adversely affect our effective tax rate. We cannot predict the outcome of any specific legislative proposals. If proposals were enacted that had the effect of disregarding our incorporation in Ireland or limiting our ability as an Irish company to maintain tax residency in the U.K. and take advantage of the tax treaties among the U.S., the U.K. and Ireland, we could be subject to increased taxation, which could materially adversely affect our financial condition, results of operations, cash flows or our effective tax rate in future reporting periods.

A change in nVent's tax residency could have a negative effect on our future profitability, and may trigger taxes on dividends or exit charges.

        nVent manages its affairs so that it is centrally managed and controlled in, and effectively managed from, the U.K. and therefore has its tax residency only in the U.K. However, we cannot assure you that nVent will continue to be resident only in the U.K. for tax purposes.

        Under current Irish legislation, a company is regarded as resident for tax purposes in Ireland if it is centrally managed and controlled in Ireland, or, in certain circumstances, if it is incorporated in Ireland. Under current U.K. legislation, a company that is centrally managed and controlled in the U.K. is regarded as resident in the U.K. for taxation purposes unless it is treated as resident in another jurisdiction pursuant to any appropriate double tax treaty with the U.K. Other jurisdictions may also seek to assert taxing jurisdiction over nVent.

        Where a company is treated as tax resident under the domestic laws of both the U.K. and Ireland, article 4(3) of the Double Tax Convention between Ireland and the U.K. (the "residence tie-breaker") currently provides that the company shall be treated as resident only in one of those two jurisdictions if its place of effective management is situated in that jurisdiction.

        The Organisation for Economic Co-operation and Development has proposed a number of measures relating to the tax treatment of multinationals, some of which are to be implemented by amending double tax treaties through a multilateral instrument (the "MLI"). The MLI has been signed by a number of countries, including Ireland and the U.K. The MLI allows signatories to opt into or out of certain changes: the effect for a given double tax convention depends on the options chosen by the two contracting states. Ireland and the U.K. have indicated they intend to change the residence tie-breaker so that it will depend on a ruling by the tax authorities of the two contracting states, instead of an objective application of the place of effective management test. Accordingly, if Ireland and the U.K. maintain their position and enough other countries ratify the MLI, the residence tie-breaker would be amended to depend on a determination by Irish Revenue Commissioners and the U.K. HM Revenue and Customs. It is not certain when this will take place nor what factors will be taken into account in making the determination, but nVent does not expect such a determination to alter its tax residency.

        It is possible that in the future, whether as a result of a change in law (including the entry into force of the MLI or a change to the intention of Ireland or the U.K. in relation to the MLI) or the practice of any relevant tax authority or as a result of any change in the conduct of nVent's affairs, nVent could become, or be regarded as having become, resident in a jurisdiction other than the U.K. If nVent ceases to be resident in the U.K. and becomes resident in another jurisdiction, it may be subject to U.K. exit charges, and could become liable for additional tax charges in the other jurisdiction (including dividend withholding taxes or corporate income tax charges). If nVent were to be treated as resident in more than one jurisdiction, it could be subject to taxation in multiple jurisdictions. If, for example, nVent were considered to be a tax resident of Ireland, nVent could become liable for Irish corporation tax and any dividends paid by it could be subject to Irish dividend withholding tax.

Legislative action in the U.S. could materially adversely affect us.

        Legislative action may be taken by the U.S. Congress which, if ultimately enacted, could limit the availability of tax benefits or deductions that we currently claim, override tax treaties upon which we rely, or otherwise affect the taxes that the U.S. imposes on our worldwide operations. Such changes could materially adversely affect our effective tax rate and/or require us to take further action, at potentially significant expense, to seek to preserve our effective tax rate.

Risks Relating to the Exchange Offer and the New Notes

You may have difficulty selling the Original Notes that you do not exchange.

        If you do not exchange your Original Notes for the New Notes offered in the exchange offer, then you will continue to be subject to the restrictions on transfer of your Original Notes. Those transfer restrictions are described in the indenture governing the Original Notes and in the legend contained on the Original Notes, and arose because we originally issued the Original Notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

        In general, you may offer or sell your Original Notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the Original Notes under the Securities Act.

        If a large number of Original Notes are exchanged for New Notes issued in the exchange offer, then it may be more difficult for you to sell your unexchanged Original Notes. In addition, if you do not exchange your Original Notes in the exchange offer, then you will no longer be entitled to have those Original Notes registered under the Securities Act.

        See "The Exchange Offer—Consequences of Failure to Exchange Original Notes" for a discussion of the possible consequences of failing to exchange your Original Notes.

You must carefully follow the required procedures to exchange your Original Notes.

        The New Notes will be issued in exchange for Original Notes only after timely receipt by the exchange agent of a duly executed letter of transmittal (or an agent's message (as defined under "The Exchange Offer—Procedures for Tendering Original Notes")) and all other required documents. Therefore, if you wish to tender your Original Notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of Original Notes for exchange. Any holder of Original Notes who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Original Notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

Late deliveries of the Original Notes and other required documents could prevent a holder from exchanging its Original Notes.

        Holders are responsible for complying with all exchange offer procedures. The issuance of the New Notes in exchange for the Original Notes will only occur upon completion of the procedures described in this prospectus under "The Exchange Offer." Therefore, holders of Original Notes who wish to exchange them for New Notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer, notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

        A broker-dealer that purchased Original Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the New Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes.

We have incurred indebtedness, which could have a negative impact on our financing options and liquidity position.

        As of June 30, 2018, we had consolidated indebtedness for borrowed money of approximately $1.0 billion. We may also incur additional indebtedness in the future. See "Description of Material Indebtedness." Our indebtedness may impose restrictions on us that could have material adverse consequences by:

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  requiring a substantial portion of our cash flow from operations to make payments on this debt following the separation;

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  making it more difficult to satisfy debt service and other obligations;

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  increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our business;

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  limiting our flexibility in planning for, or reacting to, changes in our business and the industry;

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  placing us at a competitive disadvantage relative to our competitors that may not be as highly leveraged with debt; and

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  limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise.

        To the extent that we incur additional indebtedness, the risks described above could increase. In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to repay all of the outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt.

        See "Description of Material Indebtedness."

There are currently no markets for the New Notes, and active trading markets may not develop for the New Notes.

        The New Notes are new issues of securities for which there are no established trading markets. We do not intend to have the New Notes listed on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. In addition, the liquidity of the trading markets in the New Notes and the market price quoted for the New Notes may be adversely affected by changes in the overall market for securities and by changes in nVent Finance's or nVent's financial performance or prospects or changes in the financial performance or prospects of companies in nVent Finance's or nVent's industries. Active trading markets for the New Notes may not develop or be sustained and there can be no assurance as to the liquidity of any market that does develop. You may not be able to sell your New Notes at a particular time, and the price that you receive when you sell may not be favorable.

The New Notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could adversely affect holders of the New Notes. In addition, the restrictions in the indenture governing the New Notes on our ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.

        We are not restricted under the terms of the New Notes from incurring additional debt or repurchasing our securities. The terms of the indenture governing the New Notes limits our ability to secure additional debt and enter into sale and lease-back transactions. However, these limitations are subject to numerous exceptions, which, among other things, permit us to engage in certain permitted securitization transactions and grant liens securing certain indebtedness. The New Notes are unsecured and are effectively subordinated to any existing or future secured indebtedness of nVent Finance and nVent.

        In addition, the limited covenants applicable to the New Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or debt ratings. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the New Notes could have the effect of diminishing our ability to make payments on the New Notes when due.

nVent Finance and nVent will depend on their respective subsidiaries for funds to meet their obligations under the New Notes and Guarantees. The New Notes and the Guarantees will be effectively subordinated to all existing and future liabilities of nVent Finance's and nVent's subsidiaries.

        nVent is a holding company established to own directly and indirectly substantially all of our operating and other subsidiaries. nVent Finance is a holding company formed to own directly and indirectly substantially all of its operating and other subsidiaries and to issue debt securities, including the New Notes. nVent's principal source of cash flow, including cash flow to make payments on the New Notes pursuant to the Guarantees, is dividends from its subsidiaries. nVent Finance's principal source of cash flow is interest income from its subsidiaries. None of the subsidiaries of nVent Finance or nVent (other than nVent Finance) are under any direct obligation to pay or otherwise fund amounts due on the New Notes or the Guarantees, whether in the form of dividends, distributions, loans or other payments. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain subsidiaries of nVent Finance or nVent. If such subsidiaries are unable to transfer funds to nVent Finance or nVent and sufficient cash or liquidity is not otherwise available,

nVent Finance or nVent may not be able to make principal and interest payments on their outstanding debt, including the New Notes or the Guarantees.

        In addition, nVent Finance's and nVent's right to receive any assets of any of their respective subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the New Notes to participate in those assets under the terms of the New Notes or pursuant to the Guarantees, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. As of June 30, 2018, the aggregate outstanding liabilities of nVent Finance's subsidiaries to which the Original Notes and the related guarantees were structurally subordinated was $873.2 million. Even if either of nVent Finance or nVent were a creditor of any of its respective subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it.

nVent Finance may not be able to repurchase the New Notes upon a change of control triggering event.

        As described under "Description of the New Notes and the Guarantees—Change of Control," nVent Finance may be required to offer to repurchase the New Notes upon the occurrence of a change of control triggering event. nVent Finance may not have sufficient funds to repurchase the New Notes in cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of nVent Finance's other debt agreements or applicable law may limit its ability to repurchase the New Notes for cash. The occurrence of a change of control could also constitute an event of default under the Senior Credit Facilities (as defined in "Description of Material Indebtedness"). nVent Finance's bank lenders may have the right to prohibit a repurchase upon a change of control triggering event, in which event it may seek to obtain waivers from the required lenders under the Senior Credit Facilities, but nVent Finance may not be successful in obtaining such waivers. In that case, nVent Finance's failure to purchase tendered New Notes would constitute a default under the terms of the indenture governing the New Notes and any other indebtedness that it may enter into from time to time with similar provisions.

If nVent is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations.

        If nVent is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee its operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed to nVent, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement its proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, any company to which an examiner has been appointed would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of nVent to make timely payments under the Guarantees, and holders may be unable to enforce their rights under the Guarantees. During the course of examinership, holders' rights under the Guarantees may be affected by the examiner's exercise of its powers, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.

        Further, a scheme of arrangement may be approved involving the writing down of the debt due by nVent to the holders of the New Notes irrespective of their views. In the event that a scheme of arrangement is not approved and nVent subsequently goes into liquidation, the examiner's remuneration and expenses (including certain borrowings incurred by the examiner on behalf of nVent and approved by the Irish High Court) and the claims of certain other creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by nVent to the holders of the New Notes in accordance with the Companies Act 2014 of Ireland (as amended) and, where applicable, the Rules of the Superior Courts of Ireland.

Irish laws differ from the laws in effect in the U.S. and may afford less protection to holders of our securities, including the Guarantees.

        It may not be possible to enforce court judgments obtained in the U.S. against nVent (or its directors or officers) in Ireland, whether based on the civil liability provisions of the U.S. federal or state securities laws or otherwise. We have been advised that the U.S. currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not be automatically enforceable in Ireland. In addition, Irish courts would be unlikely to entertain actions against nVent or those persons based on those laws.

Luxembourg laws differ from the laws in effect in the U.S. and may afford less protection to holders of our securities, including the New Notes.

        nVent Finance is organized under the laws of Luxembourg. Under Luxembourg insolvency laws, bankruptcy proceedings, controlled management proceedings and composition proceedings (together referred to as "Insolvency Proceedings") may be opened against nVent Finance to the extent that its center of main interests and central administration are in Luxembourg.

        Further, the ability of the holders of the New Notes to receive payment on the New Notes may be affected by a decision of the Luxembourg Commercial District Court granting suspension of payments or putting nVent Finance into judicial liquidation.

        The main effect of bankruptcy proceedings is the suspension of all measures of enforcement against nVent Finance, except, subject to certain limited exceptions, for secured creditors, and the payment of unsecured creditors of nVent Finance in accordance with their rank upon the realization of the assets of nVent Finance.

        In principle, contracts of the bankrupt company are not automatically terminated on commencement of bankruptcy proceedings, save for contracts for which the identity or solvency of the company was crucial for the other party. However, certain contracts are terminated automatically by law, such as employment contracts, unless expressly confirmed by the receiver. Contractual provisions purporting to terminate a contract upon bankruptcy are generally held as being valid. The receiver may choose to terminate contracts of the company subject to certain rules and to the creditors' interest.

        Unsecured claims of nVent Finance will, in the event of a liquidation of nVent Finance, only rank after (i) the cost of liquidation (including any debt incurred for the purpose of such liquidation) and (ii) the debts of nVent Finance that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include, among others:

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  certain amounts owed to the Luxembourg revenue;

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  value-added tax and other taxes and duties owed to the Luxembourg customs and excise;

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  social security contributions; and

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  remuneration owed to employees.

        Luxembourg insolvency laws may also affect transactions entered into or payments made by nVent Finance during the pre-bankruptcy hardening period which is fixed by the Luxembourg court and dates back not more than six months as from the date on which the Luxembourg court formally adjudicates a company bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period.

        In the absence of any treaty, a valid final and conclusive judgment against a Luxembourg company obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be recognized and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures set out in the Luxembourg code of civil procedure.

        If an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law if the choice of the foreign law was not made in good faith or if the foreign law was not pleaded and proved or if pleaded and proved, the foreign law was contrary to Luxembourg mandatory provisions or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

Our credit ratings may not reflect all risks of your investment in the New Notes and may be downgraded, qualified or withdrawn by a rating agency at any time. A rating agency not requested to provide a credit rating for the New Notes may nonetheless issue a credit rating and, if one does, it may be lower than those currently assigned to the New Notes.

        The credit ratings assigned to the New Notes are limited in scope, and may not address all material risks relating to an investment in the New Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant. Any other rating agency may issue an unsolicited rating and, if any such unsolicited ratings are issued, we cannot assure you that they will not be different from those credit ratings currently assigned to the New Notes. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the New Notes and increase our corporate borrowing costs.

The IRS could take the position that the contingent payment debt instrument rules apply to the New Notes.

        Although we believe that for U.S. federal income tax purposes the contingent payment debt instrument rules do not apply to the New Notes, it is possible that the IRS could successfully assert that the New Notes should instead be taxed under those rules as a result of the possible adjustment of the interest rates on the New Notes based on certain rating events, or as a result of certain other events. Any treatment of the New Notes as "contingent payment debt instruments" could adversely affect the timing and amount of income inclusions with respect to the New Notes, and could also cause any gain from the sale or other disposition of a Note to be treated as ordinary income rather than as capital gain. See "Certain Luxembourg, Ireland and United States Federal Income Tax Considerations—United States—Characterization of the Notes—Certain Contingent Payments."

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes contemplated by this prospectus, we will receive in exchange Original Notes in a like principal amount. We will cancel all Original Notes exchanged for New Notes in the exchange offer.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2018.

        The capitalization table below should be read together with "Unaudited Pro Forma Consolidated and Combined Financial Statements" and "Selected Historical Consolidated and Combined Financial Data" included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our condensed consolidated and combined financial statements and accompanying notes incorporated by reference into this prospectus.

In millions	As of June 30, 2018
Cash and cash equivalents	$91.5

Revolving credit facility	—
Term loan facility	200.0
3.950% Senior Notes due 2023	300.0
4.550% Senior Notes due 2028	500.0
Other	0.3
Unamortized debt issuance costs and discounts	(6.3)

Total debt	994.0

Equity:
Ordinary shares, $.01 par value	1.8
Additional paid-in capital	2,748.8
Retained earnings	42.1
Accumulated other comprehensive loss	(96.3)

Total equity	$2,696.4

Total capitalization	$3,690.4

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases.

		Year ended December 31,
	Six months ended June 30, 2018
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	9.9x	52.4x	51.3x	160.6x	51.2x	49.9x

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma consolidated and combined financial statements are derived from the historical consolidated and combined financial statements of nVent prepared in accordance with accounting principles generally accepted in the U.S., which are included in this prospectus.

        The unaudited pro forma consolidated and combined statements of income for the six months ended June 30, 2018 and year ended December 31, 2017 give effect to the separation as if it had occurred on January 1, 2017, the first day of fiscal year 2017. These unaudited pro forma consolidated and combined financial statements include adjustments that give effect to events that are (i) directly attributable to the separation and related transaction agreements, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on nVent, such as:

  •
  the incurrence of $1.0 billion of long-term indebtedness as described in the accompanying notes; and

  •
  the issuance of approximately 179.0 million of our $0.01 par value ordinary shares.

        The consolidated and combined financial statements of nVent include general corporate expenses of Pentair that were not historically charged to nVent for certain support functions that are provided on a centralized basis, such as expenses related to executive management, finance, audit, legal, information technology, human resources, communications, facilities and employee benefits and compensation. These general corporate expenses are included in the Consolidated and Combined Statements of Income within Selling, general and administrative expenses and Other expense (income). These expenses have been allocated to nVent on the basis of direct usage when identifiable, with the remainder allocated based on a proportional basis of net sales, headcount or other measures.

        Management believes that such allocations for these support functions are reasonable; however, they may not be indicative of the financial position, results of operations and cash flows that would have been achieved had we operated as an independent, publicly-traded company for the periods presented. Effective as of the separation, we will assume responsibility for all of these functions and related costs. nVent will incur incremental costs as an independent, publicly-traded company, including costs to replace services previously provided by Pentair as well as other stand-alone costs. Due to the scope and complexity of these activities, the amount and timing of these incremental costs could vary and, therefore, are not included within the unaudited pro forma consolidated and combined financial statements.

        The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated and combined financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and we believe such assumptions are reasonable under the circumstances.

        The unaudited pro forma consolidated and combined financial statements have been presented for informational purposes only. The statements are not necessarily indicative of our results of operations or financial condition had the separation been completed on the dates assumed. Also, they may not reflect the results of operations or financial condition which would have resulted had we been operating as an independent, publicly-traded company during such periods. In addition, they are not necessarily indicative of our future results of operations or financial condition.

        The following unaudited pro forma consolidated and combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated and combined financial statements incorporated by reference into this prospectus.

 nVent
Unaudited Pro Forma Consolidated and Combined Income Statement
Six Months Ended June 30, 2018

In millions	Historical	Pro forma adjustments		Pro forma
Net sales	$1,081.6	$—		$1,081.6
Cost of goods sold	653.3	—		1,256.0

Gross profit	428.3	—		2,337.6
Selling, general and administrative	275.0	(34.5)	(a)	240.5
Research and development	22.4	—		22.4

Operating income	130.9	34.5		165.4
Other expense	6.3	—		6.3
Net interest expense	9.9	12.3	(b)	22.2

Income before income taxes	114.7	22.2		136.9
Provision (benefit) for income taxes	19.1	6.9	(c)	26.0

Net income	$95.6	$15.3		$110.9

Pro forma earnings per ordinary share
Basic				$0.62
Diluted				$0.61

Weighted average ordinary shares outstanding
Basic				178.7
Diluted				181.0

See accompanying notes to unaudited pro forma consolidated and combined financial statements.

 nVent
Unaudited Pro Forma Combined Income Statement
Year Ended December 31, 2017

In millions	Historical	Pro forma adjustments		Pro forma
Net sales	$2,097.9	$—		$2,097.9
Cost of goods sold	1,256.0	—		1,256.0

Gross profit	841.9	—		3,353.9
Selling, general and administrative	485.9	(16.1)	(a)	469.8
Research and development	42.5	—		42.5

Operating income	313.5	16.1		329.6
Net interest expense	0.2	44.4	(b)	44.6

Income before income taxes	313.3	(28.3)		285.0
Provision (benefit) for income taxes	(48.4)	1.8	(c)	(46.6)

Net income	$361.7	$(30.1)		$331.6

Pro forma earnings per ordinary share
Basic			(d)	$1.85
Diluted			(e)	$1.83
Weighted average ordinary shares outstanding
Basic			(d)	179.0
Diluted			(e)	181.2

See accompanying notes to unaudited pro forma consolidated and combined financial statements.

 nVent
Notes to Unaudited Pro Forma Consolidated and Combined Financial Statements
(in millions, except per share data)

        (a)   Reflects the removal of non-recurring separation costs directly related to the separation that were incurred during the historical year ended December 31, 2017 and six months ended June 30, 2018 that will not have a continuing impact. These costs were primarily for legal, tax, accounting and other professional fees.

        (b)   Represents interest expense, amortization of debt issuance costs and amortization of original issue discounts related to $1.0 billion of long-term indebtedness incurred in connection with the separation. The weighted-average interest rate on the debt is 4.4 percent. Interest expense was calculated assuming constant debt levels throughout the periods.

        (c)   Reflects the tax effects of the pro forma adjustments at the applicable statutory income tax rates in the respective jurisdictions. The effective tax rate of nVent could be different (either higher or lower) depending on activities subsequent to the separation.

        (d)   The number of nVent ordinary shares used to compute basic earnings per share is based on the number of nVent ordinary shares that were distributed on April 30, 2018 to effect the separation using a distribution ratio of one ordinary share of nVent for each Pentair ordinary share outstanding as of the close of business on the record date.

        (e)   The number of shares used to compute diluted earnings per share is based on the number of nVent ordinary shares, as described in (d) above, plus the additional number of shares that would be issued upon the exercise of all dilutive outstanding options and vesting of outstanding restricted stock awards.

SELECTED HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL DATA

        The following table presents the selected historical consolidated and combined financial data for nVent for the periods indicated below. The combined statement of income data for each of the years ended December 31, 2017, 2016 and 2015, and the combined balance sheet data as of December 31, 2017 and 2016 set forth below are derived from our audited combined financial statements incorporated by reference into this prospectus. The consolidated and combined statement of income data for each of the six months ended June 30, 2018 and 2017, and the consolidated balance sheet data as of June 30, 2018 are derived from our unaudited condensed consolidated and combined financial statements incorporated by reference into this prospectus. The combined statement of income data for each of the years ended December 31, 2014 and 2013 and the combined balance sheet data as of December 31, 2015, 2014 and 2013 are derived from our unaudited combined financial statements that are not included in this prospectus. The unaudited condensed consolidated and combined financial statements have been prepared on the same basis as the audited combined financial statements and in the opinion of our management, include all adjustments necessary for a fair presentation of the information set forth herein.

        Our historical combined financial statements include certain expenses of Pentair that were allocated to nVent for certain support functions that are provided on a centralized basis, such as executive management, finance, audit, legal, information technology, human resources, communications, facilities and employee benefits and compensation. These costs may not be representative of the future costs we will incur as an independent, publicly-traded company. In addition, our historical financial information does not reflect changes that we expect to experience in the future as a result of the separation, including changes in the financing, operations, cost structure and personnel needs of our business. Consequently, the financial data included herein may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we been operating as a stand-alone public company during the periods presented, including changes that will occur in our operations and capitalization as a result of the separation. See "Unaudited Pro Forma Consolidated and Combined Financial Statements" for a further description of the anticipated changes.

        We adopted Accounting Standards Update ("ASU") No. 2017-17, Retirement Benefits—Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis on January 1, 2018. The standard amends existing guidance to require the presentation of all components of net periodic benefit cost other than service cost outside of operating income. Only the service cost component will be included in operating income and eligible for capitalization in assets.

        Because the effects of the retrospective presentation change on our Combined Statements of Income and Comprehensive Income were not material (reclassification of $2.6 million, $16.4 million, and $(7.3) million of pension and post-retirement expense (benefit) for the years ended December 31, 2017, 2016 and 2015, respectively, from operating income to non-operating income), the previously issued combined financial statements incorporated herein by reference in this prospectus have not been retroactively adjusted for incorporation herein.

        The selected historical consolidated and combined financial data presented below should be read in conjunction with "Capitalization" included in this prospectus and "Management's Discussion and

Analysis of Financial Condition and Results of Operations" and our combined financial statements and accompanying notes incorporated by reference into this prospectus.

	Six months ended June 30,		Years ended December 31,
In millions	2018	2017	2017	2016	2015	2014	2013
Consolidated and combined statements of income data
Net sales	$1,081.6	$1,015.4	$2,097.9	$2,116.0	$1,809.3	$1,728.0	$1,663.5
Income before income taxes	114.7	154.1	313.3	315.0	265.9	277.3	258.9
Net income	95.6	126.0	361.7	259.1	210.1	212.2	185.5
Earnings per ordinary share
Basic	$0.53	$0.70	$2.02	$1.45	$1.17	$1.19	$1.04
Diluted	$0.53	$0.70	$2.00	$1.43	$1.16	$1.17	$1.02
Weighted average ordinary shares outstanding
Basic(1)	178.7	179.0	179.0	179.0	179.0	179.0	179.0
Diluted(2)	181.0	181.2	181.2	181.2	181.2	181.2	181.2

(1)
For periods prior to the separation, the number of nVent ordinary shares used to compute basic earnings per share is based on the number of nVent ordinary shares that were distributed on April 30, 2018 to effect the separation using a distribution ratio of one ordinary share of nVent for each Pentair ordinary share outstanding as of the close of business on the record date.

(2)
For periods prior to the separation, the number of shares used to compute diluted earnings per share is based on the number of nVent ordinary shares, as described in (1) above, plus the additional number of shares that would be issued upon exercise of all dilutive outstanding options and vesting of outstanding restricted stock awards.

		As of December 31,
	As of June 30, 2018
In millions		2017	2016	2015	2014	2013
Consolidated and combined balance sheets data
Total assets	$4,576.8	$4,725.0	$4,493.8	$4,564.4	$2,205.9	$2,124.4
Total debt	994.0	—	—	—	—	—
Total equity	2,696.4	3,791.3	3,485.7	3,506.7	1,605.4	1,590.8

BUSINESS

The Company

        nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install, and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings, and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening, and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability, and innovation. Our principal office is in London, United Kingdom and our management office in the United States is in Minneapolis, Minnesota. We were incorporated under the laws of Ireland on May 30, 2017.

        Our broad range of products and solutions connect and protect our customers' mission-critical equipment from hazardous conditions, improving their utilization, lowering costs, and minimizing downtime. The cost of our products typically represents a small proportion of the total cost of our customers' end systems as well as the potential cost of failure that our products help avoid. We have a portfolio of premier, industry-leading brands, including Caddy, Erico, Hoffman, Raychem, Schroff, and Tracer, some of which have a history spanning over 100 years, that cover a wide range of verticals, including Industrial, Commercial & Residential, Energy, and Infrastructure.

        Our roots within Pentair trace back to the acquisition of Federal-Hoffman Corporation in 1988, which included the Hoffman enclosures brand. From that starting point we have grown both organically and via acquisition. Our Enclosures business first applied lean principles within the organization in the 1990s, leveraging its culture of customer service and operational excellence. In 2012, Pentair merged with Tyco International Ltd.'s Flow Control division, which included our Thermal Management business and the Raychem brand, a global leader in heat tracing solutions. In 2015, Pentair acquired ERICO Global Company, a leading global manufacturer of superior engineered electrical and fastening products, which operates as our Electrical & Fastening Solutions business, broadening our product offering and enabling us to provide additional global solutions to our combined customers.

        We aim to continue our journey as "One nVent" organization, with unified focus on commercial excellence, digital transformation, scaled and integrated technology, including Internet of Things ("IoT"), and global presence and capabilities. As we scale our capabilities under our umbrella brand of nVent, we expect to expand our products and solutions and continue to differentiate our company by creating solutions that solve problems for our customers.

        Our strategy and culture is grounded in the values and purpose of Pentair. From Pentair Integrated Management System ("PIMS"), we have derived a set of lean growth and talent management processes, designed to improve business performance, evaluate growth opportunities, and develop and retain employees. Through consistent application of these processes, we have been able to foster a culture of innovation, retain focus on the customer, and profitably grow our business. We continue to use and improve these processes as an independent company to continue to drive sustained and profitable growth.

        We estimate that the size of the global industries we serve was $60 billion in 2017 revenue. Those industries are highly fragmented, which provides us with attractive opportunities to execute our growth strategies.

nVent 2017 Sales Breakdown—$2.1 billion
By Segment	By Geography	By Vertical

        We are a global business operating across a diverse range of industries. We support our customers with a workforce of 8,600 employees around the world. We operate domestically and internationally with over 50 sales offices and over 30 manufacturing and distribution centers across North America, Europe, Asia, Australia, and South America. We leverage our global workforce and footprint to respond to our customers' requirements for consistent, high quality and innovative solutions.

        We sell our products both through distributors and direct to customer channels. We have a diverse distribution network with over 8,000 channel partners, ranging from electrical distributors to maintenance contractors. Our Electrical & Fastening Solutions, Enclosures—Hoffman brand and Thermal Management—Commercial and Infrastructure products are principally sold through distributors. In addition, our Thermal Management—Industrial and Enclosures—Schroff brand products are primarily sold direct to customers, ranging from leading blue-chip companies to independent sub-contractors. We have long lasting relationships with our distributors and customers.

        We operate across three segments: Enclosures, Thermal Management, and Electrical & Fastening Solutions, which contributed 44 percent, 30 percent, and 26 percent to our sales in 2017, respectively.

  Enclosures:    Enclosures provides innovative solutions that protect, connect, and manage heat in critical electronics, communication, control, and power equipment. From metallic and non-metallic enclosures to cabinets, subracks, and backplanes, it offers the physical infrastructure to host, connect, and protect server and network equipment, as well as indoor and outdoor protection for broadband voice, data, and video surveillance applications in Industrial, Infrastructure, Commercial, and Energy verticals. In 2017, Enclosures had sales of $0.93 billion.

  Thermal Management:    Thermal Management provides electric thermal solutions that connect and protect critical buildings, infrastructure, industrial processes, and people. Its thermal management systems include heat tracing, floor heating, fire-rated and specialty wiring, sensing, and snow melting and de-icing solutions for use in Energy, Industrial, Commercial & Residential, and Infrastructure verticals. Its highly reliable and easy to install solutions lower total cost of ownership to building owners, facility managers, operators, and end users. In 2017, Thermal Management had sales of $0.62 billion.

  Electrical & Fastening Solutions:    Electrical & Fastening Solutions provides fastening solutions that connect and protect electrical and mechanical systems and civil structures. Its engineered electrical and fastening products are used across a wide range of verticals, including Commercial, Industrial, Infrastructure, and Energy. In 2017, Electrical & Fastening Solutions had sales of $0.54 billion.

Competitive Strengths

        We believe we differentiate ourselves through the following competitive strengths, including:

Leading Provider of Inventive Solutions that Connect and Protect Sensitive Equipment and Maximize Customer Efficiency

        We are a leading global provider of inventive solutions that connect and protect our customers' mission-critical processes and equipment. We believe our comprehensive product offering, ability to customize solutions to unique customer requirements, and track record of superior quality, performance, and reliability positions us as a "go-to" electrical and thermal connection and protection solutions provider. Our products are critical components of our customers' systems and relied upon to perform in challenging environments where cost of failure is high and our product cost is low. Furthermore, we enhance efficiency of our customers' processes by improving utilization, lowering installation and maintenance costs, and minimizing downtime through industry-leading product performance.

Strong Industry Positions, Global Footprint and Leading Brands

        We benefit from leading industry positions across our Enclosures, Thermal Management, and Electrical & Fastening Solutions segments. Our leadership positions are supported by the breadth of our global footprint, with product development, manufacturing, and distribution capabilities that enable us to meet local market requirements. Our global reach has facilitated entry into new markets and provides the infrastructure and experience to accelerate growth internationally.

        We have a portfolio of premier brands, including Caddy, Erico, Hoffman, Raychem, Schroff, and Tracer, with long-standing reputations for innovation, quality, and reliability. We are a leading innovator in many of the spaces in which we operate. We developed the first self-regulating heating cable for industrial use, which automatically adjusts power output to compensate for temperature changes. We also developed the Hoffman Watershed, which was the first fit-for-purpose enclosure for the food & beverage industry to protect critical equipment in heavy wash-down applications.

Diversified Across Products, Verticals, Brands, Channels, and Customers

        We offer a diverse range of electrical connection and protection products with sales distributed across a broad range of verticals, brands, channels, and customers. We offer several product lines including communications & electronics protection, controls & electrical protection, industrial heat tracing, and thermal building solutions that are sold across the Industrial, Commercial & Residential, Energy and Infrastructure verticals.

Attractive Margins and Strong Cash Flow Generation

        We benefit from industry-leading margins and a track record of strong cash flow generation. Over the past three years, our combined segment income margins (excluding pro forma corporate allocations) have consistently been over 19 percent, maintained through our culture of operational efficiency and our global footprint. We have consistently generated strong cash flow from operations and free cash flow. Implementation of our lean, growth, and talent management processes across our organization helps to ensure we are continually improving and building sustainable performance and helps us maintain a culture of operational excellence and continuous improvement.

Experienced Management Team with a Proven Track Record of Integrating Acquisitions

        We are led by a senior management team with an average of over 20 years of industry experience with Pentair and other leading industrial companies. We benefit from our team's industry knowledge and track record of successful product innovation and financial performance. Additionally, our senior management team has extensive experience executing and integrating bolt-on and transformational acquisitions. Our team was instrumental in the successful integration of Erico and delivery on cost synergy targets within the envisaged time frame.

Growth Strategies

Pursue Continued Growth Transformation and Business Optimization Through "One nVent" Organization

        We stand to benefit from our continued evolution and integration as "One nVent" organization and organic growth focused transformation. Through adopting a customer-led orientation and an enhanced digital strategy across our segments and brands, we aim to achieve commercial excellence and improve customer experience by making it easier and faster for customers to search, select, price and quote our products. We believe a unified approach to our customers will enhance our lead generation capabilities, enable cross-selling opportunities for our sales force, and increase our share of customers' wallets. We expect further integration across nVent and aim to accelerate our product innovation as we encourage technology sharing across our business.

Capitalize on Identified Organic Growth Opportunities

        We have identified several high-potential sectors where we see opportunities to deliver the breadth of our company-wide capabilities to drive continued organic growth. In Commercial, we seek to become our customers' global connection and protection partner with solutions that are easy to install, deliver productivity and ensure safety and reliability. In Infrastructure, we aim to provide a unified go to market approach with solutions that optimize efficiency through innovation and customer service, with connection and protection solutions. In Industrial, we aim to innovate and create differentiation with specified products for our end-users that enhance reliability and reduce the maintenance costs of our products.

Product Innovation to Leverage Attractive Global Secular Trends

        We plan to continue to invest in the development of innovative products and solutions that take advantage of key secular trends, including rising safety standards, the IoT, building automation, and increasing efficiency and regulatory requirements. Rising safety standards globally, including in fire protection and seismic standards, call for innovative solutions that enable our customers to meet those standards in a cost-efficient manner. For example, we recently launched the world's first low-smoke, zero-halogen fire-rated wiring that meets enhanced fire protection standards while reducing space requirements and total project cost.

        The growth in smart products and connected solutions requires an ever increasing number of enclosures designed to exact specifications and high tolerances. For example, we offer a smart and scalable cooling solution for data centers that reduces energy consumption and results in substantial cost savings for customers. We expect to increase product differentiation and average selling prices in all of our segments through building automated and connected devices.

Grow Globally in Europe and Developing Regions

        We aim to grow our global presence both in Europe and through selective investments in developing regions. In Europe, we are targeting expansion of product categories and brands that have strong positions in North America but remain underpenetrated in Europe. We plan to expand our regional team, enhance channel coverage including expanding our digital platform, and differentiate our products and solutions by focusing on product flexibility and technical expertise. For example, to meet heightened fire resistance standards in Germany, we developed a fire-rated, metal pressure clip that meets standards, prevents cable damage and allows for easy installation in tight spaces.

        In developing regions, we plan to enhance our existing local capabilities and focus on creating localized products and solutions to better serve our customers. For example, we believe significant infrastructure development initiatives in Asia present substantial opportunities for us to expand across our segments. We aim to invest across our supply chain and position our product roadmap around key growth verticals in these regions to capitalize on growth opportunities.

Accelerate Growth Through Targeted Bolt-on Acquisitions

        Our company is built on a history of successful strategic acquisitions that evidence our integration capabilities. We believe we have developed a strong pipeline of compelling acquisition candidates that complement existing products, expand geographic reach, and enhance our technical expertise and capabilities. We believe our industry standing, culture of operational excellence, and M&A integration experience position us well to continue to pursue disciplined strategic acquisitions.

Reportable Segments

Enclosures

        Our Enclosures business provides innovative solutions to connect and protect critical electronics, communication, control, and power equipment. We are a leader in the enclosures sector, and our key brands, Hoffman and Schroff, have a long history of solving customers' problems by providing high quality solutions. In 2017, the approximate breakdown of sales by geography was 66 percent in the United States and 34 percent throughout the rest of the world.

        Hoffman provides enclosure solutions for challenging operating environments and is one of the largest brands of enclosures in North America and a leader globally. The offerings connect and protect critical control and power equipment through a comprehensive range of solutions used by panel builders, OEMs and directly by other end-users, including customized products for hazardous environments. The Hoffman brand is over 70 years old and is recognized for delivering superior building, testing, certification and overall product quality. Hoffman's product customization and global footprint, along with reputation, have helped it garner long-standing relationships with many of the world's largest industrial companies.

        Schroff provides highly-customized and technologically-advanced enclosures and is one of our largest brands of enclosures in Europe. These products connect and protect mission-critical electronics and communications equipment by providing a wide range of innovative standard products and customized solutions. Schroff's innovation is demonstrated by its constant flow of new product designs, including a focus on smart products capable of providing connectivity and remote management. The Schroff brand is a leader in ease of doing business due to its product flexibility and customer-first focus—approximately one-half of all Schroff products are customized.

Thermal Management

        Our Thermal Management business provides electric thermal solutions that connect and protect critical buildings, infrastructure, industrial processes, and people. Its highly reliable and easy to install solutions lower total cost of ownership to building owners, facility managers, operators, and end users. Thermal Management's products have been installed in some of the world's most iconic buildings, including the Shard in London, Eiffel Tower in Paris, and Burj Khalifa in the UAE. In 2017, the approximate breakdown of sales by geography was 40 percent in the United States and 60 percent throughout the rest of the world.

        For Industrial and Energy, we provide industrial heat-tracing and wiring, control and monitoring, sensing, engineering, and construction services under industry leading Raychem and Tracer brands, primarily serving the oil & gas and power industries. Products and solutions include heat tracing for freeze protection and process temperature maintenance, temperature control and monitoring systems, heat-traced tubing bundles, instrument winterization, and tank heating systems. For Commercial and Infrastructure, we provide products and services primarily under our Raychem brand. Applications include pipe freeze protection, roof and gutter de-icing, surface snow melting, hot water temperature maintenance, floor heating, and freeze and frost prevention for hospitals, sports venues, hotels, commercial offices, and education facilities.

Electrical & Fastening Solutions

        Our Electrical & Fastening Solutions business provides fastening solutions that connect and protect electrical and mechanical systems and civil structures. Our Caddy fastening solutions reduce total cost of ownership, provide design flexibility, and increase structural integrity by providing innovative products through global end-user application expertise and intimacy. In 2017, the approximate breakdown of sales by geography was 66 percent in the United States and 34 percent throughout the rest of the world.

        We are a global leader in fastening solutions with spring steel and specialty metal fixings and reinforced steel connections, and its products are primarily marketed under the Caddy brand. Fastening's products reduce total installed cost, provide design flexibility and increase structural integrity in electrical and mechanical fastening applications through inventive products and solutions and customer intimacy. Fastening's products are targeted towards Commercial and Industrial verticals with applications in fire & seismic, data & telecommunications, and heating, ventilation & air conditioning. Fastening's products are primarily used by electricians, telecommunications installers, and roof top contractors.

        We are also a global leader in bonding, grounding, lightning protection, and low voltage power distribution products and solutions. These products are primarily marketed under the Erico brand. We offer a comprehensive range of facility electrical connection and protection solutions to protect against electrical transients to improve safety and reliability of electrical systems. Our products reduce total cost of ownership and provide design flexibility by offering maintenance free and reliable products and global end-user application expertise and intimacy. These products and solutions are primarily used by electricians, panel builders, energy contractors, and lightning protection installers.

Competition

        We believe that we are a global leader in each of our segments. Given the range of products and services we offer, we encounter a wide variety of competitors, including large, global competitors, established regional competitors, and niche competitors in select regions. We face increased competition in a number of our verticals as a result of new local competitors who compete on price and increased consolidation in specific segments. The Enclosures segment faces significant competition in the verticals it serves, particularly within the communications industry, where product design, prototyping, global supply, price competition, and customer service are significant factors. The Thermal Management segment serves industries and verticals that are highly fragmented, and competes with local and niche suppliers. The Electrical & Fastening Solutions segment serves industries and verticals that are relatively fragmented, with a small number of large competitors and a large number of smaller competitors. Competition for our Thermal Management and Electrical & Fastening Solutions segments focuses on product performance, quality, service and price.

        Our success depends on a variety of factors, including technical expertise, reputation for quality and reliability, timeliness of delivery, previous installation history, contractual terms, and price. As many of our products sell through electrical distributors, data center contractors, original equipment manufacturers, greenfield development contractors and maintenance contractors, our success also depends on building and partnering with a strong channel and distribution network.

Seasonality

        We generally experience increased demand for Thermal Management products and services during the fall and winter months in the Northern Hemisphere and increased demand for Electrical & Fastening Solutions products during the spring and summer months in the Northern Hemisphere.

Backlog of Orders by Segment

	December 31,
Dollars in millions	2017	2016	$ Change	% Change
Enclosures	$132.4	$98.3	$34.1	34.6%
Thermal Management	123.4	153.9	(30.5)	(19.8)
Electrical & Fastening Solutions	24.6	14.1	10.5	74.5

Total	$280.4	$266.3	$14.1	5.3%

        A substantial portion of our revenues result from orders received and product delivered in the same month. Our backlog typically has a short manufacturing cycle and products generally ship within 90 days of the date on which a customer places an order. However, a portion of our backlog, particularly from orders for major capital projects, can take more than one year depending on the size and type of order. We record as part of our backlog all orders from external customers, which represent firm commitments, and are supported by a purchase order or other legitimate contract. We expect the majority of our backlog at December 31, 2017 will be shipped in 2018. Despite the favorable long-term outlook for our end-markets, we experience volatility in the level of our backlog depending on the end-market and may continue to do so over the medium and longer term.

Segment and Geographic Information

        Reporting segment and geographical financial information is contained in Note 12 of the notes to our combined financial statements incorporated by reference into this prospectus.

Research and Development

        We conduct research and development activities primarily in our own facilities. These efforts consist primarily of the development of new products, product applications and manufacturing processes. Research and development expenditures during 2017 and 2016 were $42.5 million and $40.6 million, respectively.

Raw Materials

        The principal materials we use in manufacturing our products are mild steel, stainless steel, electronic components, plastics (resins, fiberglass, epoxies), copper and paint (powder and liquid). In addition to the purchase of raw materials, we purchase some finished goods for distribution through our sales channels.

        We purchase the materials we use in various manufacturing processes on the open market and the majority is available through multiple sources which are in adequate supply. We have not experienced any significant work stoppages to date due to shortages of materials. We have certain long-term commitments, principally price commitments, for the purchase of various component parts and raw materials and believe that it is unlikely that any of these agreements would be terminated prematurely. Alternate sources of supply at competitive prices are available for most materials for which long-term commitments exist and we believe that the termination of any of these commitments would not have a material adverse effect on our financial position, results of operations or cash flows.

        Certain commodities, such as metals and resin, are subject to market and duty-driven price fluctuations. We manage these fluctuations through several mechanisms, including long-term agreements with price adjustment clauses for significant commodity market movements in certain circumstances. Prices for raw materials, such as metals and resins, may trend higher in the future.

Intellectual Property

        Patents, non-compete agreements, proprietary technologies, customer relationships, trademarks, trade names and brand names are important to our business. However, we do not regard our business as being materially dependent upon any single patent, non-compete agreement, proprietary technology, customer relationship, trademark, trade name or brand name.

        Patents, patent applications and license agreements will expire or terminate over time by operation of law, in accordance with their terms or otherwise. We do not expect the termination of patents, patent applications or license agreements to have a material adverse effect on our financial position, results of operations or cash flows.

Environmental

        We have been named as defendant, target or a PRP in a number of environmental clean-ups relating to our current or former business units. We may be named as a PRP at other sites in the future for existing business units, as well as both divested and acquired businesses. In addition to clean-up actions brought by governmental authorities, private parties could bring personal injury or other claims due to the presence of, or exposure to, hazardous substances.

        Certain environmental laws impose liability on current or previous owners or operators of real property for the cost of removal or remediation of hazardous substances at their properties or at properties at which they have disposed of hazardous substances.

        Our accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. It can be difficult to estimate reliably the final costs of investigation and remediation due to various factors. In our opinion, the amounts accrued are appropriate based on facts and circumstances as currently known. As of June 30, 2018, our recorded reserves for environmental matters were not material. We do not anticipate these environmental conditions will have a material adverse effect on our financial position, results of operations or cash flows. However, unknown conditions, new details about existing conditions or changes in environmental requirements may give rise to environmental liabilities that will exceed the amount of our current reserves and could have a material adverse effect in the future.

Employees

        As of December 31, 2017, we employed 8,600 people worldwide.

Properties

        Our principal office is located in leased premises in London, U.K., and our management office in the U.S. is located in leased premises in Minneapolis, Minnesota. Our operations are conducted in facilities throughout the world. These facilities house manufacturing and distribution operations, as well as sales and marketing, engineering and administrative offices.

        We carry out our Enclosures manufacturing operations at 3 plants located in the U.S. and at 9 plants located in 9 other countries. In addition, Enclosures has 9 distribution facilities, and 19 sales offices located in numerous countries throughout the world.

        We carry out our Thermal Management manufacturing operations at 2 plants located in the U.S. and at 2 plants located in 1 other country. In addition, Thermal Management has 10 distribution facilities, 28 sales offices and 2 service centers located in numerous countries throughout the world.

        We carry out our Electrical & Fastening Solutions manufacturing operations at 3 plants located in the U.S. and at 2 plants located in 2 other countries. In addition, Electrical & Fastening Solutions has 5 distribution facilities and 6 sales offices located in numerous countries throughout the world.

        We believe that our production facilities are suitable for their purpose and are adequate to support our business.

Legal Proceedings

        We have been made parties to a number of actions filed or have been given notice of potential claims relating to the conduct of our business, including those pertaining to commercial disputes, product liability, asbestos, environmental, safety and health, patent infringement and employment matters.

        While we believe that a material impact on our financial position, results of operations or cash flows from any such future claims or potential claims is unlikely, given the inherent uncertainty of litigation, a remote possibility exists that a future adverse ruling or unfavorable development could result in future charges that could have a material adverse impact. We do and will continue to periodically reexamine our estimates of probable liabilities and any associated expenses and receivables and make appropriate adjustments to such estimates based on experience and developments in litigation. As a result, the current estimates of the potential impact on our financial position, results of operations and cash flows for the proceedings and claims described in the notes to our combined financial statements could change in the future.

        We are subject to various product liability lawsuits and personal injury claims. Currently, a substantial number of these lawsuits and claims originating prior to the separation are insured and accrued for by Pentair's captive insurance subsidiary. Pentair's captive insurance subsidiary records a liability for these claims based on actuarial projections of ultimate losses. Lawsuits and claims arising after the separation are insured and accrued for by Tonka Bay Insurance Company, a captive insurance subsidiary of nVent. For all other claims, accruals covering the claims are recorded, on an undiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on existing information. The accruals are adjusted periodically as additional information becomes available. We have not experienced significant unfavorable trends in either the severity or frequency of product liability lawsuits or personal injury claims.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with Pentair

        Following the separation, nVent and Pentair have operated separately, each as an independent public company. nVent entered into a separation and distribution agreement with Pentair, which is referred to in this prospectus as the separation and distribution agreement. In connection with the separation, nVent also entered into various other agreements to effect the separation and provide a framework for its relationship with Pentair after the separation, such as the tax matters agreement, the transition services agreement and the employee matters agreement. These agreements provide for the allocation between nVent and Pentair of Pentair's assets, employees, liabilities and obligations (including its property, tax matters, environmental matters and employee benefit matters) attributable to periods prior to, at and after the distribution of nVent ordinary shares and govern certain relationships between nVent and Pentair.

        The material agreements described below are filed as exhibits to the registration statement of which this prospectus forms a part. These summaries are qualified in their entirety by reference to the full text of the applicable agreements. See "Where You Can Find More Information."

Separation and Distribution Agreement

        The following discussion summarizes the material provisions of the separation and distribution agreement that nVent and Pentair entered into. The separation and distribution agreement set forth, among other things, nVent's agreements with Pentair regarding the principal transactions necessary to separate nVent from Pentair. It also set forth other agreements that govern certain aspects of nVent's relationship with Pentair after the distribution date.

Transfer of Assets and Assumption of Liabilities

        The separation and distribution agreement identifies the assets transferred, the liabilities assumed and the contracts assigned to each of nVent and Pentair as part of the separation, and it provides for when and how these transfers, assumptions and assignments occurred or will occur.

        Except as expressly set forth in the separation and distribution agreement or any ancillary agreement, neither nVent nor Pentair made any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, as to any consents, notifications or approvals required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either nVent or Pentair, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the separation. All assets were or will be transferred on an "as is," "where is" basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, and that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests, or judgments are not complied with.

        The separation and distribution agreement provides that, in the event that the transfer or assignment of certain assets and liabilities to nVent or Pentair, as applicable, did not occur prior to the separation, then until such assets or liabilities are able to be transferred or assigned, nVent or Pentair, as applicable, will hold such assets on behalf of and for the benefit of the other party and will pay, perform, and discharge such liabilities, for which the other party will reimburse nVent or Pentair, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The Distribution

        The separation and distribution agreement governs the rights and obligations of the parties regarding the distribution. On the distribution date, nVent issued its ordinary shares to Pentair shareholders on a pro rata basis, one nVent ordinary share for each Pentair ordinary share held as of the close of business on the record date. Shareholders received cash in lieu of any fractional shares.

Settlement of Trade Accounts between nVent and Pentair

        The separation and distribution agreement provides that all intercompany ordinary course trade receivables and payables that were outstanding as of the distribution that were reflected in the books and records of nVent or Pentair as to which there were no third parties and that were between nVent or a wholly owned nVent subsidiary, on the one hand, and Pentair or a wholly owned Pentair subsidiary, on the other hand, will generally be repaid, settled or otherwise eliminated as promptly as practicable after the distribution in a manner determined by Pentair.

Claims

        In general, each party to the separation and distribution agreement assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and agreed to indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Cash Transfer to Pentair

        Prior to the distribution, we transferred to Pentair all cash in excess of $50.0 million of nVent and its subsidiaries, as consideration for the contribution of the net assets of the Electrical Business to nVent by Pentair.

Releases

        Pursuant to the separation and distribution agreement, nVent and its affiliates released and discharged Pentair and its affiliates from all liabilities assumed by nVent as part of the separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the distribution date relating to nVent's business, and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation and distribution agreement. Pentair released and discharged nVent and its affiliates from all liabilities retained by Pentair and its affiliates as part of the separation and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation and distribution agreement.

        These releases do not extend to obligations or liabilities under any agreements between the parties that are still in effect following the separation.

Indemnification

        In the separation and distribution agreement, nVent agreed to indemnify, defend and hold harmless Pentair, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

  •
  the failure of nVent, any of its subsidiaries or any other person to pay, perform or otherwise promptly discharge any nVent liabilities or nVent contract, in accordance with their respective terms;

  •
  the Electrical business, any nVent liability or any nVent contract;

  •
  any breach by nVent or any of its subsidiaries of the separation and distribution agreement or any of the ancillary agreements; and

  •
  any untrue statement or alleged untrue statement of a material fact in the registration statement on Form 10 or any similar disclosure document.

        Pentair agreed to indemnify, defend and hold harmless nVent, each of its affiliates and each of their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

  •
  the failure of Pentair, any of its subsidiaries or any other person to pay, perform or otherwise promptly discharge any Pentair liabilities or Pentair contract, in accordance with their respective terms;

  •
  the Pentair business, any Pentair liability or any Pentair contract; and

  •
  any breach by Pentair or any of its subsidiaries of the separation and distribution agreement or any of the ancillary agreements.

        The separation and distribution agreement also establishes procedures with respect to claims subject to indemnification and related matters.

Insurance

        The separation and distribution agreement describes the parties' rights and obligations under existing insurance policies with respect to occurrences prior to the distribution and set forth procedures for the administration of insured claims.

Intellectual Property

        The separation and distribution provides that each of nVent and Pentair will cooperate with each other in the defense of any infringement or similar claim with respect to any intellectual property and will not claim to acknowledge, or permit any of its respective subsidiaries to acknowledge, the validity or infringing use of any intellectual property of a third person in a manner that would hamper or undermine the defense of such infringement or similar claim.

Further Assurances

        In addition to the actions specifically provided for in the separation and distribution agreement, except as otherwise set forth therein or in any ancillary agreement, both nVent and Pentair agreed in the separation and distribution agreement to use reasonable best efforts, prior to, on and after the effective time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation and distribution agreement and the ancillary agreements.

Dispute Resolution

        The separation and distribution agreement contains provisions that govern, except as otherwise provided in the transfer documents, the resolution of disputes, controversies or claims that may arise between nVent and Pentair related to the separation or distribution. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management of nVent and Pentair and then to nonbinding mediation. If such efforts are not successful, either nVent or Pentair will be able to submit the dispute, controversy or claim to litigation, subject to the provisions of the separation and distribution agreement.

Termination

        The separation and distribution agreement may not be terminated except by an agreement in writing signed by a duly authorized representative of nVent and Pentair.

Expenses

        Except as expressly set forth in the separation and distribution agreement or in any ancillary agreement, all costs and expenses incurred in connection with the separation and distribution incurred on or prior to the distribution, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation and distribution, have been or will be paid by the party incurring such cost or expense.

Other Provisions of the Agreement

        Other matters governed by the separation and distribution agreement include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Tax Matters Agreement

        In connection with the distribution, nVent and Pentair entered into a tax matters agreement that governs the parties' respective rights, responsibilities and obligations with respect to the allocation of tax liabilities, the preparation and filing of tax returns, tax payments, the parties' entitlements to tax refunds, the parties' maintenance of the tax-free status of the distribution and certain related transactions, the control of audits, and other tax proceedings, assistance, and cooperation with respect to tax matters, the maintenance of tax-related records and other tax-related activities.

        In addition, the tax matters agreement imposes certain restrictions on nVent and its subsidiaries (including restrictions on business combinations, sales of assets, liquidations, share issuances or repurchases, and modifications of the voting rights of shares, among others) that may prevent nVent from pursuing strategic or other transactions that may maximize the value of its business. The tax matters agreement provides special rules allocating tax liabilities in the event the distribution, together with certain related transactions, is not treated as tax-free. In general, under the tax matters agreement, each of Pentair and nVent will be responsible for taxes that arise from the failure of the distribution and certain related transactions to qualify as transactions that are tax-free, under the laws of the U.S. or other applicable countries, to the extent that such failure to qualify is attributable to the actions, events or transactions related to each party's respective shares, assets, or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement. These restrictions and obligations may discourage, delay or prevent a change of control that the shareholders of nVent may consider favorable. Additionally, though valid as between nVent and Pentair, the tax matters agreement is not binding on the IRS or any other tax authority. Furthermore, regardless of the manner in which tax liabilities for the taxable year of the distribution and for prior taxable years are allocated between Pentair and nVent under the tax matters agreement, the U.S. subsidiaries of nVent that were subsidiaries of Pentair before the distribution will generally be jointly and severally liable for any U.S. federal consolidated income taxes imposed for any such taxable year on U.S. corporations that remain subsidiaries of Pentair after the distribution.

Transition Services Agreement

        nVent and Pentair entered into a transition services agreement in connection with the separation pursuant to which nVent and Pentair and their respective affiliates have been and will continue to provide each other, on an interim, transitional basis, various services, including information technology, employee benefits administration, payroll administration and real estate management and related services. The agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and expenses. The party receiving each transition service will be provided with reasonable information that supports the charges for such transition service by the party providing the service.

        The services generally commenced on the distribution date and terminate upon the earlier to occur of (1) 24 months following the distribution date or (2) the mutual written agreement of nVent and Pentair to terminate the transition services agreement. The receiving party may terminate certain specified services by giving prior written notice to the provider of such services and paying specified wind-down charges.

        Subject to certain exceptions, the liabilities of each party providing services under the transition services agreement will generally be limited to the aggregate charges actually paid to such party by the other party pursuant to the transition services agreement during the preceding six months. The transition services agreement also provides that the provider of a service will not be liable to the recipient of such service for any special, indirect, incidental, punitive or consequential damages.

Employee Matters Agreement

        nVent and Pentair entered into an employee matters agreement to allocate liabilities and responsibilities relating to employment matters, employee and non-employee director compensation and benefit plans and programs, and other related matters. In connection with the separation, Pentair transferred the employment of certain of its employees involved in the Electrical business to an entity within the nVent control group. The employee matters agreement governs Pentair's and nVent's compensation and employee benefit obligations with respect to certain employees and non-employee directors of both Pentair and nVent.

Employee Benefits

        nVent employees will continue to participate in most of Pentair's employee benefit plans (other than Pentair's equity compensation plans and Pentair's nonqualified retirement and deferred compensation plans for the benefit of its executives) through December 31, 2018. nVent is liable for all employer contributions that accrue after the separation with respect to nVent employees, and will pay its allocable share of plan administrative expenses incurred after the separation and before January 1, 2019. No later than January 1, 2019, nVent will have in place nVent benefit plans, and nVent employees will be eligible to participate in such plans in accordance with the terms and conditions of nVent's plans as in effect from time to time.

        nVent has nonqualified retirement and deferred compensation plans in place for its executives that generally mirror the terms of Pentair's nonqualified plans. nVent assumed all liabilities under the Pentair nonqualified plans accrued as of the separation for each nVent employee that participated in the Pentair plans. nVent also assumed the liabilities for deferred compensation benefits of those non-employee directors who were appointed to the nVent board and who accrued benefits under the Pentair deferred compensation plan for non-employee directors. No nVent employee or non-employee director is eligible for benefits under any of Pentair's nonqualified plans.

        nVent also has equity compensation plans in place, including an employee stock purchase plan, that generally mirrors the terms of Pentair's equity compensation plans.

        In general, nVent employees received credit for service with Pentair prior to the separation under each of nVent's employee benefit plans.

Treatment of Equity Compensation

        Outstanding equity awards (including stock options, restricted stock units and performance share units) granted under the Pentair equity compensation plans prior to May 9, 2017 generally were converted into adjusted awards relating to ordinary shares of both Pentair and nVent, and awards granted on or after May 9, 2017 generally were converted into an adjusted award of the company, whether nVent or Pentair, that employed the award holder immediately after the separation. The awards were adjusted so that the value of the awards immediately before and immediately after the separation were substantially the same. The vesting schedule for all outstanding awards were not impacted by the separation, and continued employment with, or service to, Pentair or nVent following the separation, as applicable, was treated as continued employment with or service to both Pentair and nVent.

Stock Options

        Under the employee matters agreement, all Pentair stock options granted before May 9, 2017 generally were converted into two stock options at the time of the separation: an adjusted Pentair stock option and an nVent stock option. The exercise price and number of shares subject to each such stock option were adjusted so that the aggregate value of the two awards preserves the intrinsic value of the original Pentair stock option, as measured immediately before and immediately after the separation.

        Pentair stock options granted after May 9, 2017 and held by an individual employed by, or who provided services to, Pentair immediately following the separation generally were converted into an adjusted Pentair stock option, with the number of shares and exercise price adjusted to preserve the aggregate intrinsic value of the original Pentair stock option. Pentair stock options granted after May 9, 2017 and held by an individual who became employed by, or provided services to, nVent immediately following the separation generally were converted into an nVent stock option, with the number of shares and exercise price of such awards set to preserve the aggregate intrinsic value of the original Pentair stock option.

Restricted Stock Units

        Holders of outstanding Pentair restricted stock unit awards that were granted prior to May 9, 2017 generally retained those awards and also received a corresponding nVent restricted stock unit award covering a number of nVent ordinary shares that reflected the distribution to Pentair shareholders, determined by applying the distribution ratio to the shares underlying the Pentair award as though the restricted stock units were actual shares of Pentair.

        Pentair restricted stock unit awards granted after May 9, 2017 generally were converted into restricted stock awards of the company that employed the award holder immediately after the separation. For individuals who remained employed by, or provided services to, Pentair following the separation, each outstanding Pentair restricted stock unit award was converted into an adjusted Pentair restricted stock unit award, with the number of shares of Pentair stock subject to each award adjusted to preserve the value of the original Pentair award. For those individuals who were employed by, or provided services to, nVent immediately following the separation, each outstanding Pentair restricted stock unit award was converted into an nVent restricted stock unit award, with the number of shares of nVent stock subject to each award determined so as to preserve the value of the original Pentair award.

Performance Share Units

        With respect to all Pentair performance share unit awards, regardless of when granted, the Pentair Compensation Committee determined the extent to which the performance goal(s) established for such awards should be considered satisfied at the time of the separation based on the trend of the achievement of the performance goal(s) and the number of performance share units that were earned based on the level of achievement of such goals. Any such performance share units that were not earned at the time of the separation were forfeited.

        Each earned performance share unit became a restricted stock unit at the time of the separation, with vesting to occur at the end of the original performance period or at such earlier times as were provided under the terms of the original performance share unit award. All such performance share units that became restricted stock units were treated in the same manner as a Pentair restricted stock unit award, as described above, depending on the date of grant of the original award.

Policies and Procedures Regarding Related Person Transactions

        Our board of directors adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

  •
  a "related person" is defined to mean any of our directors, executive officers or 5 percent shareholders or any of their immediate family members; and

  •
  a "related person transaction" is defined to mean a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

        The policies and procedures provide that potential related person transactions must be disclosed in the manner required in our articles of association and be brought to the attention of the Governance Committee directly or to the general counsel for transmission to the Committee. Disclosure to the Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Committee's decision whether to approve or ratify a related person transaction will be made in light of a number of factors, including the following:

  •
  whether the terms of the related person transaction are fair to nVent and on terms at least as favorable as would apply if the other party had no affiliation with any of our directors, executive officers or 5 percent shareholders;

  •
  whether there are demonstrable business reasons for nVent to enter into the related person transaction;

  •
  whether the related person transaction could impair the independence of a director under our Corporate Governance Principles' standards for director independence; and

  •
  whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship and any other factors the Committee deems relevant.

MANAGEMENT

        Current executive officers of nVent, their ages as of June 30, 2018, current positions and their business experience during the past five years are as follows:

Name	Age	Position
Beth A. Wozniak	53	Chief Executive Officer
Michael B. Faulconer	49	President of Thermal Management
Lynnette R. Heath	50	Executive Vice President and Chief Human Resources Officer
Jon D. Lammers	54	Executive Vice President, General Counsel and Secretary
Stacy P. McMahan	54	Executive Vice President and Chief Financial Officer
Thomas F. Pettit	49	Executive Vice President and Chief Integrated Supply Chain Officer
Joseph A. Ruzynski	43	President of Enclosures
Benjamin R. Sommerness	47	Executive Vice President, Chief Growth and Strategy Officer
Robert J. van der Kolk	50	President of Electrical & Fastening Solutions
Randolph A. Wacker	53	Senior Vice President and Chief Accounting Officer

        Beth A. Wozniak.    Ms. Wozniak has been the Chief Executive Officer of nVent since April 30, 2018. Ms. Wozniak was President of Pentair's Electrical segment from 2017-2018. Ms. Wozniak previously served as President of Pentair's Flow & Filtration Solutions Global Business Unit from 2015-2016. Ms. Wozniak was President of the Environmental and Combustion Controls unit of Honeywell International Inc. (a software-industrial company) from 2011-2015 and President of the Sensing and Controls Unit of Honeywell International Inc. from 2006-2011, and she held various leadership positions at Honeywell International Inc. and its predecessor AlliedSignal Inc. from 1990-2006.

        Michael B. Faulconer.    Mr. Faulconer has been the President of Thermal Management of nVent since April 30, 2018. Mr. Faulconer was the Vice President of Pentair's Thermal Management Strategic Business Unit of the Electrical segment from 2017-2018. Mr. Faulconer previously served as the Vice President of Pentair's Thermal Building Solutions Unit from 2014-2016. He was the Vice President, Marketing of Pentair's Thermal Management Unit from 2010-2013. Mr. Faulconer held various general management and marketing leadership roles with Tyco Thermal Controls in the U.S. and Asia from 2001-2010. From 1991-2000, Mr. Faulconer held various sales roles with Valquip Corporation.

        Lynnette R. Heath.    Ms. Heath has been the Executive Vice President and Chief Human Resources Officer of nVent since April 30, 2018. In anticipation of the separation, Ms. Heath joined Pentair as Chief Human Resources Officer of its Electrical segment in 2017. Ms. Heath was the Senior Vice President, Global Human Resources of Entrust Datacard (a privately held global security and identity company) from 2009-2017. Ms. Heath previously held various human resources roles with General Electric Company from 2000-2009, with McKesson Corporation from 1996-2000 and with Northern States Power Company (n/k/a Xcel Energy Inc.) from 1992-1996.

        Jon D. Lammers.    Mr. Lammers has been the Executive Vice President, General Counsel and Secretary of nVent since April 30, 2018. In anticipation of the separation, Mr. Lammers joined Pentair as General Counsel of its Electrical segment in 2017. Mr. Lammers was an attorney at Foulston Siefkin LLP (a Kansas-based law firm) from 2016-2017. Mr. Lammers previously served as Senior Vice President, General Counsel and Secretary of Spirit Aerosystems Holdings, Inc. (a designer and manufacturer of aerostructures) from 2012-2016. He held various senior legal roles, including Deputy North American General Counsel and Asia Pacific General Counsel with Cargill Inc. from 1997-2012. Prior to his corporate experience, Mr. Lammers practiced law at Oppenheimer, Wolff & Donnelly (n/k/a Fox Rothschild LLP) from 1993-1997 and Paul Hastings LLP from 1991-1993.

        Stacy P. McMahan.    Ms. McMahan has been the Executive Vice President and Chief Financial Officer of nVent since April 2018. In anticipation of the separation, Ms. McMahan joined Pentair as Chief Financial Officer of its Electrical segment in 2017. Previously, Ms. McMahan was the Chief Financial Officer of The Spectranetics Corporation (a developer and manufacturer of single-use medical devices) beginning in September 2015. Ms. McMahan was the Senior Vice President, Chief Financial Officer and Treasurer of MSA Safety, Inc. (a global industrial company protecting the health and safety of industrial workers) from 2013-2015 and the Senior Vice President, Finance of MSA Safety, Inc. from 2012-2013. Previously, she served over 20 years in the life science industry, most recently as Vice President, Finance for the Customer Channels Group of Thermo Fisher Scientific from 2011 to 2012 where she directed the channel finance function supporting research, safety and healthcare customers and suppliers. Ms. McMahan served over six years with the Johnson & Johnson family of companies as the Vice President of Finance and Chief Financial Officer for Johnson & Johnson Customer & Logistics Services and Johnson & Johnson Health Care Systems; the World Wide Vice President of Finance and Chief Financial Officer for DePuy Orthopaedics; and Executive Director of Finance for Ethicon Endo-Surgery.

        Thomas F. Pettit.    Mr. Pettit has been the Executive Vice President and Chief Integrated Supply Chain Officer of nVent since April 30, 2018. Mr. Pettit was the Operations Vice President of Pentair from 2015-2018. Mr. Pettit previously served as the Chief Operating Officer for BioScrip, Inc. (a provider of infusion and home care management solutions) from 2014-2015. He was the Senior Vice President and General Manager for Ryder Supply Chain Solutions from 2013-2014 (a commercial fleet management, dedicated transportation and supply chain solutions company). Mr. Pettit was the Operations Vice President for Pentair from 2008-2013. Mr. Pettit was the Vice President, Finance and Global Supply Chain for ADC Telecommunications, Inc. from 2005-2008. He worked for General Electric Company as a Sourcing Leader from 2002-2003 and then as a Product General Manager from 2003-2005. Mr. Pettit held various consulting positions with Towers Perrin General Management Services and McKinsey & Company, Inc. from 1995-2002.

        Joseph A. Ruzynski.    Mr. Ruzynski has been the President of Enclosures of nVent since April 30, 2018. Mr. Ruzynski was the Vice President of Pentair's Enclosures Strategic Business Unit from 2017-2018. Mr. Ruzynski previously served as Vice President of Pentair's Engineered Projects Strategic Business Group in its Valves & Controls Global Business Unit from 2016-2017 and Vice President of Pentair's Fluid Motion Business Group from 2015-2016. He was the Vice President, Operations of Pentair's Equipment Protection and Technical Solutions Global Business Units from 2012-2014, and held various supply leadership positions with Pentair from 2003-2012. Mr. Ruzynski was a Manager with Ernst & Young from 1997-2003.

        Benjamin R. Sommerness.    Mr. Sommerness has been the Executive Vice President, Chief Growth and Strategy Officer of nVent since April 30, 2018. In anticipation of the separation, Mr. Sommerness joined Pentair as Chief Growth and Strategy Officer of its Electrical segment in 2017. Mr. Sommerness was the Vice President of Global Strategy and Transformation of Smiths Medical, a division of Smiths Group, PLC (a global manufacturer of specialty medical devices), from 2010-2017. Mr. Sommerness previously was President of Talmadge Consulting, Inc. from 2009-2010, Vice President, Business Development of G&K Services, Inc. in 2009 and a Principal of Boston Consulting Group from 2001-2009.

        Robert J. van der Kolk.    Mr. van der Kolk has been the President of Electrical & Fastening Solutions of nVent since April 30, 2018. Mr. van der Kolk was the Vice President of Pentair's Engineered & Fastening Solutions Strategic Business Unit of the Electrical segment from 2015-2018. Mr. van der Kolk previously served as the Executive Vice President, Sales for ERICO from 2011-2015, and held various sales, development, and manufacturing leadership roles with ERICO from 2001-2008.

Mr. van der Kolk held Plant Superintendent and Production Management roles for Cargill in the Netherlands and Germany from 1993-2001.

        Randolph A. Wacker.    Mr. Wacker has been the Senior Vice President and Chief Accounting Officer of nVent since April 30, 2018. Mr. Wacker was the Assistant Corporate Controller of Pentair from 2005-2018. Previously, Mr. Wacker was the U.S. Controller of Computer Network Technologies from 2004-2005. He served over 10 years in corporate controlling and external reporting roles in various public companies. Mr. Wacker also served as an accountant with the public accounting firm Larson, Allen, Weishair & Co., LLP (n/k/a CliftonLarsonAllen) from 1988-1993.

DIRECTORS

        Current directors of nVent, their ages as of June 30, 2018, their business experience during the past five years, qualifications and other public company directorships are as follows:

Name	Age	Position
Brian M. Baldwin	35	Director
Jerry W. Burris	55	Director
Susan M. Cameron	59	Director
Michael L. Ducker	64	Director
David H. Y. Ho	58	Director
Randall J. Hogan	62	Chairman of the Board
Ronald L. Merriman	74	Director
William T. Monahan	70	Lead Director
Herbert K. Parker	60	Director
Beth A. Wozniak	53	Chief Executive Officer and Director

        Brian M. Baldwin.    Mr. Baldwin has served as a director since April 30, 2018. Mr. Baldwin is a Partner and Senior Analyst of Trian Fund Management, L.P., a multi-billion dollar investment management firm, and he has served as a member of the investment team of Trian since August 2007. Since 2015, Mr. Baldwin has attended meetings of the board of directors of Pentair in an observer capacity. Prior to joining Trian, Mr. Baldwin was an analyst at Merrill Lynch Global Private Equity from July 2005 until July 2007. Mr. Baldwin brings expertise in the areas of corporate strategy development, finance, accounting, mergers & acquisitions and the broader industrial sector. As a senior member of Trian's investment team, he has worked with numerous public companies to implement operational, strategic, and corporate governance improvements.

        Jerry W. Burris.    Mr. Burris has served as a director since April 30, 2018. Mr. Burris is the former President and Chief Executive Officer of Associated Materials Group, Inc., a manufacturer of professionally installed exterior building products, serving in that role from 2011 until 2014. Between 2008 and 2011, he was President, Precision Components of Barnes Group Inc. From 2006 until 2008, Mr. Burris was the President of Barnes Industrial, a global precision components business within Barnes Group. Prior to joining Barnes Group, Mr. Burris worked at General Electric Company, where he served as president and chief executive officer of Advanced Materials Quartz and Ceramics; GE Healthcare where he was general manager of global services; GE Industrial Systems and Honeywell Integration where he was head of global supply chain sourcing. Mr. Burris is also a director of Schramm, Inc., a portfolio company of GenNx360 Capital Partners, and Midwest Can Company, a manufacturer of portable gas cans. Mr. Burris brings to our board of directors significant experience in management of global manufacturing operations and related processes, such as supply chain management, quality control and product development. Mr. Burris provides our board of directors with insight into operating best practices and current developments in a variety of management contexts. Mr. Burris has served on the board of directors of the following public companies: Fifth Third Bancorp since 2016 and Pentair from 2007-2018.

        Susan M. Cameron.    Ms. Cameron has served as a director since April 30, 2018. Ms. Cameron is the retired Executive Chairman of the board of directors of Reynolds American, Inc., a publicly-traded tobacco company, serving in that role from January 2017-July 2017. From 2014 to December 2016, Ms. Cameron served as the President and Chief Executive Officer of Reynolds American, Inc. Ms. Cameron previously held various executive and board leadership positions at Reynolds American, Inc. from 2004 until her retirement in 2011. Prior to joining Reynolds American, Inc., Ms. Cameron held various marketing, management and executive positions at Brown & Williamson Tobacco Corporation, a U.S. tobacco company, from 1981 to 2004. Ms. Cameron has considerable experience in the executive leadership and marketing functions of a public company and brings to our board of directors strong leadership skills, marketing and brand leadership expertise and essential insights and perspectives regarding the strategic and operational opportunities and challenges of a global manufacturing business. Ms. Cameron has served on the board of directors of the following public companies: Reynolds American, Inc. since 2013 and from 2004-2011, Tupperware Brands Corporation since 2011 and R.R. Donnelley & Sons Company from 2009-2016.

        Michael L. Ducker.    Mr. Ducker has served as a director since April 30, 2018. Mr. Ducker is the President and Chief Executive Officer of FedEx Freight, a segment of FedEx Corporation, a global provider of supply chain, transportation, business and related information services, and has served in that role since 2015. From 2009 to 2015, Mr. Ducker held the positions of Executive Vice President and Chief Operating Officer and President of International for FedEx Express, a segment of FedEx Corporation. From 1978 to 2009, Mr. Ducker held various executive and management positions with FedEx Express. He has been based in Milan, Italy, Singapore and Hong Kong at different stages in his career. Mr. Ducker is also a director of Amway Corporation, a privately held direct selling business. Mr. Ducker's significant senior executive and international experience coupled with his extensive expertise in complex operations and logistics complements the strength of our board of directors. Mr. Ducker's current position as Chief Executive Officer of FedEx Freight provides him with knowledge of a number of important areas, including leadership, risk assessment and operational issues. Mr. Ducker has served on the board of directors of International Flavors & Fragrances Inc. since 2014.

        David H. Y. Ho.    Mr. Ho has served as a director since April 30, 2018. Mr. Ho is Chairman and founder of Kiina Investment Limited, a venture capital firm that invests in start-up companies in the technology, media, and telecommunications industries, and has significant executive experience with global technology companies. From 2007 until his retirement in 2008, he served as the Chairman of the Greater China Region for Nokia Siemens Networks, a telecommunications infrastructure company that is a joint venture between Finland-based Nokia Corporation and Germany-based Siemens AG. Between 2002 and 2007, Mr. Ho served in various capacities for Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation, a multinational telecommunications company. Mr. Ho is also a director of China COSCO Shipping Corporation, formerly China Ocean Shipping Company, a Chinese state owned enterprise (since 2016), and China Mobile Communications Corporation, a Chinese state owned enterprise (since 2016), and was a director of Sinosteel Corporation from 2008 to 2012 and Dong Fang Electric Corporation from 2009 to 2015. Mr. Ho brings extensive experience and business knowledge of global markets in diversified industries, with a strong track record in establishing and building businesses in China, and management expertise in operations, mergers, acquisitions and joint ventures in the area. Mr. Ho has served on the board of directors of the following public companies: Air Products and Chemicals, Inc. since 2013, Qorvo, Inc. since 2015, Pentair from 2007-2018, Owens-Illinois Inc. from 2008-2012 and 3Com Corporation from 2008-2010.

        Randall J. Hogan.    Mr. Hogan has served as non-executive Chairman of the Board since April 30, 2018. Mr. Hogan previously served as Pentair's Chief Executive Officer from January 1, 2001-April 30, 2018 and Chairman of Pentair's board of directors from May 1, 2002-April 30, 2018. From December 1999 through December 2000, Mr. Hogan was Pentair's President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of Pentair's Electrical and Electronic Enclosures Group. Mr. Hogan also held leadership roles with United Technologies Corporation as President of the Carrier Transicold Division; Pratt & Whitney Industrial Turbines as Vice President and General Manager; General Electric Company in executive positions in a variety of functions such as marketing, product management, and business development and planning; and McKinsey & Company as a consultant. Mr. Hogan has significant leadership experience both with Pentair and predecessor employers demonstrating a wealth of operational management, strategic, organizational and business transformation acumen. His deep knowledge of business in general and our businesses, strengths and opportunities in particular, as well as his experience as a director in two other complex global public companies allows him to make significant contributions to the board of directors. Mr. Hogan has served on the board of directors of the following public companies: Medtronic plc since 2015, Pentair from 1999-2018 and Covidien plc from 2007-2015.

        Ronald L. Merriman.    Mr. Merriman has served as a director since April 3, 2018. He has also served as Managing Director of Merriman Partners, and Managing Director of O'Melveny & Myers LLP. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served for 30 years in various positions, including as a member of the Executive Management Committee and as a member of the Board of Directors. Mr. Merriman also led KPMG's Global Transportation & Logistics Practice and its Global Healthcare Practice and served as its U.S. Liaison Partner for Asia. Mr. Merriman's extensive accounting and financial background strengthens our Audit and Finance Committee and its processes. In addition, his global experience assists us in our expansion into overseas markets. Mr. Merriman has served on the board of directors of the following public companies: Realty Income Corporation since 2005, Aircastle Limited since 2006, Pentair from 2004-2018 and Haemonetics Corporation from 2005-2017.

        William T. Monahan.    Mr. Monahan has served as the Lead Director of our board of directors since April 30, 2018. In 2006, Mr. Monahan served as a director and the Interim Chief Executive Officer of Novelis, Inc., a global leader in aluminum rolled products and aluminum can recycling. From 1995 to 2004, Mr. Monahan was Chairman of the board of directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. He was involved in worldwide marketing with Imation and prior to that he held numerous leadership roles at 3M Company. Mr. Monahan brings to our Board a wealth of global operational and management experience, as well as a deep understanding of our business gained as a long serving member of Pentair's board of directors. Mr. Monahan has extensive service as a board member and chief executive officer at companies in a number of different industries. His broad international perspective on business operations is instrumental as we become more global. Mr. Monahan has served on the board of directors of the following public companies: Mosaic Company since 2004, Pentair from 2001-2018, Hutchinson Technology, Inc. from 2000-2013, Solutia Inc. from 2008-2012, Novelis, Inc. from 2005-2007 and Imation Corp. from 1995-2004.

        Herbert K. Parker.    Mr. Parker has served as a director since April 30, 2018. Mr. Parker is the retired Executive Vice President—Operational Excellence of Harman International Industries, Inc., a worldwide developer, manufacturer and marketer of audio products, lighting solutions and electronic systems, serving in that role from January 2015 until 2017. From 2008 to December 2014, Mr. Parker was the Executive Vice President and Chief Financial Officer of Harman Industries, Inc. Previously, Mr. Parker served in various financial positions with ABB Ltd. (known as ABB Group), a global power and technology company, from 1980 to 2008, including as Chief Financial Officer of the Americas region. Mr. Parker began his career as a staff accountant with C-E Systems. Mr. Parker brings to our board of directors extensive experience in financial reporting, accounting and Sarbanes-Oxley compliance for public companies. His experience serving as a financial executive with multiple public companies provides him with subject matter expertise in finance, asset management and other areas of risk oversight. Mr. Parker has served on the board of directors of the following public companies: TriMas Corporation since 2015 and TMS International Corp. from 2012-2013.

        Beth A. Wozniak.    Ms. Wozniak has served as a director and as our Chief Executive Officer since April 30, 2018. Ms. Wozniak was previously President of Pentair's Electrical segment from 2017-April 30, 2018. Ms. Wozniak previously served as President of Pentair's Flow & Filtration Solutions Global Business Unit from 2015-2016. Ms. Wozniak was President of the Environmental and Combustion Controls unit of Honeywell International Inc. (a software-industrial company) from 2011-2015 and President of the Sensing and Controls unit of Honeywell International Inc. from 2006-2011, and she held various leadership positions at Honeywell International Inc. and its predecessor AlliedSignal Inc. from 1990-2006. Ms. Wozniak brings extensive experience in leading complex, global businesses operations and contributes leadership expertise and insights to our Board.

Committees of the Board of Directors

        Our board of directors has three standing committees comprised solely of independent directors: the Audit and Finance Committee, the Compensation Committee and the Governance Committee. Committee members generally meet in executive session without management present at each meeting.

Audit and Finance Committee

        The Audit and Finance Committee consists of Ronald L. Merriman (Chair), Susan M. Cameron, William T. Monahan and Herbert K. Parker, each of whom is independent under the NYSE and SEC rules. Each of the members of the Committee is financially literate under NYSE rules and qualify as an "audit committee financial expert" under SEC rules. The Audit and Finance Committee is responsible, among other things, for assisting our board of directors with oversight of our accounting and financial reporting processes, oversight of our financing strategy, investment policies and financial condition, audits of our financial statements, and monitoring the effectiveness of our systems of internal control, internal audit and risk management. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Committee is directly responsible for the appointment, compensation, evaluation, terms of engagement (including retention and termination) and oversight of the independent registered public accounting firm. The Committee holds meetings periodically with our independent and internal auditors, our board of directors and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies.

Compensation Committee

        The Compensation Committee consists of Jerry W. Burris (Chair), Brian M. Baldwin, Michael L. Ducker and David H. Y. Ho, each of whom is independent under NYSE and SEC rules. The Compensation Committee sets and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries and administering cash bonus and equity-based compensation under our Stock and Incentive Plan. The Committee also sets the Chief Executive Officer's compensation based on our board of director's annual evaluation of his or her performance. The Committee has engaged an independent compensation consulting firm to aid the Committee in its annual review of our executive compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer compensation levels and structures. In reviewing our compensation programs, the Committee considers other sources to evaluate external market, industry and peer company practices.

Governance Committee

        The Governance Committee consists of David H. Y. Ho (Chair), Jerry W. Burris, Brian M. Baldwin and Michael L. Ducker, each of whom is independent under NYSE rules. The Governance Committee is responsible for, among other things, identifying individuals qualified to become directors and recommending nominees to our board of directors for election at annual general meetings. In addition, the Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to our board of directors. The Committee is responsible for reviewing annually and recommending to our board of directors changes to our Corporate Governance Principles and administering our annual board of directors and board committee self-assessment. Finally, the Committee oversees public policy matters and compliance with our Code of Business Conduct and Ethics.

Director Independence

        Our board of directors, based on the recommendation of the Governance Committee, determines the independence of each director based upon the NYSE listing standards and the categorical standards of independence in the Corporate Governance Principles. Based on these standards, our board of directors has determined that all of our non-employee directors other than Mr. Hogan (i.e., Brian M. Baldwin, Jerry W. Burris, Susan M. Cameron, Michael L. Ducker, David H. Y. Ho, Ronald L. Merriman, William T. Monahan, and Herbert K. Parker) are independent and have no material relationship with us (including our directors and officers) that would interfere with their exercise of independent judgment. Mr. Hogan cannot be considered independent under NYSE rules until three years after the distribution because he was the Chief Executive Officer of Pentair. Ms. Wozniak (the only employee who is a director) cannot be considered independent under NYSE rules because she is our Chief Executive Officer. In determining independence, our board of directors and Governance Committee will consider circumstances where a director serves as an employee of another company that is a customer or supplier.

Director Qualifications; Diversity and Tenure

        Our board of directors' contributions and effectiveness depend on the character and abilities of each director individually as well as on their collective strengths. Accordingly, the Governance Committee and our board of directors evaluate candidates based on several criteria. Directors are chosen with a view to bringing to our board of directors a variety of experience and backgrounds and establishing a core of business advisers with financial and management expertise. The Committee and our board of directors also consider candidates with substantial experience outside the business community, such as in the public, academic or scientific communities. In addition, the Committee and our board of directors consider the tenure of incumbent directors, with the goal of having a mix of shorter-tenured directors who provide fresh perspectives and longer-tenured directors who provide experience regarding our company and its business.

        When considering candidates for election as directors, the Committee and our board of directors are guided by the following principles, which are found in our Corporate Governance Principles:

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  at least a majority of our board of directors must consist of independent directors;

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  each director should be chosen without regard to gender, sexual orientation, race, religion or national origin;

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  each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

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  each director should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities as a director;

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  each director should possess substantial and significant experience that could be important to us in the performance of his or her duties;

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  each director should have sufficient time available to devote to our affairs; and

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  each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily the interests of a special interest group or constituency and be committed to enhancing long-term shareholder value.

        Our policies on director qualifications emphasize our commitment to diversity at our board of directors level—diversity not only of gender, sexual orientation, race, religion or national origin but also diversity of experience, expertise and training. The Governance Committee in the first instance is charged with observing these policies, and strives in reviewing each candidate to assess the fit of his or her qualifications with the needs of our board of directors and our company at that time, given the then current mix of directors' attributes. Board composition, effectiveness and processes are all subject areas of our annual board self-assessment, which is described in more detail below under "—Board and Committee Self-Assessments."

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2017, we were not an independent company, and we did not have a compensation committee or any other committee serving a similar function.

The Board's Role and Responsibilities

Risk Oversight

        We have instituted an enterprise-wide risk management system to assess, monitor and mitigate risks that arise in the course of our business. Our board of directors as a whole, and not a separate committee, oversees our risk management process. Each of our board committees focuses on specific risks within their respective areas of responsibility, but the overall enterprise risk management process is overseen by the full board. Our chief financial officer and general counsel are the primary personnel responsible to our board of directors in the planning, assessment and reporting of our risk profile. Our board of directors reviews an assessment of, and a report on, our risk profile on a regular basis.

Oversight in Company Strategy

        At least once per year, our board of directors and senior management engage in an in-depth strategic review of our outlook and strategies, which is designed to create long-term shareholder value and serves as the foundation upon which goals are established. Throughout the year, our board of directors monitors management's progress against such goals.

Oversight in Succession Planning

        At least once annually, usually as part of the annual talent review process, our board of directors discusses and reviews the succession plans for the Chief Executive Officer position and other executive officers and key contributors. The directors are expected to become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to our board of directors and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.

Board Structure and Process

        As part of our commitment to the highest standards of corporate governance and ethics, our board of directors has adopted a set of Corporate Governance Principles that sets out our policies on:

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  selection and composition of our board of directors;

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  board leadership;

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  board composition and performance;

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  responsibilities of our board of directors;

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  our board of directors' relationship to senior management;

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  meeting procedures;

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  committee matters; and

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  succession planning and leadership development.

        Our board of directors regularly reviews and, if appropriate, revises the Corporate Governance Principles and other governance instruments, including the charters of the Audit and Finance, Compensation and Governance Committees, in accordance with rules of the SEC and the NYSE. Our board of directors has also adopted a Code of Business Conduct and Ethics and designated it as the code of ethics for our Chief Executive Officer and senior financial officers.

        Copies of these documents are available, free of charge, on our website at www.nVent.com.

Board Leadership Structure

        We do not have a policy requiring the positions of Chairman of the Board and Chief Executive Officer to be held by different persons. Rather, our board of directors has the discretion to determine whether the positions should be combined or separated. Our board of directors' leadership structure includes separate roles of Chairman of the Board and Chief Executive Officer, with Randall J. Hogan serving as Chairman of the Board and Beth A. Wozniak serving as Chief Executive Officer. Mr. Hogan has wide-ranging, in-depth knowledge of our business arising from his many years of service to Pentair, and, as a result, we believe that he provides effective leadership to our board of directors as Chairman of the Board. We believe this leadership structure is beneficial for us because it demonstrates to our employees and other shareholders that nVent is under strong leadership, coordinated closely between a separate Chairman and Chief Executive Officer.

        William T. Monahan serves as Lead Director. The independent directors are expected to annually appoint one independent director to serve as Lead Director so long as the Chairman of the Board is not an independent director. The role of the Lead Director is to provide independent leadership to our board of directors, act as liaison between and among the non-employee directors and our company, and to seek to ensure that our board of directors operates independently of management. The Lead Director's principal responsibilities include:

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  chairing the board of directors in the absence of the Chairman of the Board;

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  presiding over all executive sessions of independent directors;

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  in conjunction with the Chairman of the Board and the Chair of the Compensation Committee, reporting to the Chief Executive Officer on the board's annual review of his or her performance;

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  in conjunction with the Chairman of the Board, approving the agenda for Board meetings, including scheduling to assure sufficient time for discussion of all agenda items;

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  in conjunction with the Chairman of the Board and board committee chairs, ensuring an appropriate flow of information to the directors;

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  holding one-on-one discussions with individual directors where requested by directors or the board; and

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  carrying out other duties as requested by the board.

Board and Committee Self-Assessments

        Our board of directors conducts an annual self-assessment of the board and each board committee. The assessment process consists of a written evaluation comprising both quantitative scoring and narrative comments on a range of topics, including the composition and structure of our board of directors, the type and frequency of communications and information provided to our board of directors and the committees, our board's effectiveness in carrying out its functions and responsibilities, the effectiveness of the committee structure, directors' preparation and participation in the meetings and the values and culture displayed by our board members. The evaluation responses are compiled by a third party and shared with the Lead Director and Governance Committee Chair who leads a discussion of the assessment results at the following board meeting.

        In addition, a verbal assessment is conducted in independent executive session at the end of every board and Committee meeting. This assessment includes a discussion of various aspects of our board's or Committee's effectiveness.

Board Education

        Board education is an ongoing, year-round process, which begins when a director joins our board of directors. Upon joining our board of directors, new directors are provided with a comprehensive orientation to our company, including our business, strategy and governance. For example, new directors are expected to participate in one-on-one introductory meetings with our senior business and functional leaders. On an ongoing basis, directors receive presentations on a variety of topics related to their work on our board of directors and within the industry, both from senior management and from experts outside of the company. Directors are also able to enroll in continuing education programs sponsored by third parties at our expense.

Attendance at Meetings

        Members of our board of directors are expected to attend all scheduled meetings of our board of directors and the board committees on which they serve. In each regularly scheduled meeting, the independent directors are expected to meet in executive session, without the Chief Executive Officer or other members of management present. We expect our directors to attend our annual general meetings.

DESCRIPTION OF MATERIAL INDEBTEDNESS

Senior Notes

        On March 26, 2018, nVent Finance issued the Original Notes. The Original Notes are fully and unconditionally guaranteed by nVent. The 2023 Original Notes bear interest at a rate of 3.950% per year (payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2018) and will mature on April 15, 2023. The 2028 Original Notes bear interest at a rate of 4.550% per year (payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2018) and will mature on April 15, 2028. The interest rate payable on the Original Notes is subject to adjustment from time to time if a nationally recognized statistical rating agency downgrades (or subsequently upgrades) the rating assigned to such series of Original Notes.

        For the 2023 Original Notes, prior to March 15, 2023, and for the 2028 Original Notes, prior to January 15, 2028, nVent Finance may redeem all or any part of the Original Notes of such series at a redemption price equal to 100% of the principal amount of the Original Notes being redeemed, plus a "make-whole" premium and accrued and unpaid interest on the Original Notes being redeemed to, but not including, the redemption date. At any time on or after March 15, 2023, with respect to the 2023 Original Notes, or on or after January 15, 2028, with respect to the 2028 Original Notes, nVent Finance may redeem all or any part of the Original Notes of such series at a redemption price equal to 100% of the aggregate principal amount of the Original Notes being redeemed, plus accrued and unpaid interest on the Original Notes being redeemed to, but not including, the redemption date. nVent Finance is required to offer to repurchase all or any part of the Original Notes for cash at a price of 101% of the aggregate principal amount of the Original Notes repurchased, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event. nVent Finance also may redeem all, but not less than all, of a series of Original Notes in the event of certain tax changes affecting such Notes.

        Subject to certain qualifications and exceptions, the indenture for the Original Notes contains covenants that, among other things, restrict nVent's ability to merge or consolidate with another person, create liens or engage in sale and lease-back transactions.

        The indenture for the Original Notes contains customary events of default. If an event of default occurs and is continuing with respect to any series of the Original Notes, then the trustee for the Original Notes or the holders of at least 25% of the principal amount of the outstanding Original Notes of that series may declare the unpaid principal of all the Original Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Original Notes will become due and payable immediately.

Senior Credit Facilities

        On March 23, 2018, nVent Finance entered into a credit agreement with a syndicate of banks providing for a five-year $200.0 million senior unsecured term loan facility (the "Term Loan Facility") and a five-year $600.0 million senior unsecured revolving credit facility (the "Revolving Credit Facility" and together with the Term Loan Facility, the "Senior Credit Facilities"). nVent Finance has the option to request to increase the Revolving Credit Facility in an aggregate amount of up to $300.0 million, subject to customary conditions, including the commitment of the participating lenders. In April 2018, nVent Finance drew $200.0 million of borrowings under the Term Loan Facility.

        The Senior Credit Facilities are guaranteed by nVent. The Senior Credit Facilities bear interest at a rate equal to an adjusted base rate or LIBOR, plus, in each case, an applicable margin. The applicable margin is based on, at nVent Finance's election, nVent's leverage level or public credit rating. Interest on borrowings and the facility fee are generally payable quarterly in arrears or at the end of the interest period, unless such interest period is longer than three months in which case payment is due on each successive date three months after the first day of such period. Additionally, nVent Finance pays a quarterly facility fee based on the average daily amount of the Revolving Credit Facility (whether used or unused), which will be determined, at nVent Finance's election, by nVent's leverage level or public credit rating.

        The Senior Credit Facilities are due five years after the closing of the first borrowings under the Senior Credit Facilities. nVent Finance is permitted to voluntarily prepay loans and/or reduce the commitment under the Senior Credit Facilities, in whole or in part, without penalty or premium subject to certain minimum amounts and increments and the payment of customary breakage costs. Except for amortization of the Term Loan Facility, no mandatory prepayment is required under the Senior Credit Facilities unless certain affiliate and currency sub-limits are exceeded, subject to certain other exceptions.

        The Senior Credit Facilities contain financial covenants requiring nVent to not permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and non-cash share-based compensation expense ("EBITDA") on the last day of any period of four consecutive fiscal quarters to exceed 3.75 to 1.00 and (ii) the ratio of its EBITDA to its consolidated interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Senior Credit Facilities also contain covenants that, among other things, restrict nVent's ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.

        The Senior Credit Facilities contain customary events of default. If an event of default occurs and is continuing, then the lenders may terminate all commitments to extend further credit and declare all amounts outstanding under the Senior Credit Facilities due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Senior Credit Facilities will become due and payable immediately.

 THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

        We issued and sold the Original Notes on March 26, 2018 in a transaction exempt from the registration requirements of the Securities Act. Therefore, the Original Notes are subject to significant restrictions on resale. In connection with the issuance of the Original Notes, we entered into an exchange and registration rights agreement, dated March 26, 2018 (the "Registration Rights Agreement"), which required that we:

  •
  use our commercially reasonable efforts to cause to be filed with the SEC a registration statement under the Securities Act relating to the exchange offer and issuance and delivery of the New Notes in exchange for the Original Notes;

  •
  use our commercially reasonable efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act and complete the exchange offer by March 26, 2019;

  •
  use our commercially reasonable efforts to commence the exchange offer promptly, but no later than 10 business days after the registration statement has become effective;

  •
  hold the exchange offer open for at least 20 business days; and

  •
  complete the exchange offer no later than 30 business days after the commencement of the exchange offer.

        If you participate in the exchange offer, then you will, with limited exceptions, receive New Notes that are freely tradable and not subject to restrictions on transfer. You should read this prospectus under the heading "—Resales of New Notes" for more information relating to your ability to transfer New Notes.

        If you are eligible to participate in the exchange offer and do not tender your Original Notes, then you will continue to hold the untendered Original Notes, which will continue to be subject to restrictions on transfer under the Securities Act.

Additional Interest on Original Notes

        If a "Registration Default" (as defined in the Registration Rights Agreement) with respect to a series of registrable securities occurs, then additional interest shall accrue on the principal amount of the Original Notes of a particular series that are "registrable securities" at a rate of 0.25% for the first 90 days of the Registration Default (aggregating for such purpose, the length of such Registration Default with all subsequent Registration Default periods), and at a per annum rate of 0.50% thereafter until such time as no Registration Default exists. The additional interest will cease to accrue when the Registration Default is cured. A Registration Default occurs if: (i) nVent Finance has not filed the exchange registration statement or the shelf registration statement on or before the date on which such registration statement is required to be filed pursuant the Registration Rights Agreement; (ii) such exchange registration statement or shelf registration statement has not become effective or been declared effective by the SEC on or before the date on which such registration statement is required to become or be declared effective pursuant to the Registration Rights Agreement; (iii) the exchange offer has not been completed by the date that is 365 days after the issue date of the Original Notes; (iv) any exchange registration statement or shelf registration statement required by the Registration Rights Agreement is filed and declared or becomes effective but shall thereafter either be withdrawn by nVent or nVent Finance or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared or otherwise becoming effective; or (v) nVent

Finance requires holders to refrain from disposing of their registrable securities due to an event causing a suspension period (as defined in the Registration Rights Agreement) to the extent that such period exceeds 60 days in the aggregate during any consecutive 12-month period. A Registration Default is cured with respect to a series of Original Notes, and additional interest ceases to accrue on any registrable securities of a series of the Original Notes, when the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such applicable series of notes cease to be "registrable securities."

        The exchange offer is intended to satisfy our exchange offer obligations under the Registration Rights Agreement. The above summary of the Registration Rights Agreement is not complete. You are encouraged to read the full text of the Registration Rights Agreement, which has been filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

        We are offering to exchange $300,000,000 aggregate principal amount of our 2023 Original Notes and $500,000,000 of our 2028 Original Notes, which have not been registered under the Securities Act for a like principal amount of our registered 2023 New Notes and our 2028 New Notes, respectively.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Original Notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes we accept in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum amount of Original Notes being tendered.

        The form and terms of the New Notes will be the same as the form and terms of the Original Notes, except that:

  •
  the New Notes will have a different CUSIP number from the Original Notes;

  •
  the New Notes will be registered under the Securities Act and thus will not be subject to the restrictions on transfer or bear legends restricting their transfer;

  •
  the New Notes will not be subject to the registration rights relating to the Original Notes; and

  •
  the New Notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

        The New Notes will evidence the same debt as the Original Notes and will be issued under, and be entitled to the benefits of, the indenture governing the Original Notes. The New Notes will accrue interest from the most recent date to which interest has been paid on the Original Notes or, if no interest has been paid, from the date of issuance of the original notes. Accordingly, registered holders of New Notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the Original Notes or, if no interest has been paid, from the date of issuance of the Original Notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the Original Notes on that record date.

        In connection with the exchange offer, you do not have any appraisal or dissenters' rights under the indenture. We intend to conduct the exchange offer in accordance with the Registration Rights Agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, a holder of the Original Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

        We will be deemed to have accepted validly tendered Original Notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us.

        If we do not accept any tendered Original Notes because of an invalid tender or for any other reason, then we will return certificates for any unaccepted Original Notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                , 2018, unless we, in our sole discretion, extend the exchange offer.

        If we determine to extend the exchange offer, then we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion, to delay accepting any Original Notes, to extend the exchange offer, to amend or terminate the exchange offer if any of the conditions described below under "—Conditions" have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of Original Notes of the amendment, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the Original Notes, if the exchange offer would otherwise expire during that five to ten business day period. If we change the consideration being offered or the percentage of Original Notes being sought in the exchange offer, we will keep the exchange offer open for at least ten business days from the date on which we provide notice to holders of the Original Notes. The rights we have reserved in this paragraph are in addition to our rights set forth under "—Conditions."

Procedures for Tendering Original Notes

        Any tender of Original Notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender Original Notes in the exchange offer must do either of the following:

  •
  properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under "—Exchange Agent" on or before the expiration date; or

  •
  if the Original Notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent, on or before the expiration date, an agent's message.

        In addition, one of the following must occur:

  •
  the exchange agent must receive certificates representing your Original Notes along with the letter of transmittal on or before the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of the Original Notes into the exchange agent's account at The Depository Trust Company of New York City, or DTC, under the procedure for book-entry transfers described below along with the letter of transmittal or a properly transmitted agent's message, on or before the expiration date; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering DTC participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

        The method of delivery of Original Notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or Original Notes to us.

        Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the Original Notes are tendered:

  •
  by a registered holder of the Original Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

  •
  a member of a registered national securities exchange;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding Original Notes, the Original Notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the Original Notes and an eligible institution must guarantee the signature on the power of attorney.

        If the letter of transmittal, or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        If you wish to tender Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your behalf, you must, before completing the procedures for tendering Original Notes, either register ownership of the Original Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Original Notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Original Notes that are not properly tendered or Original Notes, our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Original Notes.

        By tendering, you will represent to us that:

  •
  any New Notes that the holder receives will be acquired in the ordinary course of its business;

  •
  the holder has no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

  •
  if the holder is not a broker dealer, that it is not engaged in and does not intend to engage in the distribution (within the meaning of the Securities Act) of the New Notes;

  •
  if the holder is a broker dealer, that the holder's Original Notes were acquired as a result of market making activities or other trading activities;

  •
  the holder is not our "affiliate," as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

  •
  the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If any holder or any such other person is our "affiliate," or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the New Notes to be acquired in the exchange offer, then that holder or any such other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC;

  •
  is not entitled and will not be permitted to tender Original Notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker dealer that receives New Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Any broker-dealer that acquired Original Notes directly from us may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resales of the Original Notes or the New Notes.

Acceptance of Original Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all conditions to the exchange offer, we will accept, promptly after the expiration date, all Original Notes properly tendered and will issue the New Notes promptly after acceptance of the Original Notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Original Notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each Original Note accepted for exchange, you will receive a New Note having a principal amount equal to that of the surrendered Original Note.

        In all cases, we will issue New Notes for Original Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  certificates for your Original Notes or a timely confirmation of book-entry transfer of your Original Notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        If we do not accept any tendered Original Notes for any reason set forth in the terms of the exchange offer or if you submit Original Notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged Original Notes without expense to you. In the case of Original Notes tendered by book-entry transfer into the exchange agent's account at DTC under the book-entry procedures described below, we will credit the non-exchanged Original Notes to your account maintained with DTC.

Book-Entry Transfer

        We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the Original Notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC's system may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Original Notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent's message instead of a letter of transmittal, and all other required documents at its address listed below under "—Exchange Agent" on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

        If you wish to tender your Original Notes and your Original Notes are not immediately available, or you cannot deliver your Original Notes, the letter of transmittal or any other required documents or comply with DTC's procedures for transfer before the expiration date, then you may participate in the exchange offer if:

  •
  the tender is made through an eligible institution;

  •
  before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

  •
  the name and address of the holder and the principal amount of Original Notes tendered;

  •
  a statement that the tender is being made thereby; and

    •
    a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the Original Notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered Original Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

        You may withdraw your tender of Original Notes at any time before the exchange offer expires.

        For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under "—Exchange Agent." The notice of withdrawal must:

  •
  specify the name of the person who tendered the Original Notes to be withdrawn;

  •
  identify the Original Notes to be withdrawn, including the principal amount, or, in the case of Original Notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC;

  •
  be signed in the same manner as the old signature on the letter of transmittal by which the Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the Original Notes register the transfer of the Original Notes into the name of the person withdrawing the tender; and

  •
  if certificates for Original Notes have been transmitted, specify the name in which those Original Notes are registered if different from that of the withdrawing holder.

        If certificates for Original Notes have been delivered or otherwise identified to the exchange agent in connection with the exchange offer and are to be withdrawn then, before the release of these certificates by the exchange agent, the holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with the signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

        We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any Original Notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of Original Notes tendered by book-entry transfer into the exchange agent's account at DTC, the Original Notes will be credited to an account maintained with DTC for the Original Notes. You may retender properly withdrawn Original Notes by following one of the procedures described under "—Procedures for Tendering Original Notes" at any time on or before the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange New Notes for, any Original Notes if:

  •
  the exchange offer, or the making of any exchange by a holder of Original Notes, would violate any applicable law or applicable interpretation by the staff of the SEC; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part at any time and from time to time.

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Original Notes by giving oral or written notice of an extension to their holders. During an extension, all Original Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

Exchange Agent

        U.S. Bank National Association is the exchange agent for the exchange offer. You should direct any questions and requests for assistance regarding the procedure for exchanging your Original Notes for New Notes and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Regular, Registered or Certified Mail or By Overnight Courier or By Hand:
U.S. Bank National Association
111 Fillmore Avenue E.
St. Paul, MN 55107
Attention: Specialized Finance Department

By Facsimile:
(For Eligible Institutions Only)
(651) 466-7372
Attention: Specialized Finance Department

Confirm by Telephone:
(800) 934-6802

        Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitation may be made by telephone, telecopy, in person or by other means by our officers and regular employees and by officers and employees of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange. We will pay the other expenses incurred in connection with the exchange offer, including fees and expenses of the trustee, accounting and legal fees and printing costs.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the exchange offer. If, however, certificates representing New Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        We will record the New Notes at the same carrying values as the Original Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss on the exchange of notes. We will amortize the expenses of the exchange offer over the term of the New Notes.

Consequences of Failure to Exchange Original Notes

        If you are eligible to participate in the exchange offer but do not tender your Original Notes, you will not have any further registration rights, except in limited circumstances with respect to specific types of holders of Original Notes. Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture governing the Original Notes regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes. Accordingly, you may resell the Original Notes that are not exchanged only:

  •
  to us or any of our subsidiaries;

  •
  under a registration statement that has been declared effective under the Securities Act;

  •
  for so long as the Original Notes are eligible for resale under Rule 144A, to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A;

  •
  through offers and sales to non-U.S. persons that occur outside the U.S. within the meaning of Regulation S under the Securities Act;

  •
  to an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of Original Notes of $250,000; or

  •
  under any other available exemption from the registration requirements of the Securities Act;

subject in each of the above cases to any requirement of law that the disposition of the seller's property or the property of an investor account or accounts be at all times within the seller or account's control and to compliance with any applicable state securities laws. We do not intend to register the Original Notes under the Securities Act.

        Original Notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the Original Notes. Holders of the New Notes and any Original Notes that remain outstanding after consummation of the exchange offer will vote as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Resales of New Notes

        Based on interpretations of the staff of the SEC, as set forth in no action letters to third parties, we believe that New Notes issued under the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any Original Note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

  •
  the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  the New Notes are acquired in the ordinary course of the holder's business; and

  •
  the holder does not intend to participate in a distribution (within the meaning of the Securities Act) of the New Notes.

        Any holder who exchanges Original Notes in the exchange offer with the intention of participating in any manner in a distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        This prospectus may be used for an offer to resell, resale or other retransfer of New Notes. With regard to broker dealers, only broker dealers that acquire the Original Notes as a result of market making activities or other trading activities may participate in the exchange offer. Each broker dealer that receives New Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Please see "Plan of Distribution" for more details regarding the transfer of New Notes.

DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

        Pursuant to the exchange offer, the Issuer is offering to issue the New Notes. The New Notes will be issued under an indenture among nVent Finance S.à r.l., as issuer, nVent Electric plc, as guarantor, and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the supplemental indentures dated as of March 26, 2018 and the supplemental indenture dated as of April 30, 2018 (such indenture, as so supplemented by the supplemental indentures, the "Indenture"). Upon issuance of the New Notes, the Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Any Original Notes of a series that remain outstanding after the completion of this exchange offer, together with the applicable New Notes relating to such series, will be treated as a single class of securities under the Indenture. You are urged to read the form of Notes and the Indenture because they, not the summaries below, define your rights. You may obtain a copy of the Indenture and the form of New Notes as described under "Where You Can Find More Information."

        References to the "Issuer" or "nVent Finance" are to nVent Finance S.à r.l., the issuer of the Notes, and references to the Issuer in this description do not, unless the context otherwise indicates, include any of its subsidiaries. References to "nVent" refer to nVent Electric plc, not including its subsidiaries. References to "Notes" refer to the Original Notes and the New Notes collectively. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture.

        The following description of certain material terms of the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, including definitions therein of certain terms.

General

        The Issuer will issue up to $300,000,000 initial aggregate principal amount of its 3.950% Senior Notes due 2023, which will mature on April 15, 2023 (the "2023 New Notes") and up to $500,000,000 initial aggregate principal amount of its 4.550% Senior Notes due 2028, which will mature on April 15, 2028 (the "2028 New Notes" and together with the 2023 New Notes, the "New Notes"). Any 2023 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2023 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the Indenture and any 2028 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2028 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the Indenture.

        The New Notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities will be The Depository Trust Company ("DTC"), New York, New York. Each series of Notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

        Except as provided below, the Notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund. The Notes are not convertible into shares of common stock or other securities of the Issuer or nVent.

Ranking

        The Notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Issuer's other unsecured and unsubordinated indebtedness. The Guarantees will be unsecured and unsubordinated obligations and will rank equally in right of payment with nVent's existing and future unsecured and unsubordinated indebtedness. As described under "—Guarantees," the Notes will be fully and unconditionally guaranteed by nVent. The Notes will only be obligations of nVent and the Issuer and will not be guaranteed by, and therefore will not constitute obligations of, the

Issuer's or nVent's subsidiaries (other than the Issuer). Creditors of the Issuer's subsidiaries or nVent's other subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of such a subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to the Issuer or nVent, except to the extent that the Issuer or nVent is itself recognized as a creditor of that subsidiary, in which case the Issuer's or nVent's claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by the Issuer or nVent. As of June 30, 2018, nVent Finance had approximately $1.0 billion in outstanding indebtedness. In addition, nVent Finance had the ability to incur approximately an additional $600 million of indebtedness based on the amounts available under its senior unsecured revolving credit facility. nVent had no outstanding indebtedness independent of its guarantee of the Original Notes and nVent Finance's senior unsecured revolving credit facility and term loan facility. As of June 30, 2018, subsidiaries of nVent (other than nVent Finance) had total liabilities of approximately $873.2 million.

        The Indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that the Issuer may authorize from time to time. The Indenture also does not limit the amount of other unsecured indebtedness or securities that the Issuer may issue.

Interest

        The 2023 New Notes will bear interest at a rate of 3.950% per year. The 2028 New Notes will bear interest at a rate of 4.550% per year. The date from which interest will accrue on each series of the New Notes will be March 26, 2018, or the most recent interest payment date to which interest has been paid or provided for on the Original Notes. The interest rates on the Notes are subject to adjustment, as described below under "—Interest Rate Adjustment of the Notes Based on Certain Rating Events." The interest payment dates for each series of Notes will be April 15 and October 15 of each year. Interest will be payable on each interest payment date to the holders of record at the close of business on April 1 and October 1 prior to each interest payment date; however, interest payable at maturity will be paid to the person to whom principal is payable. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        If any interest payment date on the Notes would otherwise be a day that is not a Business Day (as defined below under "—Definitions"), that interest payment date will be postponed to the next date that is a Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

Interest Rate Adjustment of the Notes Based on Certain Rating Events

        The Indenture provides that the interest rate payable on the Notes will be subject to adjustment from time to time if either Fitch (as defined below) or S&P (as defined below) (or, if applicable, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") selected by the Issuer under the Indenture, as a replacement for Fitch or S&P, or both, as the case may be (each, a "Substitute Rating Agency")) downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below. Each of Fitch, S&P and any Substitute Rating Agency is an "Interest Rate Rating Agency," and together they are "Interest Rate Rating Agencies."

        If the rating of the Notes from one or both of Fitch or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from the interest rate set forth on the cover page of this prospectus for each series of Notes, by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB–	0.75%
B+ or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB–	0.75%
B+ or below	1.00%

*
Including the equivalent ratings of any Substitute Rating Agency therefor.

        For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

  (1)
  if at any time less than two Interest Rate Rating Agencies provide a rating on the Notes for reasons not within nVent's control (i) the Issuer will use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Fitch or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate set forth on the cover page of this prospectus for each series of Notes plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

  (2)
  for so long as only one Interest Rate Rating Agency provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

  (3)
  if both Interest Rate Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

  (4)
  if Fitch or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within nVent's control, the Issuer will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the Notes, as the case may be;

  (5)
  each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Fitch or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

  (6)
  in no event will (i) the interest rate on the Notes be reduced to below the interest rate on the Notes prior to any such adjustment or (ii) the total increase in the interest rates on the Notes pursuant to this section exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance; and

  (7)
  subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating of the Notes.

        If at any time the interest rate on the Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the interest rate on the Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Fitch, S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to "BBB–" (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate on the Notes prior to any adjustments made pursuant to this section.

        Any interest rate increase or decrease described in this "Interest Rate Adjustment of the Notes Based on Certain Rating Events" section will take effect from the first day of the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

        The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the Notes become rated "BBB+" or higher by Fitch or S&P (or their equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

        If the interest rate on the Notes is increased as described above, the term "interest," as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Guarantees

        nVent will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined in "—Payment of Additional Amounts"), if any, on the Notes when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption or otherwise, and all other amounts owing under the Indenture (nVent's guarantee of each such series, a "Guarantee"). The Guarantees will be unsecured and unsubordinated obligations of nVent and will rank equally in right of payment with all other unsecured and unsubordinated obligations of nVent. The Guarantees will provide that in the event of a default in payment of principal of, premium, if any, or interest on a Note, the holder of the Note may institute legal proceedings directly against nVent to enforce such Guarantees without first proceeding against the Issuer.

Certain Covenants

Affirmative Covenants

        Under the Indenture:

  •
  the Issuer will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Notes; and

  •
  the Issuer will maintain an office or agency where Notes may be presented or surrendered for payment.

        The Issuer and nVent will furnish to the Trustee on or before April 30 of each year a certificate executed by the principal executive, financial or accounting officer of each of the Issuer and nVent on their respective behalf as to such officer's knowledge of the Issuer's or nVent's, as the case may be, compliance with all covenants and agreements under the Indenture required to be complied with by the Issuer and nVent, respectively.

Reports

        So long as any Notes are outstanding, the Issuer shall file with the Trustee, within 15 days after nVent files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that nVent may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer's certificates).

        At any time when nVent is not subject to Section 13 or Section 15(d) of the Exchange Act, so long as any Notes remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), upon the request of a holder of Notes, the Issuer or nVent, as applicable, will promptly furnish or cause to be furnished at their expense the information specified under Rule 144A(d)(4) of the Securities Act to such holder.

Limitation on Mergers and Other Transactions

        Each of the Issuer and nVent covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets in one transaction or a series of related transactions to any person, unless:

  •
  either the Issuer or nVent, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of the Issuer or nVent, as the case may be (if other than the Issuer or nVent, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the Notes or the obligations under the Guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by the Issuer or nVent, as the case may be, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such person, and (B) shall obtain either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Notes for new debt instruments for U.S. federal income tax purposes; and

  •
  no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

        The Issuer shall deliver to the Trustee prior to or simultaneously with the consummation of the proposed transaction an officer's certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the Indenture.

Limitation on Liens

        Neither the Issuer nor nVent will, and neither of them will permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness (as defined below) that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below) or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether owned on the date of the Indenture or thereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Notes (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the Notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Issuer's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

  (1)
  liens existing on the date of the Indenture;

  (2)
  liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

  (3)
  liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Issuer, nVent or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer, nVent or any Restricted Subsidiary;

  (4)
  liens on any Principal Property existing at the time of acquisition thereof by the Issuer, nVent or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Issuer, nVent or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Issuer, nVent or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within 180 days after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Issuer, nVent or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

  (5)
  liens securing Indebtedness owing by any Restricted Subsidiary to the Issuer, nVent or a subsidiary thereof or by the Issuer to nVent;

  (6)
  liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

  (7)
  pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Issuer, nVent or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Issuer, nVent or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer, nVent or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

  (8)
  liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate action, including liens arising out of judgments or awards against the Issuer, nVent or any Restricted Subsidiary with respect to which the Issuer, nVent or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer, nVent or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer, nVent or such Restricted Subsidiary is a party, provided that (x) in the case of liens arising out of judgments or awards, the enforcement of such liens is effectively stayed and (y) the aggregate amount secured by all such liens does not exceed, at the time of creation thereof, the greater of (i) $25,000,000 or (ii) 0.5% of Consolidated Total Assets (as defined below);

  (9)
  liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate action; landlord's liens on property held under lease and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith; and any other liens or charges incidental to the conduct of the business of the Issuer, nVent or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of nVent, do not materially impair the use of such assets in the operation of the business of the Issuer, nVent or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

  (10)
  liens to secure the Issuer's, nVent's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

  (11)
  liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the Issuer's, nVent's or any Restricted Subsidiary's business;

  (12)
  liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the Issuer's, nVent's or any Restricted Subsidiary's business;

  (13)
  liens not permitted by the foregoing clauses, inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Issuer, nVent and all Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing clauses, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first clause under "—Limitation on Sale and Lease-Back Transactions" below do not exceed an amount equal to 15% of Consolidated Net Tangible Assets (as defined below); and

  (14)
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under the foregoing clauses) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor and products and proceeds thereof, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

        Notwithstanding the foregoing, any liens securing the Notes granted pursuant to this covenant shall be automatically released and discharged upon the release by all holders of the Indebtedness secured by the lien giving rise to the lien securing the Notes (including any deemed release upon payment in full of all obligations under such Indebtedness), or, with respect to any particular Principal Property, upon any sale, exchange or transfer to any Person not an affiliate of nVent or the Issuer of such Principal Property.

Limitation on Sale and Lease-Back Transactions

        Neither the Issuer nor nVent will, and neither of them will permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with the Issuer, nVent and/or one or more subsidiaries of nVent) unless:

  (1)
  the Issuer, nVent or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Notes pursuant to "—Limitations on Liens" above; or

  (2)
  the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by nVent's Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the Notes, or of Funded Indebtedness of nVent or a consolidated Subsidiary ranking on a parity with or senior to the Notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the Notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by nVent or a consolidated Subsidiary ranking on a parity with or senior to the Notes within such 180-day period, excluding retirements of the Notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Events of Default

        With respect to Notes of a particular series, an "Event of Default" means any one or more of the following events that has occurred and is continuing:

  •
  default in the payment of any installment of interest upon any of the Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of all or any part of the principal of or premium, if any, on any of the Notes of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

  •
  default in the performance or breach by the Issuer or nVent of the covenant described under "—Certain Covenants—Limitation on Mergers and Other Transactions";

  •
  failure by the Issuer for 60 days from receipt of written notice by the Trustee or the holders of at least 25% of the principal amount of the Notes outstanding to comply with the provisions described under "—Change of Control";

  •
  default in the performance, or breach, of any covenant or agreement of the Issuer or nVent in respect of the Notes of such series and the related Guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Issuer or nVent by the Trustee or to the Issuer or nVent and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Indenture;

  •
  any Guarantee with respect to the Notes of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or nVent not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such Guarantee;

  •
  an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer, nVent or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Issuer, nVent or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Issuer, nVent or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by

    the holders of at least 25% in aggregate principal amount of outstanding Notes of such series; provided, however, that (1) if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or nVent or waived by the requisite holders of such Indebtedness, then the event of default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders and (2) subject to certain duties, responsibilities and rights of the Trustee under the Indenture, the Trustee shall not be charged with actual knowledge of any such event of default unless written notice thereof shall have been given to a responsible officer of the Trustee by the Issuer or nVent, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the outstanding Notes of such series;

  •
  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or nVent in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Issuer or nVent or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

  •
  the Issuer or nVent shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Issuer or nVent or for any substantial part of its property, or make any general assignment for the benefit of creditors.

        If an Event of Default shall have occurred and be continuing in respect of the Notes of a series, in each and every case, unless the principal of all the Notes of the series shall have already become due and payable, either the Trustee at the written request of the holders or the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding, by notice in writing to the Issuer and nVent and to the Trustee if given by such holders, may declare the unpaid principal of all the Notes of that series to be due and payable immediately.

        The holders of a majority in aggregate principal amount of Notes of any series, by written notice to the Issuer, nVent and the Trustee, may waive any existing default in the performance of any of the covenants contained in the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the Notes of that series as and when the same shall become due by the terms of such Notes. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the Indenture.

        The holders of a majority in aggregate principal amount of the outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the Indenture or be unduly prejudicial to the rights of holders of Notes of any other outstanding series of Notes. Subject to the terms of the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a responsible officer or responsible officers of the Trustee, shall determine that the proceeding so directed would involve the Trustee in personal liability.

        No holder of any Note of any series shall have any right to institute any suit, action or proceeding in equity or at law under the Indenture or to appoint a receiver or trustee, or to seek any other remedies under the Indenture unless:

  •
  such holder previously shall have given to the Trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

  •
  the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee;

  •
  such holder or holders shall have offered to the Trustee such indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby;

  •
  the Trustee, for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and

  •
  during such 60-day period, the holders of a majority in principal amount of the Notes of such series do not give the Trustee a direction inconsistent with such request.

        The right of any holder to receive payment of principal of, and premium, if any, and interest on its Notes or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification and Waiver

        The Issuer, nVent and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture without the consent of any holders of any series of Notes for one or more of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the Indenture or Notes of any series, including making any such changes as are required for the Indenture to comply with the Trust Indenture Act;

  •
  to add an additional obligor on the Notes or to add a guarantor of any outstanding series of Notes, or to evidence the succession of another person to nVent or the Issuer, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of nVent or the Issuer, as the case may be, pursuant to provisions in the Indenture described under "—Certain Covenants—Limitation on Mergers and Other Transactions";

  •
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  •
  to add to the covenants of the Issuer for the benefit of the holders of any outstanding series of Notes or to surrender any of the Issuer's or nVent's rights or powers under the Indenture;

  •
  to add any additional Events of Default for the benefit of the holders of any outstanding series of Notes;

  •
  to secure the Notes of any series;

  •
  to make any other change that does not adversely affect the rights of any holder of outstanding Notes of the affected series in any material respect;

  •
  to issue additional Notes of any series; provided that such additional Notes have the same terms as, and be deemed part of the same series as, the applicable series of Notes to the extent required under the Indenture;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

  •
  to supplement any of the provisions in the Indenture to permit or facilitate the defeasance and discharge of the Notes of any series in a manner consistent with the provisions described under "—Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance"; provided, however, that any such action shall not adversely affect the interest of the holders of Notes of such series or any other series in any material respect; or

  •
  to conform the text of the Indenture, any supplemental indenture or any Notes to the description thereof in the offering memorandum relating to the offering of the Original Notes to the extent that such description is inconsistent with a provision in the Indenture, any supplemental indenture or the Notes, as provided in an officer's certificate.

        In addition, under the Indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes of a series, the Issuer and nVent, when authorized by board resolutions, and the Trustee, from time to time and at any time, may enter into an indenture or indentures to supplement the Indenture with respect to such series of Notes.

        However, the following changes may only be made with the consent of each holder of outstanding Notes affected:

  •
  release nVent from the Guarantee of the Indenture or the Notes;

  •
  extend a fixed maturity of or any installment of principal of any Notes of any series or reduce the principal amount thereof;

  •
  reduce the rate of or extend the time for payment of interest on any Notes of any series;

  •
  reduce the premium payable upon the redemption of any Notes of any series;

  •
  make any Note payable in currency other than that stated in the Note;

  •
  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

  •
  reduce the percentage of Notes, the holders of which are required to consent to any such supplemental indenture or indentures.

        A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the Indenture that has been expressly included solely for the benefit of one or more particular series of Notes, if any, or which modifies the rights of the holders of Notes of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the Indenture of the holders of Notes of any other series.

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Governing Law

        The Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Indenture and the Notes is excluded.

Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance

Satisfaction and Discharge of Indenture

        The Indenture shall cease to be of further effect with respect to a series of Notes if:

  •
  the Issuer or nVent has delivered or has caused to be delivered to the Trustee for cancellation all Notes of such series theretofore authenticated, other than any Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Indenture, and Notes for whose payment funds or U.S. governmental obligations have theretofore been deposited in trust or segregated and held in trust by the Issuer or nVent and thereupon repaid to the Issuer or nVent or discharged from such trust, as provided in the Indenture; or

  •
  all such Notes of a particular series not theretofore delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer or nVent shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds or U.S. governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all Notes of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Issuer or nVent shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Issuer.

        Notwithstanding the above, the Issuer may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of Notes:

  •
  to make any interest or principal payments that may be required;

  •
  to register the transfer or exchange of the Notes of such series;

  •
  to execute and authenticate the Notes of such series;

  •
  to replace stolen, lost or mutilated Notes of such series;

  •
  to maintain an office or agency;

  •
  to maintain paying agencies; and

  •
  to appoint new trustees as required.

        The Issuer also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of Notes:

  •
  to compensate and reimburse the Trustee in accordance with the terms of the Indenture;

  •
  to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the Notes shall have respectively come due and payable and remit those payments to the holders if required; and

  •
  to withhold or deduct taxes as provided in the Indenture.

Defeasance

        The Issuer's and nVent's obligations with respect to the Notes of any series will be discharged ("defeasance") upon compliance with the conditions under "—Covenant Defeasance" below if, with respect to all Notes of that particular series that have not been previously delivered to the Trustee for cancellation or that have not become due and payable as described above under "Satisfaction and Discharge of Indenture," such Notes have been paid by the Issuer or nVent by depositing irrevocably with the Trustee, in trust, funds or U.S. governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding Notes of that series, such deposit to include:

  •
  principal;

  •
  premium, if any;

  •
  interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

  •
  all other payments due under the terms of the Indenture with respect to the Notes of such series.

        Notwithstanding the above, the Issuer or nVent, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of Notes:

  •
  to make any interest or principal payments that may be required;

  •
  to register the transfer or exchange of the Notes of such series;

  •
  to execute and authenticate the Notes of such series;

  •
  to replace stolen, lost or mutilated Notes of such series;

  •
  to maintain an office or agency;

  •
  to maintain paying agencies; and

  •
  to appoint new trustees as required.

        The Issuer also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of Notes:

  •
  to compensate and reimburse the Trustee in accordance with the terms of the Indenture;

  •
  to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the Notes shall have respectively come due and payable and remit those payments to the holders if required; and

  •
  to withhold or deduct taxes as provided in the Indenture.

Covenant Defeasance

        Upon compliance with specified conditions ("covenant defeasance"), the Issuer or nVent will not be required to comply with the covenants described under "—Certain Covenants" or "—Change of Control", and any omission to comply with those covenants will not constitute a default or Event of Default relating to a series of Notes and the Events of Default described in the third, fourth, fifth (as it relates to the covenants described under "—Certain Covenants" and "—Change of Control") and seventh bullets under "—Events of Default" will no longer apply to such series of Notes. The conditions for defeasance or covenant defeasance with respect to a series of Notes are:

  •
  the Issuer or nVent irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Issuer or nVent, as the case may be, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, funds or U.S. governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding Notes of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the Indenture with respect to the outstanding Notes of such series, provided that (A) the Trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the Notes of such series;

  •
  the Issuer or nVent, as the case may be, delivers to the Trustee an officer's certificate stating that all conditions precedent specified in the Indenture relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

  •
  no Event of Default described in the first, second, eighth or ninth bullet points in the first paragraph under "—Events of Default" shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

  •
  the Issuer or nVent, as the case may be, shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's or nVent's exercise of such defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised (and in the case of the discharge of the obligations with respect to the Notes of any series described above under "—Defeasance" only, such opinion of counsel in the United States shall be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law); and

  •
  such defeasance or covenant defeasance shall not (i) cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any Notes or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940, as amended.

Additional Notes

        The Issuer may, without the consent of the then existing holders of the Notes of a series, "re-open" the series and issue additional Notes of such series, which additional Notes will have the same terms as the Notes of such series offered hereby except for the issue price, issue date and under some circumstances, the first interest payment date; provided that if the additional Notes of a series are not fungible with the existing Notes of such series for U.S. federal income tax purposes, such additional Notes will be issued with a separate CUSIP code from the existing Notes of such series. Additional Notes of a series issued in this manner will form a single series with the Notes of such series offered hereby.

Optional Redemption

2023 New Notes

        The 2023 New Notes will be redeemable at the Issuer's option on any date prior to their maturity date, in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 above that amount at a redemption price equal to:

  •
  (x) if the redemption date is prior to March 15, 2023 (the date one month prior to the stated maturity of the 2023 New Notes (the "2023 Par Call Date")), the greater of (i) 100% of the principal amount of the 2023 New Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2023 New Notes to be redeemed matured on the 2023 Par Call Date from the redemption date to the 2023 Par Call Date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points; or

  •
  (y) if the redemption date is on or after the 2023 Par Call Date, 100% of the principal amount of the 2023 New Notes to be redeemed;

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on, but not including, the relevant interest payment date).

2028 New Notes

        The 2028 New Notes will be redeemable at the Issuer's option on any date prior to their maturity date, in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 above that amount at a redemption price equal to:

  •
  (x) if the redemption date is prior to January 15, 2028 (the date three months prior to the stated maturity of the 2028 New Notes (the "2028 Par Call Date")), the greater of (i) 100% of the principal amount of the 2028 New Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2028 New Notes to be redeemed matured on the 2028 Par Call Date from the redemption date to the 2028 Par Call Date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; or

  •
  (y) if the redemption date is on or after the 2028 Par Call Date, 100% of the principal amount of the 2028 New Notes to be redeemed;

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on, but not including, the relevant interest payment date).

        "Comparable Redemption Treasury Issue" means, with respect to the applicable series of Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Notes to be redeemed (assuming, for this purpose, that such Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Redemption Treasury Price," with respect to any date of redemption, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Independent Investment Banker obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means one of the Redemption Reference Treasury Dealers appointed by the Issuer.

        "Redemption Reference Treasury Dealer" means four primary U.S. government securities dealers in the United States selected by the Issuer.

        "Redemption Reference Treasury Dealer Quotations," with respect to each Redemption Reference Treasury Dealer and any date of redemption, means the average, as determined by the Independent Investment Banker, of the bid and offer prices at 5:00 p.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the date of redemption quoted in writing to the Independent Investment Banker by such Redemption Reference Treasury Dealer on the third Business Day preceding such date of redemption.

        "Treasury Rate" means, with respect to any redemption date for a series of Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Redemption Treasury Issue (if no maturity is within three months before or after the maturity date for the applicable series of Notes (assuming, for this purpose, that such Notes matured on the applicable Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Redemption Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Redemption Treasury Issue, calculated using a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for that redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

        In addition, nVent, the Issuer and their respective affiliates may purchase Notes from the holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any Notes purchased by nVent, the Issuer or any of their respective affiliates may, at the purchaser's discretion, be held, resold or canceled.

Payment of Additional Amounts

        Unless otherwise required by law, neither the Issuer nor nVent will deduct or withhold from payments made by the Issuer or nVent under or with respect to the Notes and the Guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (as defined in the section titled "Redemption upon Changes in Withholding Taxes" below) ("Taxes"). In the event that the Issuer or nVent is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any Notes or Guarantee, as the case may be, the Issuer or nVent, as the case may be, will pay such additional amounts ("Additional Amounts") so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

        Additional Amounts will not be payable with respect to a payment made to a holder of Notes or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

  •
  any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

    •
    is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

    •
    has or had any present or former connection (other than any connection arising solely from the mere fact of ownership of such Notes or the receipt of any payment or the exercise or enforcement of rights under such Notes or the Indenture) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

  •
  any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to such Notes, except as otherwise provided in the Indenture;

  •
  any Taxes imposed solely as a result of the presentation of such Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such Notes been presented for payment on any date during such 30-day period;

  •
  any Tax that is imposed or withheld solely as a result of the failure of such holder or the beneficial owner of the Note to comply with a reasonable written request by the payor addressed to the holder, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction of, all or part of such Tax but only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation;

  •
  any Taxes that are payable by any method other than withholding or deduction by the Issuer or nVent or any paying agent from payments in respect of such Notes;

  •
  any Taxes required to be withheld by any paying agent from any payment in respect of any Notes if such payment can be made without such withholding by at least one other paying agent;

  •
  any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005, as amended);

  •
  any withholding or deduction for Taxes which would not have been imposed if the relevant Notes had been presented to another paying agent in a Member State of the European Union;

  •
  any Taxes imposed or withheld by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

  •
  any combination of the above conditions.

        Additional Amounts will not be payable to any holder of Notes or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such Note or holder of such beneficial interests in such Note, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. In addition, no Additional Amounts will be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.

        Each of the Issuer and nVent, as applicable, also:

  •
  will make such withholding or deduction of Taxes;

  •
  will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

  •
  will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

  •
  upon request, will make available to the holders of the Notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or nVent or if, notwithstanding the Issuer's or nVent's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

        At least 30 days prior to each date on which any payment under or with respect to the Notes of a series or Guarantees is due and payable, if the Issuer or nVent will be obligated to pay Additional Amounts with respect to such payment, the Issuer or nVent will deliver to the Trustee an officer's certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of such Notes on the payment date.

        In addition, the Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in any Taxing Jurisdiction in respect of the creation, issue, offering, enforcement, redemption or retirement of the Notes except for any Luxembourg registration duties (droits d'enregistrement), that would become payable as a result of the registration by a holder of Notes or a holder of a beneficial interest in a global security of any agreement relating to the Notes with the Administration de l'enregistrement et des domaines in Luxembourg, when such registration is not required to enforce such holder's rights under such agreement.

        The foregoing provisions shall survive any termination or the discharge of the Indenture and shall apply to any jurisdiction in which the Issuer, nVent or any successor to the Issuer or nVent, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

        Whenever in the Indenture, any Notes, any Guarantee or in this Description of the New Notes and the Guarantees there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any Notes, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Redemption upon Changes in Withholding Taxes

        The Issuer may redeem all, but not less than all, of the Notes of any series under the following conditions:

  •
  If there is an amendment to, or change in, the laws or regulations of Luxembourg, any jurisdiction from or through which payment on any Note is made by or on behalf of the Issuer or nVent or any other jurisdiction in which Issuer or nVent is organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax (each a "Taxing Jurisdiction"), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to the Issuer or nVent;

  •
  As a result of such amendment or change, the Issuer or nVent becomes, or will become, obligated to pay Additional Amounts, as defined below in "Payment of Additional Amounts," on the next payment date with respect to the Notes of such series;

  •
  The obligation to pay Additional Amounts cannot be avoided through the Issuer or nVent taking commercially reasonable measures;

  •
  the Issuer delivers to the Trustee:

  •
  a certificate of the Issuer or nVent, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by the Issuer or nVent, as the case may be, taking commercially reasonable measures available to it; and

  •
  a written opinion of independent legal counsel to the Issuer or nVent, as the case may be, of recognized standing to the effect that the Issuer or nVent, as the case may be, has been or will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuer or nVent, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

  •
  Following the delivery of the certificate and opinion described in the previous bullet point, the Issuer provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which the Issuer or nVent would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

        Upon the occurrence of each of the bullet points above, the Issuer may redeem the Notes of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

        The foregoing provisions shall apply to any successor to the Issuer or nVent, after such successor to the Issuer or nVent becomes a party to the Indenture, with respect to a change or amendment occurring after the time such successor to the Issuer or nVent becomes a party to the Indenture.

Notice of Redemption

        Notice of any redemption will be sent at least 30 days but not more than 90 days before the redemption date to the Trustee and each holder of the Notes to be redeemed at its address shown in the debt security register for the Notes (or, as to Notes represented by a global debt security, electronically in accordance with the depository's procedures); provided that redemption notices may be provided more than 90 days prior to the redemption date if the notice is issued in connection with the defeasance of the Notes or the satisfaction and discharge of the Indenture described under "—Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance." If the Issuer elects to redeem a portion but not all of the Notes, the Trustee will select the Notes to be redeemed in accordance with a method determined by the Issuer, in such manner as complies with applicable legal requirements, the rules and procedures of the relevant clearing system, if applicable, and stock exchange requirements, if any.

        Interest on the Notes or portions of Notes will cease to accrue on and after the date fixed for redemption, unless the Issuer defaults in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof.

        If any date of redemption of any Note is not a Business Day, then payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Change of Control

        If a Change of Control Triggering Event (as defined below) with respect to the Notes of a series occurs, unless the Issuer has exercised its option to redeem the Notes of such series as described under "—Optional Redemption", it shall be required to make an offer (a "Change of Control Offer") to each holder of the Notes of such series to repurchase, at the holder's election, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's Notes of such series on the terms set forth in the Indenture. In a Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of the Notes of a series repurchased, plus accrued and unpaid interest, if any, on the Notes of such series repurchased to, but excluding, the date of repurchase (a "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event with respect to a series of Notes or, at the Issuer's option, prior to any Change of Control with respect to a series of Notes, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to the Trustee and the holders of the Notes of such series describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice, which date shall, except as described in the immediately following sentence, be no earlier than 30 days and no later than 60 days from the date such notice is sent (or in the case of a notice prior to the consummation of the Change of Control Triggering Event, no earlier than 30 days nor later than 60 days from the Change of Control Triggering Event) other than as may be required by law (a "Change of Control Payment Date"). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

        If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

        Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a Note, but in that event the principal amount of such Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment

Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        Notwithstanding the foregoing, the Issuer and nVent will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, none of the Issuer or nVent will be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of its compliance with such securities laws or regulations.

        For purposes of the Change of Control Offer provisions of the Notes, the following terms are applicable:

        "Change of Control" means the occurrence on or after the issue date of the Notes of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or more series of related transactions, of all or substantially all of the assets of nVent and its subsidiaries, taken as a whole, to any person, other than nVent and/or a direct or indirect wholly-owned subsidiary of nVent; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of nVent's outstanding Voting Stock or other Voting Stock into which nVent's Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) nVent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, nVent, in any such event pursuant to a transaction in which any of nVent's outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of nVent's Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the approval by the holders of nVent's Voting Stock of a plan for nVent's liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (4) above if (i) nVent becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to nVent under the Indenture pursuant to a transaction that is permitted under the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of nVent's Voting Stock immediately prior to that transaction. The term "person", as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at nVent Finance's request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless both Rating Agencies are providing a rating for the Notes of a series at the commencement of any period referred to in the definition of "Rating Event" below, a Rating Event will be deemed to have occurred during such period. Notwithstanding the foregoing, no

Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Fitch" means Fitch Inc., and its successors.

        "Investment Grade Rating" with respect to the Notes of a series, means a rating equal to or higher than BBB– (or the equivalent) by Fitch and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuer.

        "Rating Agencies" means (1) each of Fitch and S&P; and (2) if any of Fitch or S&P ceases to rate the Notes of a series or fails to make a rating of the Notes of a series publicly available for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer's Board of Directors) as a replacement agency for Fitch or S&P, or both of them, as the case may be.

        "Rating Event" means the rating on the applicable series of Notes is lowered by both of the Rating Agencies and such Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any day during the period (which period shall be extended for so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of nVent's first public notice of the occurrence of a Change of Control or nVent's intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Voting Stock" means, with respect to any specified "Person" as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of nVent and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of nVent's and its subsidiaries assets taken as a whole to another "person" (as such term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Definitions

        As used in the Indenture and this prospectus, the following defined terms shall have the following meanings with respect to the Notes:

        "Attributable Debt" in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of the present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Issuer, nVent or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        "Consolidated Net Tangible Assets" at any date means Consolidated Net Worth less all Intangible Assets (as defined below) appearing on the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Net Worth" at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Total Assets" at any date means the total assets appearing on the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

        "Indebtedness" means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent, prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles in effect on the date of the Indenture and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Issuer, nVent or any of their respective subsidiaries or for which the Issuer, nVent or any of their respective subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        "Intangible Assets" means the amount, if any, stated under the heading "Goodwill" and "Other Intangibles" or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "lien" means a mortgage, pledge, security interest, lien or similar encumbrance.

        "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of nVent or the Issuer or any subsidiary of nVent or the Issuer and not to nVent or the Issuer or any subsidiary of nVent or the Issuer personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

        "Principal Property" means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of nVent, the Issuer or any of their subsidiaries (but excluding leases and other contract rights that might otherwise be deemed real property) that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by nVent, the Issuer or any of their respective subsidiaries on the date of the Indenture, (B) the initial construction of which has been completed after the date of the Indenture or (C) is acquired after the date of the Indenture, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of nVent, are not collectively of material importance to the total business conducted by nVent and its subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), on the date of the Indenture in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of nVent, as of the applicable date.

        "Restricted Subsidiary" means any subsidiary of the Issuer or nVent that owns or leases a Principal Property.

        "Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by the Issuer, nVent or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 180 days and has been or is to be sold or transferred by the Issuer, nVent or a Restricted Subsidiary to such Person other than nVent, the Issuer or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

        All accounting terms not otherwise defined in the Indenture will have the meanings assigned to them in accordance with generally accepted accounting principles as in effect from time to time; provided, however, that, notwithstanding any change in generally accepted principles with respect thereto after the date of the Indenture, leases will continue to be classified and accounted for on a basis consistent with generally accepted accounting principles as in effect on the date of the Indenture for all purposes of the Indenture and the Notes (without giving effect to the phase-in of the effectiveness of any amendments to generally accepted accounting principles that have been adopted as of the date of the Indenture), other than for purposes of provisions relating to the preparation or delivery of financial statements.

Book-Entry, Delivery and Form

        Except as set forth below, the New Notes will be issued in registered, global form. The New Notes will be issued at the closing of this exchange offer only in exchange for properly tendered and accepted Original Notes. The New Notes will be offered and issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The New Notes initially will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., for credit to an account of a direct or indirect participant in DTC as described below. Investors may hold their interests in the Global Notes directly through the

Euroclear System ("Euroclear") and Clearstream (as indirect participants in DTC) if they are participants in those systems or indirectly through organizations that are participants.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below under "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the settlement systems or their participants directly to discuss these matters.

        DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (each, a "Participant" and collectively the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuer that, pursuant to procedures established by it:

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  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

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  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global

Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of a beneficial interest in the Global Notes will not be entitled to have New Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the New Notes, including the Global Notes, are registered as the owners of the New Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of any of them has or will have any responsibility or liability for:

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  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

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  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuer that its current practice, at the due date of any payment in respect of securities such as the New Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the New Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.

        Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuer that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Certificated Notes to its Participants.

        Although DTC, Euroclear and Clearstream are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer or the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000 if:

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  DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuer fails to appoint a successor depositary within 90 days;

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  there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or

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  the Issuer determines not to have the Notes represented by a Global Note.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the Indenture, including if an affiliate of the Issuer acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in fully-registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such securities.

CERTAIN LUXEMBOURG, IRELAND AND
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Luxembourg

        The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the New Notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

        Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l'emploi) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding Tax

Luxembourg Resident Holders

        Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended, mentioned in the paragraph below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of the New Notes, nor on accrued but unpaid interest in respect of the New Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the New Notes held by Luxembourg residents.

        Under the law of 23 December 2005, as amended, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent of interest on the New Notes, to the extent within the scope of the law, would be subject to withholding tax of 20%.

Non-resident Holders

        Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of the New Notes, nor on accrued but unpaid interest in respect of the New Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the New Notes held by non-residents.

Taxation of Corporate Holders

Luxembourg Resident Corporate Holders

        A corporate holder of the New Notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the New Notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest paid or accrued on the New Notes.

        Gains realized by a corporate holder of the New Notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the New Notes are attributable, on the sale or disposal of the New Notes, are subject to Luxembourg corporation taxes.

        A Luxembourg holder of the New Notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, the law of 13 February 2007 on specialized investment funds, as amended, or the law of 23 July 2016 on reserved alternative investment funds and which does not fall under the special tax regime set out in article 48 thereof, will not be subject to any Luxembourg income tax in respect of interest received or accrued on the New Notes, or on gains realized on the sale or disposal of the New Notes.

Non-resident Corporate Holders

        A non-resident holder of New Notes, who does not have a permanent establishment or permanent representative in Luxembourg to which/whom such New Notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the New Notes.

        Gains realized by a non-resident corporate holder of the New Notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the New Notes are attributable, on the sale or disposal of New Notes are not subject to Luxembourg income tax.

        A non-resident corporate holder of New Notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such New Notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the New Notes and on any gains realised upon the sale or disposal, in any form whatsoever, of the New Notes.

Taxation of Individual Holders

Luxembourg Resident Individuals

        An individual holder of the New Notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, is subject to income tax in respect of interest paid on the New Notes, except if (i) withholding tax has been levied on such payments in accordance with the law of 23 December 2005, as amended, or (ii) the individual holder of the New Notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the law of 23 December 2005, as amended, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU member state (other than Luxembourg) or in a member state of the European Economic Area (other than a EU member state).

        Under Luxembourg tax laws currently in force, a gain realized by an individual holder of the New Notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the New Notes, is not subject to Luxembourg income tax, provided this sale or disposal took place after six months of the acquisition of the New Notes. An individual holder of New Notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, has further to include the portion of the gain corresponding to accrued but unpaid income in respect of the New Notes in his or her taxable income, except if tax is levied on such interest in accordance with the law of 23 December 2005, as amended. Any gains realized by an individual holder of the New Notes, who acts in the course of the management of a professional or business undertaking, who is a resident of Luxembourg, on the sale or disposal of the New Notes are subject to Luxembourg income tax at ordinary rates.

Non-resident Individuals

        Gains realized by a non-resident holder of the New Notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the New Notes are attributable, are not subject to Luxembourg income tax on the sale or disposal of the New Notes.

Wealth Tax

        Under present Luxembourg tax laws currently in force, a Luxembourg corporate resident holder of the New Notes or a non-resident corporate holder of New Notes who has a permanent establishment or a fixed place of business in Luxembourg to which these New Notes are attributable, has to take into account the New Notes for purposes of the Luxembourg wealth tax, except if the holder is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, the law of 23 July 2016 on reserved alternative investment funds or is a company governed by the law of 15 June 2004 on venture capital vehicles, as amended, or a securitization company governed by the law of 22 March 2004 on securitization, as amended. An individual holder of the New Notes, whether a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such New Notes.

Inheritance and Gift Taxes

        Under present Luxembourg tax laws, where a holder of the New Notes is a resident for tax purposes of Luxembourg at the time of his or her death, the New Notes are included in his or her taxable estate for inheritance tax purposes. Gift tax may be due on a gift or donation of the New Notes if embodied in a Luxembourg deed or registered in Luxembourg.

No Stamp Duty

        In principle, neither the issuance nor the transfer, repurchase or redemption of the New Notes will give rise to any Luxembourg registration tax or similar taxes.

        However, a fixed or ad valorem registration duty may be due upon the registration of the New Notes in Luxembourg in the case where the notes are physically attached to a public deed or to any document subject to mandatory registration as well as in the case of a registration of the New Notes on a voluntary basis.

Ireland

        The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their New Notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding the New Notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the New Notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

        Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:

  •
  the issuer is resident in Ireland for tax purposes;

  •
  the issuer has a branch or permanent establishment in Ireland, the assets or income of which are used to fund the payment on the notes; or

  •
  the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland.

        nVent Finance, the issuer of the New Notes, confirms that it is not and will not be resident in Ireland for tax purposes and that it will not maintain a register of any registered New Notes in Ireland. If nVent were to make payments under its respective guarantee, it is possible that such payments could be treated as having an Irish source, in which case tax at the standard rate of income tax (currently 20%) could be required to be withheld from such payments. We expect that, if such withholding were required, Additional Amounts would be due on such payments, as described in "Description of the New Notes and the Guarantees—Payment of Additional Amounts" in this prospectus.

Taxation of Receipts

        Notwithstanding that a noteholder may receive payments of interest or premium (if any) on the New Notes or guarantee payments under the New Notes free of Irish withholding tax, the noteholder may still be liable to pay Irish income or corporation tax on such interest, premium or guarantee payment if (i) such interest, premium or guarantee payment has an Irish source, (ii) the noteholder is resident or (in the case of a person other than a body corporate) ordinarily resident in Ireland for tax purposes or (iii) the New Notes are attributed to a branch or agency in Ireland. Noteholders who are individuals may also be liable to pay social insurance ("PRSI") contributions and the universal social charge. Ireland operates a self-assessment system in respect of income and corporation tax, and each person must assess its own liability to Irish tax. Relief from Irish income tax may be available under the specific provisions of a double taxation agreement between Ireland and the country of residence of the recipient.

Encashment Tax

        In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest or premium paid on notes issued by a company not resident in Ireland, where such interest or premium is collected or realised by a bank or encashment agent in Ireland on behalf of any noteholder.

        Encashment tax does not apply where the noteholder is not resident in Ireland and has made a declaration in the prescribed form to the encashment agent or bank.

Capital Gains Tax

        A noteholder will not be subject to Irish tax on capital gains on a disposal of notes unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a permanent establishment, branch or agency in respect of which the notes were used or held.

Capital Acquisitions Tax

        A gift or inheritance comprising of notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the notes are regarded as property situate in Ireland. A foreign domiciled individual will not be regarded as being resident or ordinarily resident in Ireland at the date of the gift or inheritance unless that individual (i) has been resident in Ireland for the five consecutive tax years preceding that date, and (ii) is either resident or ordinarily resident in Ireland on that date.

        New Notes in registered form are property situate in Ireland if the register is in Ireland. Accordingly, if such notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

        As the issuer is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the New Notes so long as the instrument of transfer of the New Notes does not relate to:

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  any immoveable property in Ireland or any right over or interest in such property; or

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  stocks or marketable securities of a company registered in Ireland.

United States

        The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the New Notes by a U.S. holder or a non-U.S. holder (each as defined below) that acquires the New Notes and holds the New Notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is based upon provisions of the Code, U.S. Treasury regulations issued thereunder, IRS rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. Prospective investors should be aware that no ruling will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the New Notes or that any such position would not be sustained.

        This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to holders subject to special tax rules, such as financial institutions, banks, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting , certain U.S. expatriates, tax-exempt organizations, persons that will hold the Original Notes or the New Notes as a part of a straddle, hedge, wash sale, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners in such partnerships, controlled foreign corporations, persons subject to special tax accounting rules under Section 451(b) of the Code, passive foreign investment companies, and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not address U.S. federal estate or gift tax laws, U.S. federal alternative minimum tax consequences or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. For purposes of this summary, a "U.S. holder" is a beneficial owner of the Original Notes or the New Notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code ("United States persons"), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of the Original Notes or the New Notes (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity") that is not a U.S. holder. If an entity classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" owns the Original Notes or the New Notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" and that owns the Original Notes or the New Notes, and any members of such an entity, are encouraged to consult their own tax advisors.

Characterization of the New Notes

Certain Contingent Payments

        Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. In addition, these regulations provide that if a debt instrument provides for alternative payment schedules applicable upon the occurrence of one or more contingencies, other than remote or incidental contingencies, a single payment schedule can be presumed to apply if such payment schedule is significantly more likely than not to occur, and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date. We intend to take the position that the contingencies on the New Notes (for example, your right to require us to purchase the New Notes upon a Change of Control, as described under "Description of the New Notes and the Guarantees—Change of Control," or an adjustment of the interest rates on the New Notes as described under "Description of the New Notes and the Guarantees—Interest Rate Adjustment of the Notes Based on Certain Rating Events") should not cause the "contingent payment debt instrument" rules of the Treasury regulations to apply. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the New Notes, and could also cause any gain from the sale or other disposition of a New Note to be treated as ordinary income rather than as capital gain. Beneficial owners of the New Notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes. The remainder of this summary assumes that the New Notes will not be considered to be contingent payment debt instruments.

Treatment of the Exchange

        For U.S. federal income tax purposes, (i) the exchange of the Original Notes for the New Notes pursuant to the exchange offer will not constitute a taxable event to U.S. holders or non-U.S. holders, (ii) each New Note will be treated as a continuation of the corresponding Original Note, (iii) the initial tax basis of a New Note will be the same as the adjusted tax basis of the corresponding Original Note immediately before the exchange, and (iv) the holding period of a New Note will include the holding period of the corresponding Original Note.

U.S. Holders

Interest

        Payments of stated interest on the New Notes (including any non-U.S. tax withheld on such payments and any Additional Amounts paid with respect thereto) will be included in a U.S. holder's gross income as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. holder's usual method of accounting for U.S. federal income tax purposes. As a result of the inclusion of any amounts attributable to withheld non-U.S. taxes, the amount included in a U.S. holder's gross income for U.S. federal income tax purposes with respect to a payment of interest may be greater than the amount of cash actually received (or receivable) by such U.S. holder.

        Stated interest income earned by a U.S. holder with respect to the New Notes will generally constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. In this regard, interest income in respect of the New Notes will constitute "passive category income" for most U.S. holders.

        Any non-U.S. income taxes withheld from interest payments on a New Note will generally be allowed as a credit against a U.S. holder's U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder's particular circumstances. Alternatively, the U.S. holder may deduct such non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year. The rules governing foreign tax credits and the deduction of foreign income taxes are complex and, therefore, U.S. holders are encouraged to consult their tax advisors regarding the availability of foreign tax credits or deductions in their particular circumstances.

        The Original Notes had an "issue price" (generally, the first price at which a substantial amount of the respective issue of Original Notes that was sold to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) that was less than its "stated redemption price at maturity" (generally, the total of all payments required by the Original Note other than payments of stated interest). In the case of each such Original Note, the difference was less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity. Accordingly, for U.S. federal income tax purposes none of the Original Notes was issued with original issue discount ("OID").

  Market Discount

        If a U.S. holder purchases a New Note (or, in the case of a New Note acquired pursuant to the exchange, if a U.S. holder purchased the corresponding Original Note) for an amount less than the stated principal amount of the New Note or the Original Note, as the case may be, the amount of such difference is "market discount" for federal income tax purposes, unless such difference is less than 1/4 of 1% of the stated principal amount multiplied by the number of complete years to maturity from the date of such purchase.

        Unless such U.S. holder elects to include market discount in income as it accrues, any gain realized on taxable dispositions or certain nontaxable dispositions of a New Note, and any partial principal payment received on a New Note, generally will be treated as ordinary income to the extent of any accrued market discount on the New Note. If interest is paid or accrued by a U.S. holder on indebtedness incurred or maintained to purchase or carry a New Note with market discount, the deduction for the portion of the U.S. holder's interest expense that is allocable to the accrued market discount will be deferred unless an election is made to include market discount in income on an accrual basis. An election to include market discount in income on an accrual basis, once made, will apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and it may not be revoked without the consent of the IRS. A U.S. holder's tax basis in a New Note will be increased by the amount of any market discount on the New Note that is included in gross income under such an election.

        In general, market discount on a New Note held by a U.S. holder will be considered to accrue ratably during the period from the date of purchase of the New Note (or, in the case of a New Note acquired by the U.S. holder pursuant to the exchange, from the date of purchase of the corresponding Original Note) to its maturity date, unless such U.S. holder elects to accrue market discount on a constant yield basis. U.S. holders that hold New Notes with market discount are encouraged to consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include market discount in income on an accrual basis.

Amortizable Bond Premium

        In general, if a U.S. holder's initial tax basis in a New Note (or, in the case of a New Note acquired by the U.S. holder pursuant to the exchange, if the U.S. holder's initial tax basis in the corresponding Original Note) is greater than the stated redemption price at maturity of the New Note, the excess will be treated as "bond premium" for U.S. federal income tax purposes, and a U.S. holder may elect to amortize the bond premium over the remaining term of the New Note on a constant-yield basis as an offset to the interest income on the New Note that is taken into account by the U.S. holder under its regular method of tax accounting. However, because the New Notes may, under certain circumstances, be redeemed by us at a premium prior to maturity, special rules would apply which could result in a deferral, reduction, or elimination of the amortization of some of the bond premium on a New Note.

        A U.S. holder's tax basis in a New Note will be reduced by the amount of bond premium on the New Note that is so amortized. If a U.S. holder does not elect to amortize bond premium, the U.S. holder will be required to report the full amount of stated interest on the New Note as ordinary income, even though the U.S. holder may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the New Note.

        An election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS. U.S. holders that hold New Notes with bond premium are encouraged to consult their tax advisors regarding the application of these rules.

Election to Treat all Interest as OID

        A U.S. holder may elect in the year of acquisition of a New Note (or, in the case of a New Note acquired by the U.S. holder pursuant to the exchange, in the year of acquisition of the corresponding Original Note) to account for all interest (including stated interest, market discount, and de minimis market discount, as adjusted by any amortizable bond premium) that accrues on the New Note by using the constant-yield method applicable to OID. Any such election may not be revoked without the consent of the IRS. Any such election that is made by a U.S. holder with respect to a New Note or Original Note that has market discount at the time of its acquisition will lead to the U.S. holder being deemed to make an election to accrue market discount for other debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election to treat all interest as OID applies. Any election to treat all interest as OID that is made by a U.S. holder with respect to a New Note or Original Note that has amortizable bond premium at the time of its acquisition will lead to the U.S. holder being deemed to make an election to amortize bond premium for other taxable debt instruments that are held by the U.S. holder on the first day of the first taxable year to which the election to treat all interest as OID applies or that are thereafter acquired.

Sale, Exchange, Retirement or Other Taxable Disposition of New Notes

        Upon a sale or other taxable disposition (including a redemption or retirement) of a New Note, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the disposition (other than any amount attributable to accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. holder's adjusted tax basis in such New Note. A U.S. holder's adjusted tax basis in a New Note will generally equal the U.S. dollar cost of the New Note (net of accrued interest) to such holder (or, in the case of a New Note acquired by the U.S. holder pursuant to the exchange, the adjusted tax basis in the corresponding Original Note immediately before the exchange), as increased by any market discount previously included in income and as reduced by any amortizable bond premium that has been amortized previously. Except as described above with respect to market discount, such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the U.S. holder's holding period in a New Note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        If any non-U.S. income tax is withheld on the sale or other taxable disposition of a New Note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a New Note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from a disposition of a New Note that is subject to a non-U.S. income tax, the U.S. holder may not be able to benefit from a foreign tax credit for the tax unless the U.S. holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year.

Additional Tax on Net Investment Income

        Certain U.S. holders that are not corporations will generally be subject to a 3.8% tax (the "Medicare tax") on the lesser of (1) the U.S. holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold. A U.S. holder's net investment income will generally include any income or gain recognized by such holder with respect to the New Notes, unless such income or gain is derived in the ordinary course of the conduct of such holder's trade or business (other than a trade or business that consists of certain passive or trading activities).

Foreign Financial Asset Reporting

        U.S. holders who are individuals (and, under proposed regulations, certain entities) that own "specified foreign financial assets" with an aggregate value in excess of $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year (or such larger values as specified by the IRS), are generally required to file an information report with respect to such assets with their tax returns. The New Notes are generally expected to constitute specified foreign financial assets subject to these reporting requirements (unless the New Notes are held in an account at a U.S. financial institution). Prospective investors are encouraged to consult their own tax advisor as to the possible application of this information reporting requirement.

Backup Withholding and Information Reporting

        Information reporting requirements will generally apply to payments of interest on the New Notes within the United States and to the proceeds from a sale, exchange, retirement or other taxable disposition of New Notes effected at a U.S. office of a broker unless a U.S. holder is an exempt recipient and appropriately establishes that exemption. In addition, backup withholding will apply to any such payments or proceeds if a U.S. holder fails to provide a correct taxpayer identification number or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income, or if the U.S. holder otherwise fails to comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance," payments on the New Notes to a non-U.S. holder and gain realized by a non-U.S. holder on its disposition of the New Notes will not generally be subject to U.S. federal income or withholding tax, unless (1) any such payment or gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder) or (2) in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

        In general, payments of principal and interest on the New Notes, and payments of the proceeds of a sale, exchange, retirement or other taxable disposition of New Notes, paid within the United States or through certain U.S.-related financial intermediaries to a non-U.S. holder, may be subject to information reporting and backup withholding unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely provided to the IRS.

Foreign Account Tax Compliance

        Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as "FATCA") and related intergovernmental agreements, from no earlier than January 1, 2019, the issuer may be required to withhold U.S. tax on payments on the New Notes to the extent such payments are considered to be "foreign passthru payments." Obligations issued on or prior to the date that is six months after the date on which applicable final Treasury Regulations defining "foreign passthru payments" are filed generally would be "grandfathered" unless such obligations are materially modified after such date. As of the date of this prospectus, applicable final Treasury Regulations defining "foreign passthru payments" have not yet been filed. Thus, payments on the New Notes would be considered "foreign passthru payments" subject to FATCA withholding only if there is a significant modification of the New Notes for U.S. federal income tax purposes after the expiration of this grandfathering period. In the event any withholding under FATCA is imposed with respect to any payments on the New Notes, there generally will be no Additional Amounts payable to compensate for the withheld amount.

        Certain non-U.S. governments have entered into, and others are expected to enter into, intergovernmental agreements with the United States to implement FATCA in a manner that may alter the rules described herein. Holders are encouraged to consult their own tax advisors on how these rules may apply to their investment in the New Notes.

        The above discussion is intended only as a general summary of certain aspects of U.S. federal income tax law and does not constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the New Notes. Prospective investors are encouraged to consult their own independent tax advisors concerning the U.S. federal, state, local and non-U.S. income and other tax consequences to them based upon their particular circumstances.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer New Notes for, any Original Notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days beginning when the New Notes are issued, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                    , 2018, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of New Notes by brokers-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days beginning when the New Notes are issued, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the New Notes and the Guarantees will be passed upon by Foley & Lardner LLP, counsel to nVent Finance and nVent. Certain matters under the laws of Ireland related to the Guarantees will be passed upon by Arthur Cox, Dublin, Ireland, Irish counsel to nVent. Certain matters under the laws of Luxembourg related to the Notes will be passed upon by Allen & Overy Luxembourg, société en commandite simple, Luxembourg counsel to nVent Finance.

EXPERTS

        The combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from nVent's Amendment #5 to Form 10 filed on April 4, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the combined financial statements and financial statement schedule and includes an emphasis of matter paragraph relating to the basis of presentation of the combined financial statements and referring to the allocation of certain operating expenses). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-38265). We also filed a registration statement on Form S-4, including exhibits, under the Securities Act with respect to the New Notes and the Guarantees offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You can read and copy the registration statement and any other document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information nVent files electronically with the SEC, which you can access over the Internet at www.sec.gov.

        Rather than include in this prospectus some of the information that is included in the reports filed by nVent with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. Certain information that nVent files after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, which nVent has filed with the SEC under file number 001-38265, and any future filings made by nVent with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  nVent's Registration Statement on Form 10 filed with the SEC on October 30, 2017, as amended and declared effective on April 4, 2018;

  •
  nVent's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018; and

  •
  nVent's Current Reports on Form 8-K filed with the SEC on April 9, 2018 (as amended by the Current Report on Form 8-K/A filed with the SEC on April 11, 2018) and April 30, 2018.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

        nVent will provide you with a copy of any of these filings (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing to or telephoning us at the following address or telephone number: nVent Electric plc, 1665 Utica Avenue, Suite 700, St. Louis Park, MN 55416, Attention: Secretary, (763) 204-7700.

        You can also find these filings on our website at www.nVent.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

        This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.

nVent Electric plc
nVent Finance S.à r.l.

OFFER TO EXCHANGE ALL OUTSTANDING
$300,000,000 3.950% Senior Notes due 2023
$500,000,000 4.550% Senior Notes due 2028

FOR NEW, REGISTERED

$300,000,000 3.950% Senior Notes due 2023
$500,000,000 4.550% Senior Notes due 2028

PROSPECTUS

            , 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Pursuant to the articles of association of nVent Electric plc ("nVent"), subject to the provisions of, and so far as may be permitted by the Companies Act 2014 of Ireland (as amended), every director or other officer of nVent (other than an auditor) shall be indemnified out of the assets of nVent, against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of nVent and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court; provided, however that the indemnity shall not extend to any liability arising from such person's fraud or dishonesty in the performance of their duties or such officers' conscious, intentional or willful breach of any duty to act in the best interest of nVent.

        nVent maintains insurance to reimburse nVent's directors and officers and the directors and officers of nVent's subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of nVent or any of nVent's subsidiaries.

        nVent and nVent Management Company, a Delaware corporation and subsidiary of nVent, have each entered into indemnification agreements with the directors and officers of nVent that provide for the indemnification of and the advancing of expenses to the indemnitee to the fullest extent (whether partial or complete) permitted under Irish law in the case of nVent, and under the Delaware General Corporation Law, in the case of nVent Management Company. The indemnification agreements between nVent and the directors and officers of nVent further provide that, to the extent insurance is maintained, nVent will provide continued coverage of the indemnitee under their directors' and officers' liability insurance policies.

        nVent maintains insurance to reimburse the directors and officers of its subsidiaries, including nVent Finance S.à r.l., for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers nVent's subsidiaries.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.    Exhibits.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 22.    Undertakings.

        The undersigned Registrants hereby undertake:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        (f)    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (g)   The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Separation and Distribution Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc (incorporated by reference to Exhibit 2.1 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on April 30, 2018 (File No. 001-38265)).

2.2	Tax Matters Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc (incorporated by reference to Exhibit 2.2 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on April 30, 2018 (File No. 001-38265)).

2.3	Transition Services Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc (incorporated by reference to Exhibit 2.3 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on April 30, 2018 (File No. 001-38265)).

2.4	Employee Matters Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc (incorporated by reference to Exhibit 2.4 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on April 30, 2018 (File No. 001-38265)).

4.1	Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form 10 of nVent Electric plc filed with the Commission on March 26, 2018 (File No. 001-38265)).

4.2	First Supplemental Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Registration Statement on Form 10 of nVent Electric plc filed with the Commission on March 26, 2018 (File No. 001-38265)).

4.3	Second Supplemental Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to the Registration Statement on Form 10 of nVent Electric plc filed with the Commission on March 26, 2018 (File No. 001-38265)).

4.4	Third Supplemental Indenture, dated as of April 30, 2018, among nVent Finance S.à r.l, nVent Electric plc and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on April 30, 2018 (File No. 001-38265)).

4.5	Credit Agreement, dated as of March 23, 2018, among nVent Electric plc, nVent Finance S.à r.l., Pentair Technical Products Holdings, Inc. and the lenders and agents party thereto (incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Registration Statement on Form 10 of nVent Electric plc filed with the Commission on March 26, 2018 (File No. 001-38265)).

4.6	Exchange and Registration Rights Agreement, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Exhibit Number	Document Description
5.1	Opinion of Foley & Lardner LLP.

5.2	Opinion of Arthur Cox.

5.3	Opinion of Allen & Overy.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

23.3	Consent of Arthur Cox (contained in Exhibit 5.2).

23.4	Consent of Allen & Overy (contained in Exhibit 5.3).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on August 24, 2018.

NVENT ELECTRIC PLC
By:	/s/ STACY P. MCMAHAN Stacy P. McMahan Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed below on August 24, 2018.

Signature	Title

/s/ BETH A. WOZNIAK Beth A. Wozniak	Chief Executive Officer and Director (Principal Executive Officer)
/s/ STACY P. MCMAHAN Stacy P. McMahan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ RANDOLPH A. WACKER Randolph A. Wacker	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and Authorized Representative in the United States)
* Brian M. Baldwin	Director
* Jerry W. Burris	Director
* Susan M. Cameron	Director
* Michael L. Ducker	Director
* David H. Y. Ho	Director

Signature		Title

* Randall J. Hogan		Director
* Ronald L. Merriman		Director
* William T. Monahan		Director
* Herbert K. Parker		Director
*By:	/s/ STACY P. MCMAHAN Stacy P. McMahan Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Grand Duchy of Luxembourg, on August 24, 2018.

NVENT FINANCE S.À R.L.
By:	/s/ RANDOLPH A. WACKER Randolph A. Wacker Manager

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed below on August 24, 2018.

Signature	Title

/s/ SARA E. ZAWOYSKI Sara E. Zawoyski	Manager (Principal Executive Officer)
/s/ RANDOLPH A. WACKER Randolph A. Wacker	Manager (Principal Financial and Accounting Officer and Authorized Representative in the United States)
/s/ MARJORIE ALLO Marjorie Allo	Manager
/s/ CHRISTOPHE MAILLARD Christophe Maillard	Manager
/s/ BENJAMIN PERIC Benjamin Peric	Manager